UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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MSA Safety Incorporated

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2016 Proxy Statement

YOUR VOTE IS IMPORTANT

Please vote by using the internet, telephone, smartphone

or by signing, dating and returning the enclosed proxy card

MSA SAFETY INCORPORATED  ■  1000 CRANBERRY WOODS DRIVE, CRANBERRY TOWNSHIP, PENNSYLVANIA 16066  ■  PHONE (724) 776-8600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK OF

    MSA SAFETY INCORPORATED:

Notice is hereby given that the Annual Meeting of Shareholders of MSA Safety Incorporated will be held on Tuesday, May 10, 2016 at 9:00 A.M., local Pittsburgh time, at the MSA Corporate Center, 1000 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 for the purpose of considering and acting upon the following:

(1)    Election of Directors for 2019:    The election of three directors for a term of three years;

(2)    Management Equity Incentive Plan Approval:    Approval of Adoption of the Company’s Amended and Restated 2016 Management Equity Incentive Plan;

(3)    CEO Annual Incentive Award Plan:    Approval of Adoption of the Company’s Amended and Restated CEO Annual Incentive Award Plan;

(4)    Selection of Independent Registered Public Accounting Firm:    The selection of the independent registered public accounting firm for the year ending December 31, 2016;

(5)    Say on Pay:    To provide an advisory vote to approve the executive compensation of the Company’s named executive officers;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 16, 2016 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote by promptly submitting your proxy by mail, by the internet or by phone. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE

    Secretary

March 31, 2016

PROXY SUMMARY

2016 Annual Meeting of Shareholders

When:	9: 00 a.m. EDT on May 10, 2016

Where:	MSA Corporate Center 1000 Cranberry Woods Drive Cranberry Township, PA 16066

Record Date:	February 16, 2016

Voting:	Shareholders of the Company as of the Record Date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and for one vote on each of the other matters presented.

Voting Matters

Voting Matter	Board Recommendation	Proxy Page Reference

• Proposal No. 1 Election of Directors	FOR each nominee	2

• Proposal No. 2 Management Equity Incentive Plan Approval	FOR	13

• Proposal No. 3 CEO Annual Incentive Award Plan Approval	FOR	22

• Proposal No. 4 Selection of Ernst & Young LLP	FOR	66

• Proposal No. 5 Advisory Vote to Approve Executive Compensation	FOR	68

1.	Director Nominees

Mr. Robert A. Bruggeworth, Mr. Alvaro Garcia-Tunon, and Ms. Rebecca B. Roberts were nominated by the Board for election in the Class of 2019. The table beginning on page 2 sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting. We are asking shareholders to vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected.

2.	Management Equity Incentive Plan Approval

We are asking shareholders to vote FOR the Company’s Amended and Restated 2016 Management Equity Incentive Plan, to ensure the Company’s continuing ability to provide a flexible range of compensation awards, including performance-based compensation awards, under the plan.

3.	CEO Annual Incentive Award Plan Approval

We are asking shareholders to vote FOR the Company’s Amended and Restated CEO Annual Incentive Award Plan, to provide a strong financial incentive each year for performance of the Company’s Chief Executive Officer by making a significant percentage of the CEO’s total cash compensation dependent upon the level of corporate performance attained for the year, and doing so in a manner which preserves deductibility of CEO compensation expense by the Company under Section 162(m) of the Internal Revenue Code.

4.	Auditor

We are asking shareholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for 2016.

5.	Advisory Vote to Approve Executive Compensation

We are asking shareholders to vote FOR the Company’s compensation of the named executive officers. The Board and the Compensation Committee will take into account the outcome when considering future executive compensation arrangements. In 2015, the shareholders voted in favor of the Company’s executive compensation program, with 99.1% of the votes cast by shareholders voting FOR the proposal. The Board and Compensation Committee took this vote into consideration in designing the executive compensation program for 2016. Please see the Compensation Discussion and Analysis in the proxy statement for complete details about compensation for the named executive officers.

Your Vote is Important: Shareholders can vote using any of the following methods

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY MAILING YOUR PROXY CARD

Please refer to your proxy card and/or voting instruction form for internet, telephone, smartphone or mail instructions

FREQUENTLY ASKED QUESTIONS

1.	What is a proxy statement?

Certain shareholder votes take place each year at the Annual Meeting of Shareholders. Since most shareholders do not attend the annual meeting in person, we request your authorization (or your “proxy”) in advance to instruct designated persons (your “proxy holders”) how to vote your shares at the meeting. A proxy statement is a document we are required to give you when requesting your voting authority and instructions. Regulations of the U.S. Securities and Exchange Commission (the “SEC”) also require that we include specific information about the Company in the proxy statement.

2.	Why did I receive this proxy statement?

All shareholders of MSA Safety Incorporated as of February 16, 2016, the “record date” for this year’s Annual Meeting of Shareholders, are entitled to vote at the meeting. We are furnishing this proxy statement and proxy card, along with our annual report, to all shareholders of record as of the record date.

3.	What is a shareholder of record? What is a beneficial owner?

Shareholders of Record

Shareholders can own stock directly in their own name through our transfer agent, Wells Fargo Shareowner Services. Such shareholders are referred to as shareholders of record. When you are a shareholder of record, we will provide you with the proxy statement and an accompanying proxy card.

Beneficial Owners

Shareholders can also own stock indirectly, through one or more brokers or institutions. Such shareholders are referred to as beneficial owners. When you are a beneficial owner, your stock is registered in the name of your broker or other institution. We mail proxy statements for beneficial owners to the broker or other institution. It is their responsibility to forward you the proxy statement, along with instructions about how you can vote your shares. Shareholders can be both shareholders of record for some shares and beneficial owners for other shares, and may own shares through multiple brokerage or institutional accounts. In such cases, those shareholders will receive proxy materials for each account.

Important Information for MSA Employees

MSA employees may own stock a number of ways, including but not limited to: (a) as a shareholder of record, (b) as a beneficial owner through UBS Financial Services Inc., for shares earned through equity compensation plans, (c) as a beneficial owner through other brokers or institutions, and/or (d) by electing to purchase MSA stock in the MSA Stock Fund of the MSA Retirement Savings Plan (401(k)). If you hold shares in more than one of these ways, you should receive multiple sets of proxy materials.

4.	What is a proxy card?

A proxy card or other voting instructions accompany each set of proxy materials. When you are a shareholder of record, we send you a proxy card along with your proxy statement. When you are a beneficial owner, the broker or other institution that holds your shares will forward you a voting instruction form. It is important to follow the instructions on each proxy card and voting instruction form you receive, or those particular shares will not be voted.

5.	What do I do if I receive a proxy card AND voting instruction form(s)?

Please follow the voting instructions for each set of materials you receive. If you own stock through more than one account, you should receive multiple sets of materials. It is necessary to cast a vote for all sets of materials you receive or some of your shares will not be voted.

6.	What happens if I do not complete a proxy or voting instruction form(s)?

If you do not complete a proxy or voting instruction form(s), then those particular shares will not be voted in director elections, the Management Equity Incentive Plan approval, the CEO Annual Incentive Award Plan approval or the advisory vote to approve the executive compensation of the named executive officers.

7.	When will the Company announce the voting results?

The Company will announce the preliminary voting results at the Annual Meeting of Shareholders. The Company will file the final voting results with the SEC and publish them on our investor relations website within four business days following the Annual Meeting of Shareholders.

MSA SAFETY INCORPORATED

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting

to be held on May 10, 2016

The 2016 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2015 are also available at www.proxyvote.com

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of MSA Safety Incorporated (the “Company” or “MSA”) of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 10, 2016, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using a smartphone, tablet or the internet. To vote your proxy by mail, mark your vote on the proxy card, and follow the mailing directions on the card. To vote your proxy by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the Board.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. A shareholder giving the accompanying proxy by mail has the power to revoke or change it at any time prior to its exercise upon written notice given to the Secretary of the Company. Please note that, in order to be effective, the revocation or change must be received by 11: 59 p.m. EDT on May 9, 2016. The mailing address of the principal executive offices of the Company is 1000 Cranberry Woods Drive, Cranberry Township, PA 16066. A shareholder voting the proxy by telephone or by the internet has the power to revoke or change such proxy vote by voting again and following the instructions and meeting the deadlines for such vote as set forth on the proxy card.

VOTING SECURITIES AND RECORD DATE

As of February 16, 2016, the record date for the Annual Meeting, 37,372,425 shares of Common Stock were issued and outstanding.

Only holders of Common Stock of the Company of record on the books of the Company at the close of business on February 16, 2016, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company’s 4 1/2 % Cumulative Preferred Stock are not entitled to vote at the meeting.

See “Stock Ownership” on page 64 below for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company’s Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected to serve until the Annual Meeting in 2019. Mr. Robert A. Bruggeworth, Mr. Alvaro Garcia-Tunon, and Ms. Rebecca B. Roberts were nominated by the Board for election in the Class of 2019. The Board of Directors and its Nominating and Corporate Governance Committee recommend a vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected. Properly submitted proxies that are timely received will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee named becomes unavailable for election.

Director Thomas B. Hotopp will be retiring from the Board of Directors at the Annual Meeting in May 2016, after 18 years of service on the Board. Following Mr. Hotopp’s retirement, and until another director is elected, the Board will consist of eight members.

The following table sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.

Nominees for terms expiring in 2019

Robert A. Bruggeworth, President and Chief Executive Officer, and a Director of, Qorvo, Inc. (high-performance RF components and compound semiconductors manufacturer) since January 2015. Prior to the merger of RF Micro Devices, Inc. (“RFMD”) and TriQuijnt Semiconductor, Inc. to form Qorvo, Inc., he was President and CEO of RFMD.

Qualifications: Mr. Bruggeworth is presently the CEO of a publicly traded international corporation, bringing to the Company’s board specific expertise in managing a large, global business, along with specific expertise in mergers and acquisitions, manufacturing, marketing and material sourcing for high technology products.

Committees: Audit; Compensation (Chair)

Age: 54 Director Since: 2007

Alvaro Garcia-Tunon, Retired (2013); formerly Executive Vice President and Chief Financial Officer of Wabtec Corporation (a provider of products and services for the global rail industry) since February 2012; prior thereto Mr. Garcia-Tunon was Executive Vice President, Chief Financial Officer and Secretary of Wabtec; currently a Director of Matthews International Corporation and Allison Transmission Holdings, Inc.

Qualifications: As a former Chief Financial Officer of a publicly traded international corporation, Mr. Garcia-Tunon has broad skills in overseeing a large international business, along with specific mergers and acquisitions, corporate governance and risk management expertise. He also provides the Company’s board with strong financial and accounting expertise. Mr. Garcia-Tunon is also an attorney and CPA.

Committees: Audit; Finance; Law

Age: 63 Director Since: 2012

Rebecca B. Roberts, Retired (2011); formerly President of Chevron Pipe Line Company since 2006, a wholly owned subsidiary of Chevron Corp. (a petroleum producer), managing more than 10,000 miles of oil and petroleum products pipelines throughout North America; prior thereto, Ms. Roberts was President of Chevron Global Power Generation, maintaining a portfolio of commercial power plants in the U.S., Asia and Europe; currently a director of Black Hills Corporation and Enbridge Inc.

Qualifications: As the former President of a large oil and gas company, combined with her prior international executive leadership positions, Ms. Roberts brings to the Company’s board significant international business management, operations and workplace safety expertise, along with extensive oil, gas and petrochemical industry expertise.

Committees: Compensation

Age: 63 Director Since: 2013

Continuing Directors with terms expiring in 2017

Diane M. Pearse, Chief Executive Officer, Hickory Farms Holdings, LLC (a speciality foods company) since March 2016. Ms. Pearse was Chief Operating Officer, Garrett Brands, LLC from May 2015 to March 2016, and prior thereto, Ms. Pearse was Senior Vice President, Operations and Merchandising for Redbox Automated Retail, LLC (a fully automated DVD rental company) from May 2011 to May 2015; prior to joining Redbox, Ms. Pearse was Chief Financial Officer of Crate and Barrel (a home furnishings retailer).

Qualifications: Ms. Pearse brings extensive financial, accounting, and operational expertise to the Company’s board, given her substantial financial oversight experience and business leadership for several large consumer products and retail companies.

Committees: Audit (Chair), Finance; Law

Age: 58 Director Since: 2004

L. Edward Shaw, Jr., Retired (2005) from full time position as Independent Counsel to the Board of Directors of the New York Stock Exchange on regulatory matters; Retired (2010) from part time position as Senior Managing Director of Breeden Capital Management LLC (investment management and multi-disciplinary professional services firm); currently a Director of HealthSouth Corporation. Formerly served in senior legal and executive roles with three international financial institutions including The Chase Manhattan Bank and as a partner in a major international law firm.

Qualifications: Given his substantial legal experience, along with his executive experience with three international financial institutions, Mr. Shaw offers the board strong expertise in the legal and financial aspects of operating a international company, including specific skills in corporate governance, risk management and mergers and acquisitions. Mr. Shaw is the brother-in-law of Mr. Ryan.

Committees: Finance (Chair); Law (Chair); Nominating and Corporate Governance

Age: 71 Director Since: 1998

William M. Lambert, Chairman, President and Chief Executive Officer of the Company; Mr. Lambert was elected Chairman in May 2015; currently a director of Kennametal Inc.

Qualifications: Mr. Lambert has served MSA as an employee for 34 years, joining the company as a design engineer, and has worked in a number of executive capacities over the past 20 years. As the Company’s Chairman, President and CEO, and given his long tenure with the Company, Mr. Lambert brings to the board extensive experience in the Company’s business with particular expertise in the oversight and execution of the Company’s business strategy, along with product development, marketing, finance and the global safety products industry.

Age: 57 Director Since: 2007

Continuing Directors with terms expiring in 2018

John T. Ryan III, Retired (2008); formerly Chief Executive Officer and Chairman of the Company.

Qualifications: Mr. Ryan joined MSA in 1969 and held numerous executive positions throughout his tenure with the Company. He retired as Chief Executive Officer in 2008 after four decades of employment with the Company. Mr. Ryan remains on the board as a director. As the former CEO and long tenured senior executive for the Company, Mr. Ryan brings to the board extensive leadership experience and specific expertise in corporate strategy oversight and execution, as well as extensive safety products industry expertise, particularly in international markets.

Committees: Finance; Law; Nominating and Corporate Governance

Age: 72 Director Since: 1981

Thomas H. Witmer, Retired (1998); formerly President and Chief Executive Officer, Medrad, Inc. (manufacturer of medical devices); prior to Medrad, Mr. Witmer held executive positions of increasing importance with Corning Inc. and Union Carbide Imaging Systems.

Qualifications: As the former Chief Executive Officer of a publicly traded international company along with his prior executive leadership experience, Mr. Witmer brings broad executive leadership and business oversight experience to the Company’s board, along with specific expertise in global engineering, product design, operations and marketing in international markets. While the CEO of Medrad, that company was a two time recipient of the Malcolm Baldrige national quality award for business excellence.

Committees: Audit; Compensation; Nominating and Corporate Governance

Age: 73 Director Since: 1997

Director Independence

The Board has determined that each of directors Bruggeworth, Garcia-Tunon, Hotopp, Pearse, Roberts, Ryan, Shaw and Witmer is an independent director. An independent director is a director who has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The independent directors have specifically considered and determined that Mr. Ryan, who retired as CEO of the Company over seven years ago, is an independent director (along with his brother-in-law Mr. Shaw). One reason for this is that, given Mr. Ryan’s substantial ownership interest in MSA (see Stock Ownership, page 64 below), he is particularly aligned in independently representing the interests of shareholders.

In making its independence determinations, the Board reviewed the director’s individual circumstances, the corporate governance standards of the New York Stock Exchange and the Board’s independence standards. These standards are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com. They are summarized below.

Disqualifying Relationships

The following relationships are considered to be material relationships that would impair a director’s independence:

•

If a director is an employee or has an immediate family member who is an executive officer of the Company, the director is not independent until three years after the end of the employment relationship.

•

If a director or an immediate family member receives more than $120,000 per year in direct compensation from the Company, the director is not independent until three years after the director or family member ceases to receive such compensation. Disqualifying compensation does not include director and committee fees, pension or deferred compensation for prior service or compensation received by an immediate family member for service as a non-executive officer employee.

•	If:

•	the director is a partner of or employed by, or the director’s immediate family member is a partner of, the firm that is the present internal or external auditor of the Company;

•	the director’s immediate family member is employed by the firm that is the present internal or external auditor of MSA and such family member personally works on the Company’s audit; or

•

the director, or the director’s immediate family member, was within the last three years a partner or employee of the present internal or external auditor of MSA and personally worked on the Company’s audit within that time.

•

If a director or an immediate family member is an executive officer of another company, and any of the Company’s present executives serves on that company’s compensation committee, the director is not independent until three years after the end of such employment or service.

•

If a director is an employee or an immediate family member is an executive officer of a company that makes payments to or receives payments from the Company for property or services, and the amount of such payments in a fiscal year exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenue, the director is not independent until three years thereafter.

Non-Disqualifying Relationships

The following relationships are not considered to be material relationships that would impair a director’s independence:

•	A director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount less than 5% of the other company’s total consolidated assets;

•	A director is an executive officer of another company in which the Company owns a common stock interest less than 5% of the other company’s total shareholders’ equity;

•	A director serves as an executive officer of a charitable organization, and the Company’s discretionary contributions to the organization are less than 2% of the organization’s annual revenue; or

•	A director is an executive officer of another company that owns a common stock interest in the Company.

Other Relationships

The Board will annually review commercial and charitable relationships of directors. If a relationship is not one of the non-disqualifying relationships described above, the determination of whether the relationship is material or not, and therefore whether the director is independent or not, is made by the directors who satisfy the independence guidelines set forth under the two preceding captions.

For example, if a director is the executive officer of a charitable organization, and the Company’s discretionary contributions to the organization are more than 2% of that organization’s annual revenue, the independent directors will determine, after considering all of the relevant circumstances, whether the relationship is material, and therefore whether or not the director should be considered independent. The Company will explain in its proxy statement the basis for any Board determination that a relationship is not material, despite the fact that it does not meet one of the safe-harbors under “Non-Disqualifying Relationships” above.

Independence Determinations for Compensation Committee Members

In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board will consider all factors specifically relevant to determining whether the director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Corporate Governance Matters

The Board places a continued focus upon the corporate governance affairs of the Company and acknowledges that good corporate governance is an ongoing process. The Board also recognizes that good corporate governance is important to the Company’s success. Key Company governance practices are described below.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which cover a wide range of subjects, such as the role of the Board and its responsibilities, Board composition and election, operations and committees, director compensation, director retirement, Board and management evaluation and succession planning, director orientation and training, and shareholder communications with the Board. The Corporate Governance Guidelines, as well as the charters of the Board’s Audit, Compensation, Nominating and Corporate Governance, Finance and Law Committees and the Company’s Global Code of Business Conduct for directors, officers and employees, are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com. Such material will also be furnished without charge to any shareholder upon written request to the Corporate Secretary at the Company’s address appearing on page one.

Board Leadership

The Board presently combines the position of Chairman of the Board and Chief Executive Officer. The current Chairman and Chief Executive Officer is Mr. Lambert, who was elected Chairman in May 2015. Prior to his election as Chairman, Mr. Lambert served as a director and Chief Executive Officer. Mr. Ryan served as Non-Executive Chairman until May 2015. The Chairman is elected annually by the Board.

The Board periodically reviews its leadership structure and did so in May 2015. The Board believes that Mr. Lambert is presently best positioned to serve as Chairman given his familiarity with the Company’s business, the safety products industry, and the oversight and execution of the Company’s corporate strategy. The Board also presently believes that this structure allows for one person to speak for and to lead the Company and the Board. The Board has separated the roles in the past and may choose to do so again in the future. The decision by the Board on whether to combine or separate the roles is based upon the needs of the Company and Board at a given time.

The Board also believes that it is in the best interests of the Company to maintain effective independent board oversight. Accordingly, the Board annually selects a lead independent director (the “lead director”) to further augment its corporate governance practices. Mr. Witmer has served as lead independent director since May 2012.

The Chairman collaborates with the lead director to establish the annual Board calendar, set meeting objectives and agendas and preside at board meetings. The Chairman also chairs the annual meeting of shareholders, speaks for the Company to its shareholders, and carries out other responsibilities as may be set forth in the Corporate Governance Guidelines or be requested from the Board from time to time.

The lead director facilitates communication among the independent directors; facilitates communication between the independent directors and management; supports the chairman of the Nominating and Corporate Governance Committee in conducting board evaluations and continuing to enhance corporate governance practices generally; presides at Board meetings at which the Chairman may not be present; acts as chairman of the executive sessions of independent directors, as described below; and carries out other responsibilities as may be set forth in the Corporate Governance Guidelines or be requested from the independent directors from time to time.

The Board maintains an active structure of independent director leadership. In furtherance of this, the Corporate Governance Guidelines provide that it is the Company’s practice for the independent directors to meet at each Board meeting in executive session, with no members of management present. The lead director serves as the chairman of the executive sessions. The audit, compensation, nominating and corporate governance, finance and law committees are also each comprised solely of and led by an independent director, as defined by the director independence standards of the New York Stock Exchange and the Board’s independence standards.

Board, Committee, Individual Director and Lead Director Assessments

The Nominating and Corporate Governance Committee oversees annual self-assessment processes for the Board and the audit, compensation and nominating and governance committees, along with peer assessments for each director and the lead director. The purpose of the Board and committee assessments is to continually enhance the effectiveness of the Board and its committees. The Board self-assessment gathers feedback on a range of topics such as the Board’s overall effectiveness, governance structure, board and management dynamics, meeting administration, and other topics. The committee self-assessments are tailored to the specific roles and responsibilities of each committee.

The purpose of the individual director and lead director peer assessments is to provide feedback to each director, enabling them to continually enhance their performance, and to inform the Nominating and Corporate Governance Committee as to each director’s fitness for re-nomination. Management participates in the Board and committee self-assessments, while the peer assessments are completed only by the directors.

Director Tenure, Succession and Recruitment

The Board periodically considers its composition and acknowledges the significance of board refreshment. The present mix of director tenures provides the Board with the contribution of new and diverse ideas while ensuring continuity and insight developed through a deep understanding of the Company and its industry. Mr. Garcia-Tunon and Ms. Roberts have served for fewer than five years; Mr. Bruggeworth, Mr. Lambert and Ms. Pearse have served from nine to twelve years; and Messrs. Ryan, Shaw and Witmer have served for more than 15 years.

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing potential director candidates and for recommending nominees to the Board. The Committee will consider director candidate recommendations from a variety of sources, including from a shareholder, a non-management director, the chief executive officer, any other executive officer, a third party search firm, or other appropriate sources. In evaluating all potential candidates, the Committee is guided by an executive skills matrix of the Company’s current directors to identify specific needs, and a defined list of director recruitment criteria maintained by the Committee. The fundamental criterion for selecting a prospective director is the ability to contribute to the well-being of the Company and its shareholders. Good judgment, integrity and a commitment to the mission of the Company are essential. Other criteria include independence under the Board’s independence standards, a commitment to the mission and values of the Company, applicable business experience, current chief executive officer or other “C-Suite” experience, merger and acquisition experience, additional public company board experience and other criteria. The Committee may revise and/or prioritize its director recruitment criteria depending on the current needs of the Board and the Company.

In preparing its candidate recommendations to the Board, the Committee also considers, but does not choose solely on the basis of, the distinctive experiences and perspectives of diverse candidates. In evaluating diversity, the Committee and the Board consider not only race, national origin, and gender diversity, but also the need for a Board that represents diverse experience at policy making levels in business, past professional accomplishments, and other factors when recommending prospective directors for the Company. The director recruitment criteria described above, including diversity, are considered by the Committee each time a new candidate is reviewed for Board membership.

Director Resignation Policy

The Board has adopted a resignation policy with respect to uncontested director elections. In accordance with this resignation policy, a director nominee who does not receive a majority of the votes cast in an uncontested election of directors must promptly tender a resignation to the Board. The Board’s procedures for identifying an uncontested election of directors, determining the majority of votes cast, and responding to a tender of resignation, are specified in the Corporate Governance Guidelines, which are available in the Corporate Governance section of the Company’s website at www.MSAsafety.com.

Meeting Attendance

The Board met five times during 2015. All directors attended at least 75% of the combined total of the meetings of the Board and of all committees on which they served. Directors are expected to attend the Annual Meeting of Shareholders. All directors attended last year’s annual meeting.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee, a Law Committee and certain other committees. Each committee specified below presently consists of the directors listed. Committee appointments will expire at the 2016 organizational meeting of the Board which takes place following the Annual Meeting of Shareholders. At the organizational meeting of the Board, committee appointments will be made for the following year.

The Audit Committee presently consists of directors Bruggeworth, Garcia-Tunon, Pearse (Chair) and Witmer. The Audit Committee, which met six times during 2015, assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process. The Committee selects and recommends annually to the Board and the shareholders the independent registered public accounting firm to audit the Company’s financial statements, approves in advance all audit and non-audit services performed by the independent registered public accounting firm, reviews the plans, findings and recommendations of the independent registered public accounting firm, and reviews and evaluates the performance of the independent registered public accounting firm, its independence and its fees. The Committee reviews and discusses with management and the independent registered public accounting firm the Company’s financial statements and reports and its internal and disclosure controls and matters relating to the Company’s internal control structure. The Committee oversees the Company’s Global Code of Business Conduct and related Company programs governing legal and regulatory compliance, which includes a periodic review with management of the implementation and effectiveness the Company’s compliance programs. The Committee, along with the Board, also oversees the Company’s enterprise risk management program. Pursuant to this program, the Committee reviews with management the Company’s analyses of risks and contingency plans on a bi-annual basis. The Board has determined that Director Pearse is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Compensation Committee presently consists of directors Bruggeworth (Chair), Hotopp, Roberts and Witmer. The Compensation Committee, which met three times in 2015, reviews and recommends (to the independent directors for approval) the annual goals, performance and compensation of the Company’s chief executive officer, reviews and approves the compensation of all other executive officers and other key executives, monitors the effectiveness of all other employee benefit offerings, manages the Company’s overall compensation strategy and compensation plans, assesses any risk inherent in these plans and attempts to ensure that such risk is not excessive and is acceptable to the Company and employs, compensates and oversees the Company’s external compensation consultant and assures its independence. The Compensation Committee also administers the Company’s 2008 Management Equity Incentive Plan and predecessor equity plans (collectively, the “Management Equity Plans”).

The Nominating and Corporate Governance Committee presently consists of directors Hotopp (Chair), Ryan, Shaw and Witmer. The Committee, which met three times in 2015, reviews and makes recommendations to the Board regarding the composition and structure of the Board, criteria and qualifications for Board membership, director compensation and evaluation of current directors and potential candidates for director. The Committee maintains formal processes for evaluating the performance of the Board, the lead director, and the individual directors. It is also responsible for establishing and monitoring policies and procedures concerning corporate governance. Further information concerning the Nominating and Corporate Governance Committee and its procedures appears below. The Nominating and Corporate Governance Committee and the Board continually assess the Company’s Corporate Governance Guidelines and the corporate governance practices of the Board.

The Finance Committee presently consists of directors Garcia-Tunon, Pearse, Ryan and Shaw (Chair). The Committee, which met three times in 2015, reviews and makes recommendations to the Board regarding the Company’s capital structure, dividend policy, financing activities, hedging policies and practices funding of the Company’s employee benefit plans, liquidity management, corporate financial plans, and strategic financial analyses as requested by the Board.

The Law Committee presently consists of directors Garcia-Tunon, Pearse, Ryan and Shaw (Chair). The Committee, which met three times in 2015, reviews legal matters that could present significant financial risk to the Company.

Risk Oversight

The Board as a whole exercises oversight of the Company’s strategic risks and other risks identified through the Company’s enterprise risk management program. Strategic risks are identified in the course of the Board’s review and approval of the Company’s plans and there is regular monitoring of the Company’s performance against the strategic objectives including customer satisfaction metrics as well as periodic review of the activities of competitors. The Board, directly and through its Audit Committee, also has oversight of the enterprise risk management program which is managed by the Chief Financial Officer. The enterprise risk management program is designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. The Director of Financial Planning and Analysis is responsible for leading the formal risk assessment and reporting process within the Company. The Director of Financial Planning and Analysis, through consultation with the Company’s executive leadership, periodically assesses the major risks facing the Company and works with the executive leadership team and others responsible for managing each risk to identify and consider appropriate mitigation elements to each risk, and develop risk contingency plans as appropriate. This analysis is reviewed two times each year with the Audit Committee and annually with the full Board, and input from the Board is considered in the analysis. Emerging risks are discussed as needed.

In addition to the Board oversight described above, each committee has various risks that it oversees. For example, the Audit Committee is responsible for reviewing the Company’s risk management policies and procedures, as well as its major financial risk exposures, and the processes management has established to monitor and control such exposures. The Compensation Committee monitors risk inherent in the Company’s compensation policies, compensation practices, and similar matters related to the recruitment and retention of employees. The Nominating and Corporate Governance Committee monitors risks related to Board performance and the Company’s governance practices.

The Compensation Committee has evaluated the risks arising from the Company’s compensation policies and practices for its employees. This included a review of examinations by Pay Governance, LLC, the Compensation Committee’s compensation consultant, of the compensation philosophy, design, governance and administration of compensation policies and practices provided to MSA’s executives. The review also considered information developed by management regarding programs provided to other non-executive employees. Based on this, the Committee concluded again in 2015 that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

The following table shows the compensation earned by the Company’s non-employee directors for services during 2015:

Name	Fees Earned or Paid in Cash	Restricted Stock Award (1)	Changes in Pension Value (2)	Total
Robert A. Bruggeworth	$85,000	$100,004	—	$185,004
Alvaro Garcia-Tunon	$75,000	$100,004	—	$175,004
Thomas B. Hotopp	$80,000	$100,004	—	$180,004
Diane M Pearse	$87,500	$100,004	—	$187,504
Rebecca B. Roberts	$75,000	$100,004	—	$175,004
John T. Ryan III	$75,000	$100,004	—	$175,004
L. Edward Shaw, Jr.	$85,000	$100,004	—	$185,004
Thomas H. Witmer	$105,000	$100,004	—	$205,004
(1)	Represents the aggregate grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718.
(2)	Represents the amount of the aggregate increase for 2015 in the actuarial present value of the director’s accumulated benefits, if any, under the Retirement Plan for Directors described below. Only Messrs. Hotopp, Ryan, Shaw and Witmer are entitled to benefits under such Plan.

For 2015, the Company paid non-employee directors a base retainer on a quarterly basis which totaled $75,000 for the year (“Annual Base Retainer”). The Company paid the lead director an additional retainer of $30,000. The additional annual retainer for the Audit Committee chair was $12,500, for the Compensation Committee chair was $10,000, and for all other committee chairs was $5,000.

Non-employee directors are required to meet a share ownership guideline, equivalent to five times the Annual Base Retainer. Presently, all directors except Mr. Garcia-Tunon and Ms. Roberts (who were both recently elected to the Board) exceed the ownership guidelines.

Under the 2008 Non-Employee Directors’ Equity Incentive Plan and its predecessor the 1990 Non-Employee Directors’ Stock Option Plan (together, the “Director Equity Plans”), the Company grants stock options, restricted stock, or a mix of each, to each non-employee director on the third business day following each annual meeting. Pro rata awards are authorized under the 2008 plan for directors who join the Board during the period between annual awards. The purposes of the Director Equity Plans are to enhance the mutuality of interests between the Board and the shareholders by increasing the share ownership of the non-employee directors and to assist the Company in attracting and retaining able persons to serve as directors. The total number of shares that may be issued under the 2008 plan is limited to 400,000 shares of Common Stock.

Stock option grants, if awarded, are made using a Black-Scholes option pricing model. The exercise price of the options is equal to the market value on the grant date. The options become exercisable three years from the grant date and expire ten years from the grant date. If a director resigns or is removed from office for cause, options which have not yet become exercisable are forfeited and exercisable options remain exercisable for 90 days. Otherwise, unexpired options may generally be exercised for five years following termination of service as a director, but not later than the option expiration date. Restricted shares vest on the date of the third annual meeting following the grant date. Unvested shares are forfeited if the director terminates service for reasons other than death, disability or retirement.

On May 15, 2015 each non-employee director was granted 2,195 shares of restricted stock. Stock options were not granted to non-employee directors in 2015.

It is the practice of the Nominating and Corporate Governance Committee to periodically engage an independent compensation consultant to review the compensation of the non-employee directors. A consultant was last engaged in 2014. The Board did not increase director compensation for 2016.

Prior to April 1, 2001, a director who retired from the Board after completing at least five years of service as a director was entitled to receive a lifetime quarterly retirement allowance under the Retirement Plan for Directors. The amount of the allowance was equal to the quarterly directors’ retainer payable at the time of the director’s retirement. Payment began when the sum of the director’s age and years of service equaled or exceeded 75. Effective April 1, 2001, plan benefits were frozen so that the quarterly retirement allowance, if any, payable to future retirees will be limited to $5,000 (the quarterly retainer amount in April 2001), multiplied by a fraction, of which the numerator is the director’s years of service as of April 1, 2001 and the denominator is the years of service the director would have had at the date the sum of the director’s age and years of service equaled 75.

Other than the amounts earned by Messrs. Hotopp and Ryan while they were employees of the Company prior to the Retirement Plan for Directors being frozen as described above, directors who are employees of the Company or a subsidiary do not receive other additional compensation for service as a director.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

Directors Bruggeworth (Chair), Hotopp, Roberts and Witmer served as members of the Compensation Committee during 2015. The Board has determined that each of these directors is independent in accordance with the listing standards of the New York Stock Exchange.

Review and Approval or Ratification of Related Party Transactions

The Company has a policy on related party transactions which operates along with the conflicts of interest section of the Company’s Global Code of Business Conduct. Copies of the policy on related party transactions and the Code are available in the Corporate Governance section of the Company’s internet website at www.MSAsafety.com.

The Company’s directors, officers and other employees must be free from any personal influence, interest or relationship, or appearance thereof, in situations that might conflict with the best interests of the Company. Directors, officers and employees must fully disclose in advance any circumstance that may create a conflict of interest, including a related party transaction, so that an appropriate determination can be made as to whether it would violate the policy on related party transactions or the Code.

In general, the related party transactions policy covers any transaction, arrangement or relationship in which the Company is a participant and the amount involved exceeds $120,000, and in which any “related person” had or would have a direct or indirect material interest. A related person is any executive officer, director or nominee, any owner of 5% or more of the Company’s voting securities or an immediate family member of any of the foregoing. The policy covers indirect material interests, but excludes certain relationships and pre-approved transactions.

Any officer, director or employee of the Company who is aware of a proposed transaction that may violate the policy must bring such transaction to the notice of the General Counsel and Chief Financial Officer of the Company. If the General Counsel or Chief Financial Officer determines that the proposed transaction could be a related party transaction, the matter will be submitted to the Nominating and Corporate Governance Committee to consider all material facts of the transaction. The Committee is charged with taking a number of items into account as set forth in the policy and determining whether the transaction is indeed a related party transaction and if so, whether it should be approved in any particular case. The types of matters which the Committee will take into account are:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of the transaction;

•	the importance of the transaction to the related party;

•	the importance of the transaction to the Company;

•	whether the terms of the transaction are comparable to those of similar transactions not involving related parties; and

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company.

The chairman of the Committee will report on any decision at the next meeting of the Board.

Nominating and Corporate Governance Committee Procedures

The current members of the Nominating and Corporate Governance Committee are directors Hotopp (Chair), Ryan, Shaw and Witmer, whose terms as Committee members will expire at the 2016 organizational meeting of the Board to be held on the date of the Annual Meeting of Shareholders. The Board has determined that each of the current members of the Committee is independent in accordance with the listing standards of the New York Stock Exchange.

The Committee will consider director candidate recommendations from a variety of sources, including from a shareholder, a non-management director, the chief executive officer, any other executive officer, a third party search firm, or other appropriate sources. Any shareholder who desires to have an individual considered for nomination by the Committee must submit a recommendation in writing to the Corporate Secretary, at the Company’s address appearing on page one, not later than 90 days in advance of the annual meeting at which the election is to be held. The recommendation should include the name and address of both the shareholder and the candidate and the qualifications of the candidate recommended.

The Committee determines a process for identifying and evaluating nominees for director on a case by case basis, considering the context in which such nomination is being made. It is not anticipated that the process for evaluating a nominee would differ based on whether the nominee is recommended by a shareholder.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 1: ELECTION OF DIRECTORS

In the election of directors for terms expiring in 2019, the three candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected as directors, subject to the resignation policy described above.

A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting. Shares for which neither a vote “for” or “withheld” is selected (e.g., broker non-votes) will not be counted in determining the total votes cast for this matter.

The Company’s Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 2016 Annual Meeting. Therefore, only the nominees named above will be eligible for election at the meeting.

The Board of Directors and its Nominating and Corporate Governance Committee recommend a vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected. Properly submitted proxies which are timely received will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee named becomes unavailable for election.

PROPOSAL NO. 2

APPROVAL OF THE ADOPTION OF THE MSA SAFETY INCORPORATED

AMENDED AND RESTATED 2016 MANAGEMENT EQUITY INCENTIVE PLAN

The Company’s 2016 Management Equity Incentive Plan (the “Plan”) was originally established under the name 2008 Management Equity Incentive Plan and most recently adopted by the Company’s Board of Directors on February 25, 2011, and approved by the Company’s shareholders on May 11, 2011. Upon recommendation of the Compensation Committee (the “Committee”), the Company’s Board of Directors adopted the amended, restated and renamed Plan on March 2, 2016, subject to shareholder approval.

The principal features of the Plan are summarized below. The description of the Plan provided below includes the amendments to the Plan. The summary is qualified in its entirety by the full text of the amended and restated Plan, which is set forth as Appendix A to this Proxy Statement. The principal amendment is an increase of 600,000 in the total number of shares of common stock reserved for issuance as awards under the Plan. In addition, the Plan was amended to expand the list of performance criteria upon which tax-deductible performance-based awards may be granted, which will allow the Company to measure performance against a larger array of performance metrics and to permit the alignment of compensation with performance. The Plan was also amended to increase individual per employee limits with respect to performance-based compensation.

The affirmative vote of the shareholders on or prior to March 1, 2017 is required for approval of the amended and restated Plan. If the Company’s shareholders do not approve the amendments to the Plan as proposed in this Proxy Statement, the Plan will remain in effect without amendment. Accordingly, if the shareholders of the Company do not approve the amended and restated Plan, there will be no increase in the number of shares available under the Plan or in the per employee limits, and no addition of performance criteria. Consequently, employees will not be able to receive certain performance-based compensation under the Plan if shareholder approval is not obtained.

The Board of Directors recommends that shareholders vote “FOR” approval of the Amended and Restated 2016 Management Equity Incentive Plan. Such approval will ensure the Company’s continuing ability to provide a flexible range of compensation awards, including performance-based compensation awards, under the Plan. An increase in the number of shares available for future grants is necessary to permit the Plan to continue to operate as intended. The additional amendments further expand the Company’s flexibility with respect to performance-based compensation. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of approval of the Plan.

General

The purpose of the Plan is to benefit the Company’s shareholders by

•	encouraging high levels of performance by individuals whose performance is a key element in the Company’s continued success by rewarding the creation of shareholder value, and

•	enabling the Company to recruit, reward, retain and motivate employees to work as a team to achieve the Company’s goals.

Employees of the Company or any subsidiary which has more than half of its voting power beneficially owned by the Company are eligible to receive awards under the Plan. The Committee (as described in “Administration,” below) will determine which employees will be participants, the types of awards to be made to participants and the terms, conditions and limitations applicable to the awards. It is expected that approximately 315 employees will be eligible to participate in the Plan.

The maximum aggregate number of shares for which awards may be granted under the Plan is limited to the remaining shares of the Company’s common stock, without par value (the “Common Stock”) available for grant immediately prior to your approval of the amendments plus an additional 600,000 shares of Common Stock, as provided in the amendments subject to adjustment for stock splits, dividends and similar events. Common Stock which is subject to any unexercised or undistributed portion of any terminated, expired, exchanged or forfeited award (or awards settled in cash in lieu of Common Stock) will become available for grant pursuant to new awards. However, shares delivered or withheld in satisfaction of the exercise price of an award or any tax withholding will not become available for grant pursuant to new awards. Stock appreciation rights to be settled in shares of the Company’s common stock are counted in full against the number of shares available for award under the Plan regardless of the number of shares issued upon settlement of the stock appreciation right. The Committee may make such additional rules for determining the number of shares of Common Stock granted under the Plan as it deems necessary or appropriate. The Common Stock which may be issued pursuant to an award under the Plan may be treasury shares or authorized but unissued shares or Common Stock acquired, subsequently or in anticipation of the transaction, in the open market or otherwise to satisfy the requirements of the Plan, or any combination of such shares.

The Plan provides for the grant of incentive stock options (“ISOs”), as defined in Section 422 of the Code, and options which do not qualify as ISOs, known as nonqualified stock options (“NSOs,” and, together with ISOs, “options”). Options granted under the Plan may be accompanied by stock appreciation rights (“Tandem SARs”), and stock appreciation rights may be granted alone (“Stand Alone SARs,” and, together with Tandem SARs, “SARs”). Performance awards (“Performance Awards”) may also be granted under the Plan, which Performance Awards may be contingent on the performance of the Company, a subsidiary, any branch, department, business unit or portion thereof or a participant, or any combination thereof. The Plan also provides for the granting of restricted stock and other awards including, without limitation, restricted stock units. All of the foregoing grants are sometimes referred to herein as “awards,” and the recipient of any award or grant is sometimes referred to herein as a “grantee.” The participants in the Plan will consist of those employees of the Company and its subsidiaries who are designated as grantees by the Committee administering the Plan, as described below.

The number of shares available under the Plan, any outstanding awards and individual per-employee limits are automatically adjusted in the event of stock dividends and similar events. In the event the shares of Common Stock have been affected in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee will make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards and will also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by, or to be granted under, the Plan.

Awards are subject to forfeiture and recoupment pursuant to the Company’s recoupment policy or if a Plan participant engages in misconduct or violation of any Company policy, and incentive-based compensation otherwise payable or paid to current or former executive officers is forfeited and/or repaid to the Company as may be required pursuant to applicable regulatory requirements.

No awards may be granted under the Plan after May 9, 2026 and no Performance Awards may be granted under the Plan subsequent to the Company’s annual meeting of stockholders in 2021.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”), consisting of not less than two members of the Board. Each member of the Committee must be an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an independent director under the rules of any stock exchange on which the Common Stock may be listed and under any other applicable regulatory requirements.

A majority of the members of the Committee will constitute a quorum. The vote of a majority of a quorum (or the unanimous written consent of the Committee members) will constitute action by the Committee. The Committee will periodically determine the participants in the Plan and the nature, amount, pricing, timing, and other terms of awards to be made to such individuals. The Committee has the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Common Stock or other securities, stock appreciation rights, or units granted, and the terms of any agreements evidencing such awards will be determined by the Committee, and its determination will be final and conclusive upon all parties in interest. In the event of any conflict between an award agreement and the Plan, the terms of the Plan govern. The Committee may delegate to the officers or employees of the

Company the authority to execute and deliver such instruments and documents, to do all such ministerial acts and things, and to take all such other ministerial steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.

Stock Options

Options which may be granted by the Committee represent a right to purchase a specified number of shares of Common Stock at a specified price during such period of time as the Committee determines. The exercise price per share of Common Stock of any option will be no less than the fair market value per share of the Common Stock subject to the option on the date the option is granted. Fair market value, for purposes of the Plan, is the closing price per share of the Company’s Common Stock on the New York Stock Exchange for the date as of which fair market value is to be determined. On March 1, 2016 the fair market value of a share of the Company’s Common Stock was $44.50. The maximum number of shares of Common Stock for which options and SARs can be granted to any one employee under the Plan may not exceed 200,000 shares per calendar year.

An option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. At the discretion of the Committee, the exercise price of the option may be paid in cash, by the tender of Common Stock already owned by the participant for more than six months, by cash forwarded through a broker or other agent sponsored exercise or financing program, through a combination of the foregoing, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law, including the net withholding of shares of stock through relinquishment of options. No fractional shares will be issued or accepted.

For ISOs, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation will not exceed $100,000.

Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined in its discretion by the Committee.

Stock Appreciation Rights

An SAR is a right to receive, upon surrender of the right, an amount payable in cash and/or shares of Common Stock under such terms and conditions as the Committee determines. An SAR may be granted in tandem with part or all of (or in addition to, or completely independent of) an option or any other award under the Plan. An SAR issued in tandem with a stock option may only be granted at the time of grant of the related option. The amount payable in cash and/or shares of Common Stock with respect to each SAR will be equal in value to a percentage (including up to a maximum of 100%) of the amount by which the fair market value per share of Common Stock on the exercise date exceeds the fair market value per share of Common Stock on the date of grant of the SAR. The applicable percentage will be established by the Committee. The exercise price of any SAR will be no less than the fair market value per share of the Common Stock subject to the SAR on the date the SAR is granted. The agreement evidencing the award may state whether the amount payable is to be paid wholly in cash, wholly in shares of Common Stock or partly in each. If the award agreement does not state the manner of payment, the Committee will determine the manner of payment at the time of payment. The amount payable in shares of Common Stock, if any, is determined with reference to the fair market value per share of Common Stock on the date of exercise. Tandem SARs are exercisable only to the extent that the options to which they relate are exercisable. Upon exercise of the Tandem SAR, and to the extent of such exercise, the participant’s underlying option will automatically terminate. Similarly, upon the exercise of the tandem option, and to the extent of such exercise, the participant’s related SAR will automatically terminate.

Repricing Prohibited

The Plan prohibits repricing of options, SARs or other purchase rights without further shareholder approval. Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and adjustment provisions explained under “General,” above, is not a repricing.

Other Terms of Options and SARs

No dividend equivalents may be granted in connection with any option or SAR. The term of any option or SAR may not exceed ten years from the date of grant.

Unless otherwise provided in a grantee’s award agreement, the following provisions of this paragraph will apply in the case of a grantee whose employment is terminated. If the employment of a grantee is terminated for reasons other than resignation by a grantee without the consent of the Company, termination for cause, retirement, disability or death, all outstanding options and SARs held by the grantee immediately prior to termination of employment will be exercisable by the grantee (but only to the extent exercisable immediately prior to termination of employment) at any time prior to the expiration date of the option or SAR or within one year following the date of termination, whichever is the shorter period.

Following the death of a grantee during employment, all outstanding options or SARs of the grantee will be exercisable (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee fails to make testamentary disposition of the option or SAR or dies intestate, by the legal representative of the grantee, at any time prior to the expiration date of the option or SAR or within five years after the date of death of the grantee, whichever is the shorter period. Following the death of a grantee after ceasing employment and within a period following termination of employment during which an option or SAR remains exercisable, all outstanding options or SARs of the grantee will be exercisable (but only to the extent exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee or, if the grantee shall fail to make testamentary disposition of the option or SAR or dies intestate, by the legal representative of the grantee, at any time prior to the expiration date of the option or SAR or within five years after the date of death of the grantee, whichever is the shorter period.

If the grantee retires or ceases employment due to disability under the terms of the Plan, all outstanding options and SARs will be exercisable (whether or not so exercisable immediately prior to the termination of employment of the grantee) at any time prior to expiration date of the option or SAR or within five years following the date of termination, whichever is the shorter period. If a grantee resigns without the consent of the Company, all outstanding options and SARs will be exercisable (but only to the extent exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the option or SAR or within 30 days of the date of termination, whichever is the shorter period. If the employment of a grantee is terminated by the Company for cause, all outstanding options and SARs held by the grantee will terminate as of the date of termination of employment.

Restricted Stock

Restricted stock is Common Stock that is issued to a participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeiture of the restricted stock upon termination of employment or service under certain specified conditions, including the failure to achieve performance conditions. The restriction period applicable to restricted stock must, in the case of a time-based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine, provided that the Committee will not accelerate the vesting of, or waive the restrictions with respect to, restricted stock except in the case of death, disability, retirement, involuntary termination other than for cause, or change in control. Subject to such restrictions as the Committee may impose, the participant will have, with respect to awards of restricted stock, all of the rights of a shareholder of the Company, including the right to vote the restricted stock and the right to receive any dividends on such stock.

Unless otherwise provided in an award agreement, if the grantee of restricted stock ceases to be an employee for any reason, any outstanding shares of restricted stock held by the grantee will vest or be forfeited according to the following provisions:

(i) If a grantee ceases to be an employee by reason of retirement, disability or death, any shares of restricted stock held by the grantee at the time of retirement will immediately vest; and

(ii) If a grantee ceases to be an employee for any reason other than retirement, disability or death, any shares of restricted stock held by the grantee at the time of termination of employment will be immediately forfeited.

Performance Awards

Performance Awards may be granted under the Plan from time to time based on such terms and conditions as the Committee deems appropriate, consistent with the terms and purposes of the Plan. Performance Awards are awards the payment or vesting of which is contingent upon the achievement of specified levels of performance under specified “Performance Criteria” during a “Performance Period” by the Company, a subsidiary or subsidiaries, a branch, department, business unit or other portion thereof or the participant individually, or a combination of absolute or relative values of change, and on a gross or net basis and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time the Performance Award is granted. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards as the Committee determines. The maximum amount that may be paid in cash or in fair market value of Common Stock or other securities under all Performance Awards under the Plan paid to any one participant during a calendar year cannot exceed $7,000,000, in the case of Performance Awards paid in cash or property (other than Shares) and 200,000 shares, in the case of Performance Awards paid in Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the amount of cash and the number of Shares earned by a Participant is measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

The Performance Criteria to be used in determining whether a Performance Award has been earned, the level of achievement of such Performance Criteria necessary for the Performance Award to be earned in whole or in part, and the Performance Period over which such performance will be measured will be determined by the Committee at the time a Performance Award is granted. Such Performance Criteria may be based on one or more of the following preestablished objective measures of performance during the Performance Period:

•

Income statement components, and ratios between them or other measures, including income (which includes operating and net income and on a pre-tax or after-tax basis), consolidated net income, net income growth, margins (including gross profit, operating margin, pre-tax and net income margins), earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes and depreciation (“EBITD”), earnings before interest, taxes and amortization (“EBITA”), economic value added, income from continuing operations, income before extraordinary items, income from continuing operations before extraordinary items, earnings per share and earnings per share growth;

•

Balance sheet statement components, and ratios between them or other measures, including any asset category, debt, equity, return on equity, return on assets, return on invested capital, return on capital employed, cash conversion cycle, fixed asset turnover ratio, debt ratio, debt-equity ratio, capitalization ratio and intangible assets;

•

Cash flow statement components, and ratios between them or other measures, including cash management measures, cash flow measures (which include net cash flow from operating activities, working capital, working capital as a percentage of sales, improvement in or attainment of working capital levels, receivables management and related customer terms), and free cash flow;

•

Operating measures, and ratios between them or other measures, including products shipped, capacity, availability, productivity, funds from operations, product quality, market share, margin and sales volumes, number of accounts, workers’ compensation claims, budget performance, costs, cost per hire, turnover rate, training costs, and expenses, charge-offs and non-performing assets;

•	Market measures, and ratios between them or other measures, including stock price, growth measure, stock price performance, market capitalization measures and total shareholder return;

•	Company quality, value and sustainability measures, and ratios between them or other measures, including compliance, safety, environmental and employee matters;

•

Project completion measures, and ratios between them or other measures, including satisfaction of interim milestones regarding budgets and deadlines, and satisfaction of project deadlines and budget amounts;

•	Measures relating to acquisitions, divestitures, dispositions or customer satisfaction, and ratios between them or other measures;

•

Additional ratios between the above categories, including margins, liquidity measures, which include debt to earnings (including EBITDA, EBIT, EBITD and EBITA), interest expense and/or other fixed charges, earnings (including EBITDA, EBIT, EBITD and EBITA) to interest expense and/or other fixed charges, and earnings before or after the effect of items such as interest, taxes, depreciation and amortization.

The Committee may in its discretion also determine to use other objective performance measures as Performance Criteria.

Unless otherwise provided in an award agreement, the following provisions apply if the recipient of a Performance Award ceases to be an employee for any reason prior to payment of the Performance Award:

(i) If a grantee ceases to be an employee by reason of retirement, disability or death, the employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any negative discretion retained by the Committee; and

(ii) If a grantee ceases to be an employee for any reason other than retirement, disability or death, any Performance Award shall be immediately forfeited.

Effect of Change in Control

Notwithstanding any other provision of the Plan to the contrary, and unless the award agreement otherwise provides, in the event the employment of a Plan participant is terminated by the Company and its affiliates without “cause” within two years following the occurrence of a Change in Control of the Company (as defined in Section 17(g) of the Plan), (i) all options and Stand-Alone SARs which are then outstanding will become fully vested and exercisable and (ii) all restrictions with respect to shares of restricted stock which are then outstanding will lapse, and such shares will be fully vested and nonforfeitable. Notwithstanding any other provision of the Plan to the contrary, and unless the award agreement provides otherwise, if a Change in Control of the Company occurs prior to the end of the Performance Period, with respect to all Performance Awards which are then outstanding, all uncompleted Performance Periods will be deemed to have been completed, the target level of performance set forth with respect to each Performance Criterion under such Performance Awards will be deemed to have been attained and a pro rata portion (based on the ratio of (a) the number of full and partial months which have elapsed from the beginning of the Performance Period through the Change in Control to (b) the number of months originally contained in the Performance Period) of each such Performance Award will become payable to the participant, with the remainder of the Performance Award converted into outstanding restricted stock units, subject to forfeiture unless the participant continues to be actively employed by the Company through the end of the original Performance Period, and subject to exception in the case of a termination of employment by the Company without “Cause”, as defined in the Plan, and such other exceptions as may be provided by the Committee. Further, after a Change in Control, no administrative power given the Committee can be used to affect detrimentally the rights of any grantee with respect to any award which is outstanding immediately prior to the Change in Control.

Transferability

The Plan provides that the agreement evidencing an award must contain a provision stating that the relevant award cannot be assigned, pledged or otherwise transferred except by Will or by the laws of descent and distribution and that during the lifetime of a participant the award can be exercised only by such participant or by the participant’s guardian or legal representative. However, in the Committee’s discretion, an award agreement may expressly provide for specifically limited transferability, other than for value, of awards other than ISOs.

Possible Anti-Takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of stock options and SARs and the lapse of restrictions applicable to restricted stock upon the occurrence of a termination of employment following a Change in Control, and the deemed achievement of Performance Criteria following a Change in Control may be considered as having an anti-takeover effect.

Amendment and Termination

The Board may at any time amend, suspend or terminate the Plan. The Committee may at any time alter or amend any or all award agreements under the Plan to the extent permitted by law. However, no such action by the Board or by the Committee may impair the rights of participants under outstanding awards without the consent of the participants affected thereby. Further, the Board may not amend the Plan without the approval of the Company’s shareholders to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed.

Payment of Taxes

The Plan provides that the agreement evidencing an award must contain a provision requiring the withholding of applicable taxes required by law from all amounts paid to the participant in satisfaction of an award. In the case of an award paid in cash, the withholding obligation will be satisfied by withholding the applicable amount and paying the net amount in cash to the participant. In the case of awards paid in shares of Common Stock or other securities of the Company, (i) a participant may satisfy the withholding obligation by paying the amount of any taxes in cash, or (ii) with the approval of the Committee (or, in case of deduction, by the unilateral action of the Committee), shares of Common Stock or other securities may be deducted by the Company from the payment or delivered to the Company by the participant to satisfy the obligation in full or in part, as long as such withholding or delivery of shares of Common Stock or other securities does not violate any applicable laws, rules or regulations of federal, state or local authorities or Company policies. The number of shares or other securities to be deducted or delivered will be determined by reference to the fair market value of such shares or securities on the applicable date.

New Plan Benefits

The actual amount of awards to be received by or allocated to participants or groups under the Plan is not determinable in advance because the selection of participants who receive awards under the Plan, and the size and type of awards to such individuals and groups are generally determined by the Committee in its discretion.

Equity Compensation Plans

The following table sets forth information as of December 31, 2015 concerning common stock issuable under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,694,675	$36.69	1,332,940	*
Equity compensation plans not approved by security holders	None	—	None
Total	1,694,675	$36.69	1,332,940
*	Includes 1,178,625 shares available for issuance under the 2008 Management Equity Incentive Plan and 154,315 shares available for issuance under the 2008 Non-Employee Directors’ Equity Incentive Plan.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a “disqualifying disposition,” the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of the Company’s Common Stock. If shares of the Company’s Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a “disqualifying disposition” of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.” Except as described in “Other Tax Matters” below, if an amount is treated as compensation received by an optionee because of a “disqualifying disposition,” the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Nonstatutory Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of the Company’s Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Stock Appreciation Rights. An awardee will not recognize any taxable income for Federal income tax purposes upon receipt of stock appreciation rights. The value of any Common Stock or cash received in payment of stock appreciation rights will be treated as compensation received by the awardee in the year in which the awardee receives the Common Stock or cash. The Company generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Restricted Stock. An awardee of restricted stock will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, an awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Other Tax Matters. The exercise by an awardee of a stock option or stock appreciation right, the lapse of restrictions on restricted stock or the achievement or fulfillment of performance awards following the occurrence of a Change in Control, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of the Company’s Common Stock or cash resulting from such exercise or deemed achievement or fulfillment of performance awards or, in the case of restricted stock on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of (i) restricted stock or (ii) performance awards based on performance criteria other than those specified in the Plan, if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company (or acts in that capacity) or is another “covered employee” as defined under the Code (other than the Chief Executive Officer), if the total compensation paid to such employee exceeds $1,000,000.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 2: APPROVAL OF THE ADOPTION OF THE MSA SAFETY INCORPORATED

AMENDED AND RESTATED 2016 MANAGEMENT EQUITY INCENTIVE PLAN

The Board of Directors recommends a vote FOR approval of the 2016 Management Equity Incentive Plan. Properly executed proxies timely received in the accompanying form will be so voted, unless otherwise directed thereon. Approval of this proposal requires the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by the holders of Common Stock present and voting in person or by proxy, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting.

PROPOSAL NO. 3

APPROVAL OF THE ADOPTION OF THE MSA SAFETY INCORPORATED

AMENDED AND RESTATED CEO ANNUAL INCENTIVE AWARD PLAN

The Company’s CEO Annual Incentive Award Plan (the “Plan”) was most recently adopted by the Compensation Committee of the Board in March 2012, subject to approval by the shareholders, which approval was obtained on May 8, 2012.

The Plan was further amended and restated in March 2016, subject to approval by the shareholders at the Annual Meeting and includes an increase in the individual per employee limits with respect to performance-based compensation.

The Plan, as amended and restated, is being resubmitted to the Company’s shareholders, in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), in order to allow the Company to provide certain performance-based compensation that is deductible for Federal income tax purposes beginning in 2017. If the Plan is not approved by the Company’s shareholders, awards for 2017 and thereafter will not be made pursuant to the Plan.

The principal features of the Plan are summarized below. The description of the Plan provided below includes the amendments to the Plan. The summary is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix B to this Proxy Statement.

General

The purposes of the Plan are to provide a strong financial incentive each year for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total cash compensation dependent upon the level of corporate performance attained for the year, and to do so in a manner which preserves deductibility of CEO compensation expense by the Company under Section 162(m) of the Code.

Section 162(m) generally limits the Company’s federal income tax deduction for compensation paid to the CEO in any year to $1 million, unless any excess qualifies as “performance-based compensation.” The Plan is intended to conform the determination of the annual CEO incentive award to the requirements of Section 162(m) and thereby attempt to preserve the deductibility of any compensation expense exceeding the Section 162(m) cap and reduce the Company’s income taxes owed.

Administration

The Plan will be administered by a Committee (the “Committee”) appointed by the Board or its Compensation Committee and consisting of not less than two members of the Board, each of whom must be both an “outside director” as defined in Section 162(m) and an “independent director” under the listing requirements of the New York Stock Exchange. The Plan will initially be administered by a subcommittee of the Board’s Compensation Committee consisting of directors Bruggeworth and Witmer.

Annual Incentive Awards

Under the Plan, the CEO’s annual incentive award will be earned by meeting a performance target, which is a specific level or levels set by the Committee of achievement by the Company of one or more objective performance criteria. The performance criteria may be based on one or more of the following:

•

Income statement components, and ratios between them or other measures, including income (which includes operating and net income and on a pre-tax or after-tax basis), consolidated net income, net income growth, margins (including gross profit, operating margin, pre-tax and net income margins), earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes and depreciation (“EBITD”), earnings before interest, taxes and amortization (“EBITA”), economic value added, income from continuing operations, income before extraordinary items, income from continuing operations before extraordinary items, earnings per share and earnings per share growth;

•

Balance sheet statement components, and ratios between them or other measures, including any asset category, debt, equity, return on equity, return on assets, return on invested capital, return on capital employed, cash conversion cycle, fixed asset turnover ratio, debt ratio, debt-equity ratio, capitalization ratio and intangible assets;

•

Cash flow statement components, and ratios between them or other measures, including cash management measures, cash flow measures (which include net cash flow from operating activities, working capital, working capital as a percentage of sales, improvement in or attainment of working capital levels, receivables management and related customer terms), and free cash flow;

•

Operating measures, and ratios between them or other measures, including products shipped, capacity, availability, productivity, funds from operations, product quality, market share, margin and sales volumes, number of accounts, workers’ compensation claims, budget performance, costs, cost per hire, turnover rate, training costs and expenses, charge-offs and non-performing assets;

•	Market measures, and ratios between them or other measures, including stock price, growth measure, stock price performance, market capitalization measures and total shareholder return;

•	Company quality, value and sustainability measures, and ratios between them or other measures, including compliance, safety, environmental and employee matters;

•

Project completion measures, and ratios between them or other measures, including satisfaction of interim milestones regarding budgets and deadlines, and satisfaction of project deadlines and budget amounts;

•	Measures relating to acquisitions, divestitures, dispositions or customer satisfaction, and ratios between them or other measures;

•

Additional ratios between the above categories, including margins, liquidity measures, which include debt to earnings (including EBITDA, EBIT, EBITD and EBITA), interest expense and/or other fixed charges, earnings (including EBITDA, EBIT, EBITD and EBITA) to interest expense and/or other fixed charges, and earnings before or after the effect of items such as interest, taxes, depreciation and amortization.

Performance criteria based on any of those measures may be based on the Company’s absolute performance under such measure for the year or specified period, or a combination of absolute or relative values or rates of change, and on a gross or net basis and/or upon a comparison of such performance with the performance of the Company in a prior period, the board-approved plans for the year, the performance of a peer group of companies or other measure selected or defined by the Committee at the time of establishing an award.

On or before the 90th day of each year, and in no event after 25 percent of the service period has elapsed, the Committee will determine the performance criteria to be used for such year and the method of determining the amount earned, including the applicable performance target. In addition to the performance target, the Committee may establish a performance threshold, which is a minimum level of achievement of the selected performance criteria necessary for any part of the annual incentive award to be earned, and/or a performance maximum, which is a maximum dollar amount which may be earned based on the level of achievement of the performance criteria. In such cases, the terms of the award must set forth the dollar value of the annual incentive award at the performance threshold, the level of achievement necessary to earn the performance maximum and the method of determining the amount earned if the level of achievement of the performance criteria is between the performance threshold and the performance maximum. The terms of the award established by the Committee must be objective such that a third party having knowledge of the relevant facts could determine (1) whether or not the performance target and any performance threshold or performance maximum has been achieved and (2) the dollar amount which has been earned based on such performance.

Within two and one-half months following the end of the year, the Committee must determine and certify in writing whether the performance target, any performance threshold or performance maximum, and any other material terms of an annual incentive award were achieved or satisfied and the amount, if any, of the award payable to the CEO. The Committee may decrease, but may not increase, the amount of the award as calculated pursuant to the terms originally established by the Committee. The amount earned, as certified by the Committee, is payable to the CEO within two and one-half months following the end of the award year.

Miscellaneous

The maximum amount of annual incentive awards which may be paid to any individual participant in any fiscal year of the Company is limited to $2,500,000.

A CEO may receive a pro rata portion of an annual incentive award otherwise earned by Company performance if the CEO’s employment terminates during the year due to death, disability or retirement. The terms of an award may also provide for a payment even if the Participant is not employed as the CEO for the entire year. Additionally, an individual who becomes CEO during the year may receive a pro rata award based on the original award terms, or the Committee may establish separate award terms based on Company performance for all or part of the remainder of the year. If a change in control, as defined in the Plan, occurs during a year for which a performance target has been established, the performance target will be deemed to have been achieved, and a pro rata portion of the annual incentive award calculated at the performance target shall be payable. Except as set forth above in this paragraph, an individual must be employed as CEO during the entire fiscal year in order to earn an annual incentive award under the Plan.

2016 Annual Incentive Award

The Committee has established the terms of the CEO annual incentive award for 2016 pursuant to the Plan prior to its amendment and restatement in March 2016. The targeted amount of the award may be earned by the Company meeting a performance target, which, for 2016, is a specified level of consolidated net income, consolidated operating margin percentage, consolidated customer satisfaction performance index, working capital as a percent of consolidated net sales, and Latchways acquisition revenue achievement. The performance metrics are equally weighted, and award amounts are subject to increase based on the level of consolidated net income, subject to the performance maximum. There are also performance thresholds which must be achieved before any part of the award may be earned and a performance maximum which may be earned if the various performance metrics exceed the performance target by a specified amount. The following table shows the combined amounts of the 2016 CEO annual incentive award which may be earned at the performance threshold, performance target and performance maximum levels:

Performance Threshold	Performance Target	Performance Maximum
$399,000	$798,000	$1,596,000

Duration

If approved by the shareholders, the Plan will be effective as of January 1, 2017 and continue in effect through the year ending December 31, 2020, unless sooner terminated by the Board or the Board’s Compensation Committee. The Board or the Compensation Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made without shareholder approval if shareholder approval is necessary for awards under the Plan to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 3: APPROVAL OF THE ADOPTION OF THE MSA SAFETY INCORPORATED

AMENDED AND RESTATED CEO INCENTIVE AWARD PLAN

The Board of Directors recommends a vote FOR approval of the CEO Annual Incentive Award Plan. Properly executed proxies which are timely received will be so voted, unless otherwise directed thereon. Approval of this proposal requires the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by the holders of Common Stock present and voting in person or by proxy, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting.

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

In this section, we will describe the material components of our executive compensation program for our “Named Executive Officers,” referred to herein as “Named Officers,” whose compensation is set forth in the 2016 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	William M. Lambert, Chairman, President and Chief Executive Officer

•	Stacy McMahan, Senior Vice President, Chief Financial Officer and Treasurer (resigned September 25, 2015)

•	Kerry M. Bove, Senior Vice President and Chief Strategy Officer (also served as Acting Chief Financial Officer from September 26, 2015 to December 9, 2015)

•	Kenneth D. Krause, Vice President, Chief Financial Officer and Treasurer (elected Chief Financial Officer by the Board on December 9, 2015)

•	Ronald N. Herring, Jr., Senior Vice President and President, MSA International

•	Nishan J. Vartanian, Senior Vice President and President, MSA Americas

•	Douglas K. McClaine, Vice President, Secretary and General Counsel (elected Senior Vice President by the Board on March 2, 2016)

We will also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of the Board (the “Committee”) arrives at specific compensation policies and decisions involving the Named Officers. These programs and processes are driven by the Committee’s desire to continually increase shareholder value while assuring sound corporate governance, transparency and alignment with MSA’s Vision and Values.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

EXECUTIVE SUMMARY

Our Business

We are a global manufacturing business with approximately $1.131 billion of revenues from continuing operations in 2015, with operations in North America, South America, Asia, Europe, Middle East, Australia and South Africa. We manufacture and market a wide array of personal protective equipment, including self-contained breathing apparatus (“SCBA”), fixed gas and flame detection systems, portable gas detection instruments, industrial head protection, fire and rescue helmets, fall protection devices and various other safety related products.

The primary goal of the Company is to increase shareholder value over the long-term. We believe that this is best accomplished by achieving our vision “to be the world’s leading provider of safety solutions that protect workers when life is on the line;” continually improving our financial performance; and maintaining a productive, diverse, and motivated work force. The role of our management and Board is to develop and implement effective long-range strategic plans and annual operating plans to achieve these goals. Compensation programs and performance-based incentives are designed to target the median market compensation for executives when these plans are met, above median compensation when they are exceeded, and below median compensation when they are not met.

For fiscal year 2015, reported revenues were $1.131 billion, relatively flat from 2014 on a reported basis and increasing 8% in local currency, reflecting an 8% foreign currency translation headwind related to the stronger U.S. dollar. Local currency revenue from the Company’s core product lines increased 11%, driven by robust shipping of the G1 self-contained breathing apparatus to the North American fire service market and inorganic growth associated with the acquisition of Latchways plc, a U.K. based market leader in highly engineered fall protection systems. Net income from continuing operations was $69.6 million compared to $87.4 million in 2014.

2015 Executive Compensation Overview

The Committee has developed executive compensation programs comprised of three primary components: salary, performance-related annual incentives, and equity grants which are also largely performance related. In establishing the performance metrics for the 2015 annual incentive, the Committee recognized that MSA would have to continue navigating a challenging economic environment with significant cost reductions, investments in restructuring worldwide, and investments in select strategic initiatives and new product development. The 2015 business plan was designed to position the Company to grow and enter 2016 in a stronger strategic and competitive position for the years ahead.

The Company had several key areas of focus in 2015 including:

•	Financial performance goals

•	Regional business transformation goals

•	Corporate strategy key milestones achievement, including emphases on core products and emerging markets

•	Expanding and improving the “MSA Customer Experience”

The above areas of focus correlate with the Named Officers’ performance metrics within the cash incentive plan and contribute to driving cash flow, operating profits and consolidated net income. Demonstrating the strong correlation between the Company’s performance incentive plans and actual results, our Named Officers earned cash incentive awards pursuant to our annual incentive program, ranging between 85% and 98% of target.

To emphasize the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, the Company’s incentive arrangements are based on the achievement of specific performance goals that support our business strategy. Our annual incentive program focuses on achieving key performance metrics such as those mentioned above. Our long-term incentive program includes stock options, time-vesting restricted stock, time-vesting restricted stock units and performance stock units. Stock options reward for increases in our share price. Our performance stock unit program metric is

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Total Shareholder Return (“TSR”) compared to our peer group. Time-vesting restricted stock and restriced stock units vest after three years of continued employment, providing the Company with a valuable retention incentive and alignment with shareholders’ rewards for increases in stock price. Grants made in 2014 and 2015 have slightly decreased in value and remain unvested, thereby providing the Company with important retention benefits.

During 2015, the Committee reviewed the design and administration of all executive compensation programs to ensure that those programs continue to meet our performance requirements, deliver on our “Core Principles,” and do not promote unnecessary risk-taking. The Committee also reviewed policies such as stock ownership and retention requirements, and compensation recoupment. In addition, long-term incentive vesting provisions, capped incentive awards, and an emphasis on team-based metrics serve to mitigate risk. As a result, the Committee concluded that the Company’s compensation programs effectively accomplish their intended goals, and do not promote unwanted risk taking that could be detrimental to the Company.

At the annual shareholders’ meeting in May 2015, the executive compensation of the Company’s Named Officers was approved by our shareholders, with 99.1% of the votes cast voting in favor of the proposal. The Committee considered this vote in connection with its determination of compensation policies and decisions and has concluded that the Company will maintain its existing compensation philosophy for 2016.

Philosophy and Objectives of the Executive Compensation Program

The objectives of MSA’s executive compensation programs, which cover not only the seven Named Officers in the Summary Compensation Table, but all officers of the Company, are to improve shareholder value over the long-term by attracting, retaining and motivating superior executive talent who will drive robust financial and operational performance and enable the Company to achieve its goals. Our program is guided by a philosophy that strives to align target compensation at the middle (50th percentile) of the market for total direct compensation. Elements of total direct compensation include salary, performance-based cash, equity incentives and benefits. Our program is designed to provide an above-market compensation opportunity for performance exceeding annual budget and peer group norms. We believe that this philosophy enables the Company to attract and retain superior executive talent by providing the opportunity to work in a highly ethical, growing and team-oriented Company.

The design of our compensation programs is driven by the following “Core Principles” which support our objectives:

CORE PRINCIPLES	OBJECTIVE

•  Executive compensation should be aligned to the achievement of corporate goals and objectives and provide line of sight to annual and long-term corporate strategies without promoting unacceptable levels of risk to the Company.

Improve shareholder value

•  A significant portion of an executive’s compensation should be “performance-based” and should hold executives accountable for the achievement of corporate objectives and increases in shareholder value.

Improve shareholder value
• The compensation program should promote an “ownership culture” through the use of stock-based compensation and ownership guidelines that clearly define expected levels of ownership in MSA’s stock.	Improve shareholder value
• The compensation program should reward each executive’s individual performance and unique responsibilities while assuring a fair and competitive approach.	Attract, retain and motivate superior talent
• The compensation program should recognize and reward an executive’s loyalty and tenure with the company by providing financial security following retirement.	Attract, retain and motivate superior talent

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Components of Executive Compensation Program

Building on these core principles, our executive compensation program contains both cash and stock-based components designed to meet specific objectives of the Committee. The Committee considers both annual and long-term Company goals and strives to develop incentives that motivate executives to achieve these goals. Cash payments are provided through an executive’s base salary and a performance-based annual incentive. Company stock is provided through the use of stock options, time-vesting restricted stock units and performance based stock units. The Committee has chosen to align its cash incentive programs with the achievement of annual internal financial and strategic goals, and its performance based stock units with total shareholder return (TSR) performance relative to peers.

Executives participate in a retirement plan that provides for post-employment financial security, and some executives are provided with a limited number of perquisites (company car, financial counseling, and limited club memberships for business use) that the Committee believes serve a business purpose, are common in the market and are of modest cost to the Company. Executives also participate in a severance plan that provides certain benefits to executives should their jobs be terminated following a change in control of the Company. The specific rationale for why the Committee has chosen to provide each element of compensation is as follows:

COMPENSATION COMPONENT	KEY CHARACTERISTICS	PURPOSE	PRINCIPAL 2015 ACTIONS
Base Salary	Fixed cash compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate an officer fairly for the responsibility level of the position held.	Base salary increases for Named Officers in 2015 ranged from 2.6% to 5.5% based on the 2014 performance year and individual performance review, and where the executive fell with respect to market median.
Annual Incentive Awards	Variable cash compensation component. Payable based on corporate and business unit performance and level of individual contributions to that performance.	Intended to motivate and reward officers for achieving our annual business objectives that drive overall performance.	The Named Officers received annual incentive awards in 2016 for 2015 performance ranging from $73,581 to $682,978 and 85% to 98% of target.
Long-Term Incentive Awards	Variable stock component. Actual amounts earned vary based on corporate and share price performance.	Intended to motivate officers to achieve our longer term business objectives by tying incentives to the performance of our Common Stock over the long-term; and to reinforce the link between the interests of our officers and our shareholders.	The Named Officers received long-term incentive awards in February 2015 with grant date values ranging from $78,996 to $1,868,400. The lowest value shown represents the grant made to Mr. Krause based on his position at the time of the grant, not on his new position as Chief Financial Officer.
Health and Welfare Plans and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No changes to programs in 2015 that affected Named Officers.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining officers.	No changes to programs in 2015 that affected Named Officers.
Post Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2015 that affected Named Officers.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Committee believes that these components, taken as a whole, provide an attractive compensation package that aligns with the Company’s annual and long-term goals and enables the Company to attract, retain and motivate superior executive talent. As a means of mitigating risk, the Committee has adopted policies such as share ownership and retention guidelines, which require executives to maintain a certain level of ownership of MSA stock, and a compensation recoupment policy that provides the Committee with the ability to recoup certain awards previously paid or earned based on financial results that were later restated downward, and discretionary authority held by the Committee that allows modification of any payouts from any plan, in the event of any other misconduct that causes financial harm to MSA.

Performance-Based Incentives. The Committee believes that a significant portion of a Named Officer’s compensation should be delivered through performance-based incentive compensation components. The Committee has identified meaningful financial and shareholder performance objectives that align with the business, are measurable, and are used by management on a day-to-day basis to pursue its business strategy. The Committee has chosen the following measures for use in the Company’s incentive arrangements that support and align with the Company’s business strategy:

PERFORMANCE MEASURE	ANNUAL CASH INCENTIVE PLAN	LONG-TERM INCENTIVE PLAN	RATIONALE FOR USE
Stock Price		X	Indicator of shareholder value creation
Total Shareholder Return (TSR)		X	Indicator of shareholder value creation
Net Income	X		Encourages bottom-line profitability
Operating Profit	X		Encourages operating profitability
Gross Profit Margin	X		Promotes process efficiency
Free Cash Flow	X		Encourages activities that increase the cash available for dividends, investment in the business and debt repayment

In summary, the Committee believes that the best way to reward executives is to combine a program of cash incentives (based on annual financial performance goals) with stock incentives (based on increases in the Company’s stock price and, in part, on performance versus long-term financial performance metrics).

The Company’s incentive plans (annual and long-term) are targeted to reward executives at the middle (50th percentile) of the market for achieving expected or targeted performance levels. For example, our annual incentive plan is designed to pay above the targeted level and, therefore, above the middle of the market if the Company’s performance exceeds our goals and expectations, up to a cap upon maximum performance. If the Company’s performance falls below our goals and expectations, the annual incentive plan is designed to pay below the targeted level. If actual performance falls below a certain threshold level, our annual incentive plan is designed to pay nothing. This variable aspect of our annual incentive arrangement is also present in our long-term incentive plan. For instance, we use stock options in our long-term incentive plan such that if the stock price falls below the exercise price they are of no value to the executive. Grants made in 2013, 2014, and 2015 were made at grant prices above the Company’s Common Stock price on December 31, 2015, and thus such stock options have no value absent an increase in the price of the Company’s Common Stock. The 2014 and 2015 grants remain unvested thereby providing the Company with important retention benefits. Our performance based stock units incorporate a performance threshold below which no payments are made.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table shows the allocation of performance-based versus fixed compensation components for our Named Officers at targeted levels as of the end of 2015:

PERCENT OF COMPENSATION AT RISK

Named Officer	Performance- Based (1)	Fixed (2)
William M. Lambert	76.9%	23.1%
Stacy McMahan	51.0%	49.0%
Kerry M. Bove	59.9%	40.1%
Kenneth D. Krause	47.7%	52.3%
Ronald N. Herring, Jr.	60.8%	39.2%
Nishan J. Vartanian	53.2%	46.8%
Douglas K. McClaine	58.1%	41.9%
(1)	Based on the target value of 2015 non-equity incentive award as of December 31, 2015, plus the target equity award allocation of equity instruments to options and performance units as of December 31, 2015.
(2)	Based on annual base salary as of December 31, 2015, plus the target equity award allocation of equity instruments to time-vesting restricted stock units as of December 31, 2015. Time-vesting restricted stock units are included in the “fixed” column because there are no performance conditions to their vesting (other than continued employment), but unlike base salary, the ultimate value of restricted stock units is inherently performance based.

COMPENSATION OVERSIGHT PROCESS

Role of the Committee. The Committee has responsibility for the oversight and decision-making regarding executive compensation except for Chief Executive Officer (“CEO”) compensation, which is recommended by the Committee but approved by the independent directors as described below. The Committee has engaged an outside compensation consultant, Pay Governance, LLC to provide assistance and guidance on compensation issues. The consultant provides management and the Committee with relevant information pertaining to market compensation levels, alternative compensation plan designs, market trends and best practices. Pay Governance is considered to be independent by the Committee. During 2015 the consultant provided only executive compensation consulting services to the Committee. Further, the Committee has not discovered any conflicts of interest that were raised by the work of the consultant involved in determining or recommending executive compensation.

At its meetings, the Committee regularly holds executive sessions, which exclude management and, subject to the Committee’s desire, may include its independent consultant. Management assists in the coordination and preparation of the meeting agenda and materials for each meeting, which are reviewed and approved by the Committee Chairman. Meeting materials are mailed to Committee members for review approximately one week in advance of each meeting. The Committee met three times in 2015 and held an executive session, which excluded members of management, at all of the meetings.

For the CEO’s compensation, the Committee develops proposals and presents them to the full Board’s independent directors for their approval. Compensation decisions regarding all other officers are approved by the Committee. The Committee considers the recommendations of the CEO when making compensation decisions regarding all other officers.

Role of the Compensation Consultant. The Committee has retained Pay Governance, LLC as its executive compensation consultant. The compensation consultant reports directly to the Committee and the Committee may replace the compensation consultant or hire additional consultants at any time. The compensation consultant attends meetings of the Committee, as requested, and communicates with the Committee Chairman between meetings; however, the Committee makes all decisions regarding the compensation of our officers.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The compensation consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement approved by the Committee Chairman. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices, and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to performance.

During 2015, the compensation consultant performed the following specific services for the Committee:

•	Provided presentations on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the Named Officers, as well as our overall compensation program.

•	Provided recommendation on all officers’ total compensation.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chairman, as appropriate.

•	Reviewed drafts and commented on the compensation discussion and analysis for the proxy statement and the related compensation tables.

In addition, the compensation consultant attended meetings of the Committee during 2015 as requested by the Committee Chairman.

The Committee retains sole authority to hire the compensation consultant, approve its annual fees, determine the nature and scope of its services, evaluate its performance, approve all invoices for payment of services and terminate its engagement.

Use of Competitive Data. The Committee reviews data related to compensation levels and programs of other companies prior to making its decisions. The Committee engages its consultant to perform a comprehensive assessment of compensation levels provided to executives among a peer group of companies. These companies are selected based on the following criteria:

•	Annual revenues that range from approximately half to double our annual revenues (approximately $500 million to $2 billion in 2015)

•	Manufacturing processes similar to various MSA industry sectors and technologies

•	Global operations and customer base

For 2015, the peer group consisted of the following 22 companies:

Actuant Corporation Albany International Corp. Brady Corp. Checkpoint Systems Inc. CLARCOR Inc. ESCO Technologies Inc. Federal Signal Corp	FLIR Systems Gentex Corp Graco, Inc. IDEX Corporation Invacare Corp Littelfuse, Inc. Matthews International Corp.	MKS Instruments, Inc. Masimo Corporation Nordson Corp. PerkinElmer Inc. Simpson Manufacturing Co. Inc. Standex International Corp. STERIS Corp. Waters Corporation

The Committee re-assesses the peer group composition annually and may periodically make changes, usually by adding companies that may better meet our selection criteria or by removing companies that may have experienced change, such as acquisition, or no longer fit our selection criteria. In 2015, the Committee, through its consultant, conducted a review of the peer companies which resulted in the conclusion that, for 2016, the peer group set forth above was well aligned and should not be changed.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The consultant conducts an annual analysis of the most recent proxy disclosures for the peer group companies in order to understand the compensation ranges for base salary, and the annual and long-term incentives provided to the peer group named executive officers. In addition, regression analysis is applied to data from compensation surveys conducted by Towers Watson representing nearly 1,000 general industry companies. The Committee believes that the combination of these comprehensive data sources allows it to understand the market compensation ranges for both the Named Officers and positions below the Named Officers based on the duties and responsibilities of each position and to determine the level of compensation needed to target the middle (50th percentile) of the market.

The market compensation data is further used to develop a market compensation structure which includes salary grades with midpoints. Each executive is assigned to a salary grade where the midpoint of the grade approximates the median (50th percentile) of the market salary level for that position. Each salary grade has a salary range around the midpoint and has corresponding annual and long-term incentive award opportunities that are percentages of the midpoint, and which also align to market based values. In assigning an executive to a salary grade, the Committee also considers internal factors that may, in a limited number of instances, impact the grade assignment of an executive.

In addition to the market data, the Committee considers the following factors when making compensation decisions:

•	Individual and Company performance

•	Experience in the position

•	Current compensation relative to market median

An assessment of these factors could result in actual compensation being positioned modestly above or below the desired middle (50th percentile) of the market positioning. The Committee does not consider amounts earned from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation for the following year. The Committee believes that this would not be in the best interest of retaining and motivating executives.

In order to assess the impact of its executive compensation decisions, the Committee reviews a summary report – or “tally sheet” – of total compensation prepared for the CEO. The tally sheet includes the total dollar value of annual compensation, including salary, annual and long-term incentive awards, annual increase in retirement accruals and the value of other benefits and perquisites. The tally sheet also provides the Committee information pertaining to equity ownership, future retirement benefits, and benefits the Company is required to provide to the CEO under various termination scenarios. The Committee’s review of the tally sheet information is an integral part of its decision making process each year.

DETERMINATION OF EXECUTIVE COMPENSATION AMOUNTS

Fixed Cash Base Salary. The Company provides executives with a base salary in order to attract and retain executive talent. Base salary is designed to be competitive with other organizations and is sensitive to the skill level, responsibility and experience of the executive. Base salary for each executive is determined through our external benchmarking process and an internal comparison to other executives at the Company to ensure internal equity. Base salary levels are targeted to the middle (50th percentile) of the market, although the Committee considers base salary levels that fall within plus or minus 10% of the market median to be competitive.

Base salary adjustments are considered and are affected by each executive’s individual performance assessment based on a rigorous Performance Management Process (“PMP”). This individual process details an executive’s annual accomplishments compared to performance expectations established at the outset of each year, and also assesses the individual’s behaviors used to achieve the performance level. The CEO develops and recommends to the Committee annual base salary adjustments for each executive primarily by evaluating individual performance using the PMP process.

The Committee performs a similar comprehensive evaluation of the CEO’s performance against pre-determined annual operational and strategic goals previously approved by the independent directors of the Board, and determines his

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

recommended annual base salary increase based on the outcome of this evaluation. This salary recommendation is then also approved by the independent directors. At its February 2015 meeting, the Committee approved salary increases ranging from 2.6% to 5.5% for the Named Officers. Following these adjustments, salary levels were positioned as follows relative to the market median targeted level: Mr. Lambert 2.6% above median, Ms. McMahan 4.9% below median, Mr. Bove 5.1% above median, Mr. Herring 6.6% above median, Mr. Vartanian 7.7% below median and Mr. McClaine 2.6% above median. Mr. Krause was not an executive officer at the time of the February meeting, but his current compensation was set below the market median at the time of his promotion to CFO in December 2015. Mr. Krause is new in his role and his salary will be brought to market median pursuant to a multi-year plan.

Performance-Based Annual Cash Incentive. The Company provides executives with an annual cash incentive based on (a) the MSA Non-CEO Executive Incentive Plan (NCEIP), which directly rewards the accomplishment of key corporate and/or geographical or business unit performance goals, and (b) the CEO Annual Incentive Award Plan (AIAP) which has been approved by shareholders and is administered within the requirements necessary to attempt to retain the tax deductibility of the CEO’s annual incentive award under Section 162(m) of the Internal Revenue Code. Additionally, each executive, including the CEO, is eligible for a program known as the “Enhanced Bonus” that rewards participants only when the Company’s budgeted consolidated net income exceeds pre-set board-approved targets. Under the Enhanced Bonus feature, annual incentive awards earned under the NCEIP or AIAP, which are each limited to a maximum payout of 150% of target, may be increased from 0% to 50% if the Company’s consolidated net income exceeds the target. The enhancement is interpolated at performance levels between target and 125% of target. For each 1% increase in actual consolidated net income above target, earned awards under the NCEIP and AIAP are increased by 2%. For example, at performance of 105% of net income target, the incentive is increased by 10%. The incentive is increased by 50% if the Company exceeds the net income target by 25% or more, resulting in a total bonus opportunity which is capped at 200% of target should performance achieve or exceed maximum levels. The Committee believes that the increased performance leverage that the Enhanced Bonus is designed to provide is in the best interests of our shareholders by motivating our senior management to exceed bottom line profitability targets in addition to important Company and business unit performance metrics.

The following chart illustrates how the enhanced bonus feature rewards performance that exceeds targets under the NCEIP and AIAP, thereby assuring that executive reward is aligned to shareholder value. The “Example of Highly Leveraged Plan” in the chart is based upon Pay Governance, LLC research. The Committee limits the total possible payout to 200% of the target for 2016.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Under the NCEIP and AIAP, the target incentive opportunity (paid for achieving target performance) for each Named Officer is aligned with the executive’s salary grade midpoint which approximates the middle (50th percentile) of the market as determined through our external benchmarking process, although the Committee generally considers target incentive opportunities between plus or minus 10 percentage points of the market median to be competitive. If actual performance drops below 70% of the performance target, payout drops to zero.

The following table shows the percent of salary midpoint and dollar amount of incentive that would be earned if actual performance for 2015 was equal to targeted performance.

2015 TARGET CASH INCENTIVE AWARD

Named Officer	Percent of Salary Midpoint (1)	NCEIP/AIAP Target Award (2)
William M. Lambert	100%	$778,500
Stacy McMahan	65%	$259,675
Kerry M. Bove	50%	$181,675
Kenneth D. Krause	50%	$165,175
Ronald N. Herring, Jr.	60%	$218,010
Nishan J. Vartanian	60%	$218,010
Douglas K. McClaine	45%	$163,508
(1)	Percent of salary midpoint is the percent multiplied by the executive’s salary grade midpoint using the target award as of December 31, 2015. The target awards shown above reflect 2015 midpoints as of December 31, 2015.
(2)	Target award is the amount that would be paid to the executive assuming all Company and individual performance goals are met per that executive’s performance metrics based upon targets and midpoints as of December 31, 2015.

Actual NCEIP award payments are based primarily on the achievement of a variety of Company financial goals, but also have a discretionary personal performance factor applied based on the accomplishment of an executive’s individual goals. An executive’s individual performance goals are a mix of objective, subjective and strategically-oriented goals within the executive’s control or to which he or she contributes in a meaningful way.

When making his recommendations, the CEO rates each executive’s accomplishments relative to these goals and may increase or decrease the calculated NCEIP bonus amount by up to 20%.

Actual AIAP award payments for the CEO for 2015 were based 25% on achievement of adjusted consolidated net income, as approved by the Committee at the beginning of 2015, 25% on achievement of consolidated operating margin percentage, 25% on achievement of consolidated CSPI (Customer Satisfaction Performance Index) and 25% on achievement of consolidated free cash flow, all relative to the pre-determined goals established and approved by the Committee. The Committee also recommends for Board approval annual operational and strategic goals for the CEO. The independent directors of the Committee may use their discretion to reduce the size of the CEO’s calculated award based on his performance relative to his individual goals, but may not increase it. This is necessary to retain deductibility under Internal Revenue Code Section 162(m).

If performance is below minimum threshold level the payout goes to zero. In addition to these opportunities, the Enhanced Bonus feature may add up to 50% to the calculated NCEIP or AIAP award depending on the level of consolidated net income performance above target. The maximum award opportunity under all plans combined is 200% of target for each executive including the CEO. Actual awards paid for 2015 performance are included in the Summary Compensation Table on page 47 under the column Non-Equity Incentive Plan Compensation. Award opportunities for each Named Officer under the combined plans for 2015 at threshold, target and maximum are included in the Grants of Plan-Based Awards table on page 48 under the columns Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Beginning in 2016, Free Cash Flow will be replaced with “Consolidated Working Capital as a Percentage of Sales.” This revised metric eliminates accounting related transactions such as accruals and prepaid items, with respect to which management can exercise little control, yet retains accountability for balance sheet items such as inventories, accounts receivable and accounts payable. Also in 2016 all officers will have an additional metric based on sales from the Company’s recent acquisition of Latchways plc. The successful integration of Latchways into the Company’s fall protection business is an important business objective for 2016.

In 2015, performance measures and goals were approved by the Committee at its February meeting. For the CEO and the other Named Officers, the Committee and, in the case of the CEO, independent directors of the Board, approved the following performance targets:

PERFORMANCE TARGETS FOR ANNUAL CASH INCENTIVE

Chairman, President and Chief Executive Officer – William M. Lambert

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin%	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Note: As a result of 2015 performance, 88% of target incentive was earned for 2015.

Senior Vice President, Chief Financial Officer and Treasurer – Stacy McMahan

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin%	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Note: Resigned prior to year-end. Not entitled to annual cash incentive award.

Vice President and President, MSA International – Kerry M. Bove (Effective January – June 2015)

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Operating Margin% – MSA International[3]	25%	12.1%	11.9%	14.9%	17.9%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow [2]	25%	$74.2	$62.7	$89.5	$116.4

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Senior Vice President and Chief Strategy Officer – Kerry M. Bove (Effective July – December 2015)

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin%	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow [2]	25%	$74.2	$62.7	$89.5	$116.4

Note: As a result of 2015 performance, including prior and current role, 91% of target incentive was earned for 2015.

Vice President, Chief Financial Officer and Treasurer – Kenneth D. Krause

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin %	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow [2]	25%	$74.2	$62.7	$89.5	$116.4

Note: As a result of 2015 performance, including prior and current role, 96% of target incentive was earned for 2015.

Vice President and President, MSA Europe – Ronald N. Herring, Jr. (Effective January – June 2015)

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Operating Margin % – MSA Europe[3]	25%	15.4%	14.2%	17.7%	21.2%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Senior Vice President and President, MSA International – Ronald N. Herring, Jr. (Effective July – December 2015)

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin %	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Note: As a result of 2015 performance, including prior and current role, 85% of target incentive was earned for 2015.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Vice President and President, MSA North America – Nishan J. Vartanian (Effective January – June 2015)

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Operating Margin % – MSA North America[3]	25%	28.2%	22.2%	27.7%	33.2%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Senior Vice President and President, MSA Americas – Nishan J. Vartanian (Effective July – December 2015)

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin %	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Note: As a result of 2015 performance, including prior and current role, 98% of target incentive was earned for 2015.

Vice President, Secretary and General Counsel – Douglas K. McClaine

(Dollars in millions)

		2015 Actual Performance	Pre-Established 2015 Annual Incentive Goals
Performance Measure	Weighting		Threshold	Target	Maximum
Consolidated Net Income[1]	25%	$88.8	$66.4	$94.8	$123.2
Consolidated Operating Margin %	25%	13.2%	11.0%	13.7%	16.4%
Consolidated CSPI	25%	61	55.1	61.2	67.3
Consolidated Free Cash Flow[2]	25%	$74.2	$62.7	$89.5	$116.4

Note: As a result of 2015 performance, 97% of target incentive was earned for 2015.

1 Consolidated Net Income from continuing operations of $69 million plus $18.5 million in costs for unplanned acquisitions and divestitures, restructuring, unplanned pension expense and asset sales not made in the ordinary course of business added back to Net Income and $1.2 million for removal of translational foreign currency adjustment, per terms approved by the Compensation Committee at the beginning of the year.

2 Net cash flow from operations minus capital expenditures.

3 For geographic business metrics and certain consolidated metrics, a currency-adjusted actual results will be used to compute the annual incentive payment.

The Committee chose consolidated net income as the primary corporate performance goal for 2015 for all Named Officers. Certain of the Named Officers are also measured by other performance goals appropriate to their job duties. The Committee believes that these measures are the best indicators of performance produced as a result of our executives’ efforts and is reflective of their individual areas of responsibility.

Long-Term Incentive Compensation. Our long-term incentive program represents a significant portion of an executive’s total compensation package. Awards under this program are considered “at risk,” which means they can increase or decrease in

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

value based on fluctuations in our stock price. In selecting the appropriate long-term incentive vehicles, the Committee made its decisions based on its desire to reward for long-term stock price appreciation, to promote loyalty and tenure with the Company and to increase executives’ alignment with shareholders. Stock options, time-vesting restricted stock units and performance stock units were chosen to meet these attributes. These awards are granted under the shareholder-approved 2008 Management Equity Incentive Plan (MEIP). In 2015 the mix is 50% stock options and 50% performance stock units for officers who have reached retirement eligibility and had achieved their ownership and retention guidelines. This particular mix of awards positions these retirement-eligible officers’ to have more equity “at risk” and provides better alignment to performance. For officers who have achieved their ownership and retention guidelines but who have not yet reached retirement eligibility, and for officers who have reached retirement eligibility but have not yet reached their ownership guidelines, the mix is 40% stock options, 40% performance stock units and 20% time-vesting restricted stock units. For other officers, including Mr. Krause, the mix is one-third stock options, one-third time-vesting restricted stock units and one-third performance stock units, recognizing the need to have a greater portion of equity compensation delivered in restricted stock units.

The following table illustrates the calculation and allocation of the long-term incentive compensation. This table and the table of Grants of Plan-Based Awards use the amounts computed in accordance with FASB ASC Topic 718.

LONG-TERM INCENTIVE COMPENSATION

	Allocated to
	1/1/2015 Salary Midpoint[1] (1)	2015 Stock Multiplier[2] (2)	Stock Options (3)	Restricted Stock Units (4)	Performance Stock Units (5)	Option Award Value[3] (1) x (3)	Restricted Stock Units Award Value[4] (1) x (4)	Performance Stock Units Award Value[5] (1) x (5)
William M. Lambert	$778,500	240%	120.00%	0.00%	120.00%	$934,200	$0	$934,200
Stacy McMahan	$399,500	115%	38.33%	38.33%	38.33%	$153,142	$153,142	$153,143
Kerry M. Bove	$363,350	95%	47.50%	0.00%	47.50%	$172,591	$0	$172,591
Kenneth D. Krause[6]	$225,700	35%	11.67%	11.67%	11.67%	$26,332	$26,332	$26,332
Ronald N. Herring, Jr.	$363,350	95%	47.50%	0.00%	47.50%	$172,591	$0	$172,591
Nishan J. Vartanian	$363,350	100%	50.00%	0.00%	50.00%	$181,675	$0	$181,675
Douglas K. McClaine	$363,350	90%	45.00%	0.00%	45.00%	$163,508	$0	$163,508

1 Reflects salary midpoint at the time of the award in February 2015.

2 Stock multiplier is the plan percentage effective in February 2015. Columns 3, 4 and 5 percentages reflect the split of the stock multiplier into options, restricted stock units and performance stock units in accordance with the discussion above.

3 Actual Stock Options awarded = Option Award Value divided by the Black-Scholes option value on the date of the award. Actual amount may vary due to rounding to nearest share value.

4 Actual Restricted Stock Units awarded = Restricted Stock Units Award Value divided by the closing stock price on the date of the award. Actual amount may vary due to rounding to nearest share value.

5 Actual Performance Stock Units awarded = Performance Stock Units Award Value divided by the closing stock price on the date of the award. Actual amount may vary due to rounding to nearest share value. Amounts shown in this column may differ from amounts shown in the compensation tables contained in this proxy statement due to differences in the method of calculating fair market value in compensation tables in accordance with FASB ASC Topic 718.

6 The 2015 grant to Mr. Krause was made prior to his promotion to CFO and was based on the targets for the position that he held at the time of grant.

NOTE: A stock multiplier is the percentage of the Named Officer’s salary midpoint that is awarded in annual equity grants as long term incentives. Stock multipliers are market based and determined with the assistance of the Committee’s outside compensation consultant.

Long-term incentive opportunities are developed for each executive salary grade based on the middle (50th percentile) of the market. While the Committee reviews these long-term incentive opportunities annually, it typically only adjusts the

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

individual opportunities periodically as market median long-term incentive data tends to be volatile, increasing or decreasing for certain positions more frequently than salary or annual incentive data. As a result, each Named Officer’s long-term incentive opportunity has been the same for the last several years even though the market has moved up and down over this time frame.

Stock Option Awards. Stock options are a performance motivator for executives to increase shareholder value. The Committee has chosen to use stock options because of the alignment they provide with our shareholders and because the value realized by the executive is equal to the increase in our stock price in excess of the option’s exercise price. The closing stock price on the date of grant is determined by the later of the date of the Compensation Committee meeting at which the grant was made, or the third business day after the Company’s year-end earnings release. Once vested and when exercised, if the stock price is lower than the exercise price set on the original grant date, the option provides no value to the executive.

The Company computes the fair value of each stock option in accordance with FASB ASC Topic 718, and expenses this amount over the vesting period.

The valuation methodology used to calculate the share grants and to calculate the accounting expense is the same. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of the executive. Stock options vest 100% three years following grant. The options are exercisable after they vest and until they expire, which is generally on the tenth anniversary following the grant date.

Only non-qualified stock options were granted in 2015. The exercise price is 100% of the fair market value on the grant date. The Company no longer issues incentive stock options as, due to the United States alternative minimum tax rules, the benefit of the tax deduction that the Company receives at the time of exercise typically exceeds the tax benefits to the participant that the incentive stock options would provide.

Performance Stock Units. The Company uses this type of equity grant to incentivize the achievement of one or more specific goals promoting long-term shareholder value. At the date of grant, a target number of shares is established based on the share value at the time of the award and present dollar value of the compensation intended to be delivered. Ultimately the number of shares awarded at the end of the performance period varies based on the achievement of corporate goals.

The target number of shares will vest if the target performance goals are met. If “excellence” goals are met, the number of shares vested will be doubled. If only the minimum “threshold” performance is achieved, one half of the target number of shares will vest. If performance is below “threshold,” the entire award will be forfeited. At performance levels between threshold, target and excellence, awards will be interpolated. There are no shares issued until the performance goals have been met. Therefore, there are no dividend rights or voting rights associated with this form of long-term incentive until the shares are actually issued upon performance goals being met.

For the grants made in 2013, 2014 and 2015, the performance metric for grants of performance stock units is Total Shareholder Return (TSR) compared to the peer group. The performance period is three years. At the end of the first year of the performance period, if the TSR is at or above the 50th percentile of the peer group TSR, one fourth of the target number of shares will be issued as time-vesting restricted stock, subject only to forfeiture in the event of termination of employment prior to the end of the three-year performance period. At the end of the second year of the performance period, if the two year cumulative shareholder return is at or above the 50th percentile of the peer group, one half of the target shares less any shares earned at the end of the first year will be issued as time-vesting restricted stock, subject only to forfeiture in the event of termination of employment prior to the end of the three-year performance period. At the end of the third year of the performance period, if the three year cumulative TSR is at the 50th percentile of the peer group, the target number of shares will be earned less any shares earned in the previous two years. If the TSR is at or above the 75th percentile of the peer group at the end of the third year, two times the target number of shares will be earned less any shares earned during the first two years of the performance period. If the TSR is below the 25th percentile of the peer group at the end of the third year, no shares will be earned for that period. Also, if the TSR is at or above the 25th percentile but is a negative number, then the

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

maximum number of shares earned is limited to one half of the target shares. However, time-vesting restricted shares that were issued during the first two years of the performance period will not be forfeited and will become vested at the end of the three years based upon the officer’s continued employment. For performance between the 25th percentile and the 75th percentile interpolation will be used to determine the actual numbers of shares earned. Effective for the grants made in 2015, the Company substituted time-vesting restricted stock units for time-vesting restricted stock for issuance upon meeting performance tests in the first or second year. The 2013 grant three year cumulative performance was at the 33.3 percentile of the peer group and therefore 66.6% of the target will be paid in 2016. The 2014 grant had performance above the 50th percentile in year one and thus 25% of the target shares were earned, but the two year cumulative performance was below the 50th percentile and therefore no additional shares were earned in year two. The 2015 grant had performance below the 50th percentile in year one and therefore no shares were earned.

Effective with the 2016 annual equity grants, the long-term performance stock unit incentive award will be redesigned. Two new internal financial metrics will be used to measure performance and the final results will be modified based on TSR as compared to a peer group. The internal financial goals will be based on Operating Margin percentage (weighted at 60%) and Revenue Growth (weighted at 40%). The use of the TSR modifier will align the executives’ rewards with changing shareholder value. Specific details of the award design will be provided in the 2017 Compensation Discussion and Analysis.

Time-Vesting Restricted Stock Units. The Committee selected time-vesting restricted stock units in order to create and encourage an ownership culture and to serve as a retention tool. Restricted stock units vest 100% on or about the third anniversary following the date of grant. The value assigned to restricted stock units is the fair market value of the shares of Common Stock to which such restricted stock units relate on the date of grant, and the recipient is charged with income for Federal income tax purposes in the year of vesting at the market value as of the date that the restrictions lapse. The restricted units do not include voting rights or the right to dividends or dividend equivalents during the vesting period.

ADDITIONAL CONSIDERATIONS RELATING TO THE CEO

In 2015, Mr. Lambert’s base pay was adjusted by amounts which conform to the Company’s merit increase guidelines for U.S. payroll. The increase for 2015 in Mr. Lambert’s salary was 3.9%.

CEO Pay For Performance. During 2015, the Committee, with the assistance of its compensation consultant Pay Governance, conducted several analyses to assess the alignment of the CEO’s pay relative to the performance of the Company. Company performance was defined as either our total shareholder return (TSR) or a composite of performance metrics. This composite consists of the average ranking relative to our peers of our TSR, Net Income Growth, RONA and Operating Income Margin. These analyses considered the CEO’s total direct compensation (TDC) which includes: base salary, actual cash bonus earned and value of equity incentives. Equity incentives were considered using two separate methodologies:

1.	Expected value method: this method considered the grant date fair value of equity awards and is the same value as stated in our proxy statement summary compensation table.

2.	Realizable compensation method: this method examines the aggregate value of previously granted equity awards at a point in time, including:
a.	the in-the-money intrinsic value of stock option grants made during the period,
b.	the end of period value of restricted stock grants made during the period, and
c.	for performance awards, the actual payouts for awards beginning and ending during the three-year performance period and the end of period estimated payout for unvested awards granted during the three-year performance period ended December 31, 2014.

During 2015, the Committee reviewed and discussed the results of the following independent analyses and was satisfied that the executive compensation program was aligned with the performance of the Company.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2014 Relative CEO Pay Ranking versus 2014 Relative TSR Ranking

This analysis compares our CEO’s 2014 TDC compensation using his actual annual cash incentive earned in 2014 (and paid in early 2015) and the expected value methodology (described above) for equity awards granted in 2014, all relative to our peer group CEOs’ TDC compensation valued on the same basis. Our TSR performance for 2014 was also evaluated relative to our peers. The Committee concluded that compensation granted in 2014 to our CEO was reasonably aligned to our 2014 TSR when considered on a relative basis to our peers.

MSA CEO 2014 TDC	MSA 2014 RELATIVE TSR	ALIGNMENT
36th Percentile	35th Percentile	Reasonable

2014 CEO Actual Annual Cash Incentive Earned Relative to Peers versus 2014 Composite Performance Relative to Peers

This analysis compares our CEO’s 2014 actual bonus earned (and paid in early 2015) to the composite performance metrics, which are a collection of metrics used in our incentive arrangements. Both the CEO’s bonus information and the composite performance results were compared to the same data of our peers and considered on a percentile rank basis. The Committee concluded that the CEO’s annual incentive payment, when evaluated in terms of absolute dollar value, was reasonably aligned with the relative performance of the Company.

2014 CEO ACTUAL BONUS PAYMENT	BONUS RELATIVE TO PEERS	PERFORMANCE RELATIVE TO PEERS	ALIGNMENT OF BONUS AND PERFORMANCE
Bonus Earned (Dollar Value)	25st Percentile	39th Percentile	Reasonable

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2014 CEO Realizable Compensation Relative to Peers versus 2014 Composite Performance Relative to Peers

This analysis compares our CEO’s realizable compensation (realizable compensation method, described above) over the three-year period 2012 through 2014 relative to the composite performance metrics, which are a collection of metrics used in our incentive arrangements. Both the CEO’s realizable compensation information and the composite performance results were compared to the same data of our peers and considered on a percentile rank basis. The Committee concluded that the CEO’s three-year realizable compensation, when evaluated in terms of absolute dollar value, was reasonably aligned with the relative performance of the Company.

	REALIZABLE COMPENSATION RELATIVE TO PEERS	PERFORMANCE RELATIVE TO PEERS	ALIGNMENT OF REALIZABLE COMPENSATION AND PERFORMANCE
CEO Realizable Compensation (Value)	41th Percentile	59th Percentile	Reasonable

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Realizable Compensation as a Percent of Expected Value Relative to Company TSR Performance

This analysis examines the percent difference in compensation granted to our CEO in a particular year expressed on an expected value basis (note 1 below) versus the same compensation expressed on a realizable value basis (note 2 below) at the end of 2015. This percent difference is compared to the change in actual Company TSR for the same time periods to understand if the difference in expected value pay and realizable pay is directionally similar to our TSR performance. For example, if our stock price falls over a period of time we would expect our CEO’s realizable compensation to be less than the expected value at the time the compensation was granted. In evaluating this analysis, the Committee was satisfied that the CEO’s realizable compensation was directionally similar to changes in our TSR.

Year	MSA CEO Target TDC at Grant (1)	MSA CEO Realizable Value (2)	Measurement Period	Change in Pay Value (3)	Change in MSA TSR (4)	Alignment
2013	$3,317,924	$1,940,736	2013 - 2015	-42%	10%	Reasonable
2014	$3,318,528	$2,133,937	2014 - 2015	-36%	-11%	Reasonable
2015	$3,276,665	$2,305,132	2015	-30%	-16%	Reasonable
Total	$9,913,118	$6,379,805	2013 - 2015	-36%	10%	Reasonable
(1)	Target TDC at Grant includes for each particular year the CEO’s base salary, target bonus and the grant date fair value of equity awards granted.
(2)	Realizable value includes for each particular year the CEO’s base salary, actual bonus earned and the realizable value of equity awards granted during that particular year using our December 31, 2015 closing stock price. See page 40 for a more detailed description of realizable value for long-term incentive awards.
(3)	Change in Pay Value is the change in the CEO’s compensation from the time it was granted to December 31, 2015 considering the impact of actual performance relative to performance goals and changes in company stock price.
(4)	MSA TSR is calculated on a point-to-point basis using the final trading day of each year.

OTHER COMPENSATION AND RETIREMENT POLICIES

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our officers to engage in risk taking beyond our ability to effectively identify and manage.

Post Employment Retirement Benefits. Retirement related compensation is designed to provide financial security following retirement from the Company and to reward for loyalty and tenure. Retirement benefits fall into three major elements which include pension, 401(k) and non-qualified retirement plans. All of these programs exist to help attract, retain, and motivate key executives. The programs listed below are designed to be competitive and are compared periodically to representative peer companies. Retirement-related compensation programs do not have a direct linkage to performance but rather a link to a long term commitment to MSA, as do all other welfare benefits.

•

Pension – offered as part of a retirement package that helps the Company recruit employees and provides security and peace of mind for future retirement, enabling executives and other employees to exit the workforce at retirement age. Pension amounts are based on final average pay, years of service, age, and a pre-determined plan formula.

•

401(k) – offered as part of our benefits package to encourage employees to save for their own retirement and future financial security. MSA matches 100% of the first 1% of employee contributions and 50% of the next 6% for a total match of 4% on 7% of compensation. Plan design and provisions are reviewed periodically to determine if the total retirement package is competitive.

•

Non-qualified retirement plans – provide additional retirement benefits for executives whose accumulations and contributions in the qualified plans are limited by the Internal Revenue Code. MSA maintains three such plans. The MSA 2005 Supplemental Retirement Savings Plan provides benefits beyond the limitations imposed on 401(k) plans. The MSA Supplemental Pension Plan provides benefits beyond the limitations imposed on defined benefit pension plans. The Company ceased providing benefits under the Supplemental Pension Plan for any employees who are newly hired or promoted into the eligible class of Key Executives after December 31, 2012. The MSA Supplemental Executive Retirement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Plan provides additional retirement benefits only for officers who retire from the Company at age 55 or later. The Company ceased providing benefits under the MSA Supplemental Executive Retirement Plan to any new executives who joined the Company after January 1, 2008.

Stock Ownership Guidelines and Retention Policy. The Committee has adopted stock ownership guidelines and a retention policy for all Company officers as well as other key executives. The Company believes that significant ownership levels provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. All officers are expected to hold a number of shares equal in value to their salary grade midpoint multiplied by a stock multiplier ranging from 2.25 up to 5.5 for the CEO. All officers have a five-year period from the time they become an officer to accumulate the specified shares. That specified ownership amount is expected to be retained thereafter as long as an executive remains an active employee.

The Company has a stock retention policy in addition to the stock ownership guidelines. Prior to achieving the stock ownership guidelines mentioned above, the executive must retain 100% of all equity awards through the Company’s compensation program (net of exercise costs and taxes). Once the ownership threshold requirement is met, each executive is required to retain at least 20% of the dollar value of additional shares (net of exercise costs and taxes) realized through the exercise of stock options, the vesting of restricted stock or restricted stock units, and the vesting of performance-based stock units until age 62. Upon attaining age 62, the executive may begin divesting the additional retention shares, but must continue to abide by the basic stock ownership guidelines. The fifth column in the table below sets forth the accumulated retention requirements for each Named Officer based upon past option exercises and share and unit vestings.

The Named Officers all exceeded their stock ownership guidelines requirements and total ownership requirements as of December 31, 2015, except for Messrs. Vartanian and Krause. Mr. Vartanian was promoted to Senior Vice President during the year, and thus his basic ownership guideline was increased from 2.25 times his midpoint to 3.5 times his midpoint. Mr. Krause was recently elected Chief Financial Officer in December 2015.

The stock ownership and retention requirements for each Named Officer are as follows:

STOCK OWNERSHIP AND RETENTION REQUIREMENTS

Name	Title	Salary Midpoint as of 12/31/2015		2015 Stock Multiplier		Basic Ownership Requirement	Accumulated Retention Requirement	Total Ownership Requirement
William M. Lambert	Chairman, President and Chief Executive Officer	$778,500	x	5.50	=	$4,281,750	$1,199,106	$5,480,856
Stacy McMahan[1]	Senior Vice President, Chief Financial Officer and Treasurer	—	x	—	=	$—	$—	$—
Kerry M. Bove	Senior Vice President and Chief Strategy Officer	$363,350	x	3.50	=	$1,271,725	$320,585	$1,592,310
Kenneth D. Krause[2]	Vice President, Chief Financial Officer and Treasurer	$363,350	x	2.25	=	$743,288	$—	$743,288
Ronald N. Herring, Jr.	Senior Vice President and President, MSA International	$363,350	x	3.50	=	$1,271,725	$259,915	$1,531,640
Nishan J. Vartanian[3]	Senior Vice President and President, MSA Americas	$363,350	x	3.50	=	$1,271,725	$—	$1,271,725
Douglas K. McClaine	Vice President, Secretary and General Counsel	$363,350	x	2.25	=	$817,538	$146,317	$963,855

(1) Ms. McMahan was no longer employed as of December 31, 2015, therefore no requirements are shown.

(2) Mr. Krause has not met his stock ownership requirements, therefore there is no accumulated retention requirement.

(3) Mr. Vartanian has not met his stock ownership requirements, therefore there is no accumulated retention requirement.

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following forms of share ownership apply toward the stock ownership requirements: shares purchased; vested and unvested restricted stock; vested and unvested restricted stock units; shares retained following the exercise of stock options; and other shares acquired through any other lawful means. Performance based restricted stock or stock units that have not yet met the performance tests are not applied toward the stock ownership requirements. The Company currently does not have a formal penalty should an executive fail to meet the expected ownership level in the allotted timeframe, but all executives understand these requirements, and the Committee may use its discretion to reduce or eliminate future long-term incentive grants, or take such other actions as it deems appropriate if ownership guidelines continued to not be met. These ownership guidelines help drive a culture of ownership and accountability among the executive team.

Hedging and Pledging. The Company maintains an insider trading policy that restricts officers and directors in the trading of their Company stock. That policy specifically prohibits officers and directors from hedging or pledging their Company stock.

Recoupment Policy. The Company has a recoupment policy applicable to officers and other Company employees. In the event of a restatement of MSA’s financial results or a determination of other misconduct that causes financial harm to the Company, the Board will review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events. As part of that review, consideration would also be given to any appropriate action regarding compensation that may have been awarded to such persons. In particular, it would be appropriate to consider whether any compensation was awarded on the basis of having achieved specified performance targets, whether a person engaged in misconduct that contributed to the restatement and whether such compensation would have been reduced had the financial results been properly reported. Depending on the outcome of that review, appropriate action could include reducing compensation in the year the restatement was made, seeking repayment of any incentives received for the period restated or any gains realized as a result of exercising an option awarded for the period restated, or canceling any unvested equity compensation awarded for the period restated.

Perquisites. The Company provides executives with a limited number of perquisites in order to strengthen business relationships and maximize the use of our executives’ time. Our perquisites have been benchmarked to the market and are considered ordinary, customary, and minimal for each executive’s position. The following are available to the Named Officers:

•

Automobile – each Named Officer is provided a Company leased vehicle to facilitate travel among MSA’s various locations and for other business travel. Personal use of this automobile is calculated and imputed as income for each executive.

•

Club memberships – a country club membership is provided to our CEO to facilitate customer contact and a business club is provided to our CEO to afford a downtown Pittsburgh location for business meetings.

•

Financial planning and tax return assistance – provides advice and guidance to executives on investment and income tax issues in order to maximize the use and understanding of our executive compensation program and minimize time otherwise required for taxation issues.

•	The Company does not own or lease an aircraft, nor does the Company have fractional ownership in any aircraft, nor does it pay for executives’ personal travel.

Severance Policy. The Company has a severance pay policy that applies to the Named Officers as well as all other eligible salaried employees. The policy applies to a permanent termination of the employment relationship when initiated by the Company and when other conditions are satisfied. A schedule of benefits determines the separation benefit ranging from four weeks to a maximum of fifty-two weeks of severance pay based on final salary.

Change in Control. The Company has entered into change in control employment agreements with each of the Named Officers. These agreements provide Named Officers up to three years income and benefits following a change in control of the Company. These agreements are intended to retain executives, provide continuity of management in the event of an actual or threatened change in control and enable executives to remain financially indifferent when evaluating opportunities

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

that may be beneficial to shareholders yet could negatively impact the continued employment of the executive. Cash severance payments are payable and accelerated vesting of unvested equity awards occurs only in the event of both a change in control and termination of employment other than for cause, death or disability (commonly known as a “double trigger”). There are no tax gross-up provisions in the change in control agreements.

Stock Option and Other Equity Granting Process. The Company grants stock options and all other equity grants for executives and all other eligible associates at the first regularly scheduled Compensation Committee meeting of each calendar year. The Committee makes its grants effective on the later of the date of the Compensation Committee meeting at which the grant was made or the third business day after the Company’s year-end earnings release. Under the 2008 MEIP, which was approved by shareholders, the stock option exercise price will be set as the closing price on the grant date, as permitted by generally accepted accounting principles. Option dating practices are consistent, regular and unbiased. The Company does not “backdate” options or grants of any kind.

Adjustments or Recovery of Prior Compensation. The Company does not have employment agreements with any Named Officer. As described above under “Recoupment Policy,” the Company maintains a recoupment policy to facilitate the recovery or adjustment of amounts previously awarded or paid to a Named Officer, in the event of a restatement of MSA’s financial results or a determination of other misconduct that causes financial harm to the Company. Additionally, the Sarbanes-Oxley Act of 2002 provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements as a result of misconduct, the Chief Executive Officer and the Chief Financial Officer must reimburse the Company for any bonus, incentive or equity-based compensation received, and any profits realized from the sale of Company securities, during the twelve months following the issuance or filing of the noncompliant results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based upon its review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Robert A. Bruggeworth, Chair

Thomas B. Hotopp

Rebecca B. Roberts

Thomas H. Witmer

Summary Compensation Table

The following table shows the compensation for 2015, 2014 and 2013 of the Company’s principal executive officer, the Company’s three principal financial officers during the year, and the other three executive officers of the Company with the highest total compensation for 2015 (the “Named Officers”):

Name and Principal Position	Year	Salary	Stock awards (1)	Stock option awards (2)	Non-equity incentive plan compensation (3)	Change in pension value (4)	All other compensation (5)	Total
William M. Lambert	2015	$787,269	$776,691	$934,205	$682,978	$557,403	$92,604	$3,831,150
Chairman, President and Chief	2014	$761,192	$1,070,626	$803,160	$716,087	$1,972,439	$113,515	$5,437,019
Executive Officer	2013	$743,750	$1,116,621	$787,413	$575,918	$340,631	$101,700	$3,666,033
Stacy McMahan (6)	2015	$287,527	$280,424	$153,143	—	—	$35,999	$757,093
Senior Vice President, Chief	2014	$367,984	$301,580	$142,896	$235,799	$60,353	$47,916	$1,156,528
Financial Officer and Treasurer	2013	$336,338	$228,847	$104,245	$149,586	$24,019	$34,508	$877,543
Kerry M. Bove (6)	2015	$362,558	$143,481	$172,586	$165,706	$179,379	$49,036	$1,072,746
Senior Vice President and Chief	2014	$340,881	$201,948	$151,526	$193,282	$649,722	$44,891	$1,582,250
Strategy Officer	2013	$331,588	$210,602	$148,551	$122,598	$210,602	$148,551	$1,172,492
Kenneth D. Krause (6)	2015	$233,726	$153,067	$26,337	$73,581	$19,880	$10,600	$517,191
Vice President, Chief Financial Officer
and Treasurer
Ronald N. Herring, Jr.	2015	$363,165	$143,481	$172,586	$169,735	$220,175	$512,685	$1,581,827
Senior Vice President and President	2014	$342,586	$216,879	$134,680	$220,805	$662,238	$937,155	$2,514,343
MSA International	2013	$329,432	$223,867	$132,047	$179,727	$21,634	$654,902	$1,541,609
Nishan J. Vartanian (6)	2015	$362,668	$151,043	$181,667	$196,127	$222,157	$37,041	$1,150,703
Senior Vice President and President
MSA Americas
Douglas K. McClaine (6)	2015	$351,088	$135,959	$163,505	$157,785	$186,538	$42,098	$1,036,973
Vice President, Secretary and General	2014	$339,346	$191,348	$143,551	$183,811	$631,978	$41,280	$1,531,314
Counsel	2013	$325,491	$199,533	$140,728	$168,760	$79,093	$44,084	$957,689
(1)	Represents the aggregate grant date fair value of the restricted stock awards, restricted stock unit awards, and performance stock unit awards computed in accordance with FASB ASC Topic 718. For the performance stock unit awards, the amounts disclosed in the table are based upon the target amount of shares granted. If maximum share payouts were achieved for such units, the aggregate grant date fair value for such units would be twice the amount disclosed in each year in the table related to such performance stock units. In the event of such maximum payouts the totals in the stock awards column would be: (i) for 2015, $1,553,382 for Mr. Lambert, $407,729 for Ms. McMahan, $286,962 for Mr. Bove, $174,945 for Mr. Krause, $286,962 for Mr. Herring, $302,086 for Mr. Vartanian and $271,918 for Mr. McClaine; (ii) for 2014, $1,962,818 for Mr. Lambert, $460,289 for Ms. McMahan, $370,246 for Mr. Bove, $366,458 for Mr. Herring and $350,803 for Mr. McClaine; (iii) for 2013, $2,058,295 for Mr. Lambert, $353,479 for Ms. McMahan, $381,749 for Mr. Herring, and $367,836 for Mr. McClaine.
(2)	Represents the aggregate grant date fair value of the stock option awards, computed in accordance with FASB ASC Topic 718.
(3)	Represents the aggregate amount of incentive awards earned by the Named Officer under the Non-CEO Executive Incentive Program, the CEO Annual Incentive Award Plan and the Enhanced Bonus. See “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above.
(4)	Represents the amount of the aggregate increase for 2015 in the actuarial present value of the Named Officer’s accumulated benefits under the defined benefit retirement plans described under “Pension Benefits” below. Pension benefits are not available to the executive in a lump-sum present value form and changes in the interest rate or the mortality rates used to calculate present values can cause wide fluctuations in the “change in Pension value” even though there has been no change to the way the annuity benefits are calculated.
(5)	The following table describes the 2015 amounts included under “All Other Compensation:”

Name	Perquisites and personal benefits (A)	Company contributions to defined contribution plans	Insurance premiums	Total
William M. Lambert	$31,405	$60,134	$1,065	$92,604
Stacy McMahan	$15,066	$20,933	$—	$35,999
Kerry M. Bove	$25,992	$22,234	$810	$49,036
Kenneth D. Krause	$—	$10,600	$—	$10,600
Ronald N. Herring, Jr.	$481,836	$28,359	$2,490	$512,685
Nishan J. Vartanian	$14,528	$22,513	$—	$37,041
Douglas K. McClaine	$17,306	$21,396	$3,396	$42,098

(A)	The amounts for Mr. Lambert and Ms. McMahan consist of the cost of personal use of a Company car, tax and investment assistance and a club membership. The amounts for Messrs. Bove, Vartanian and McClaine consist of the cost of personal use of a Company car and tax and investment assistance. The amount shown for Mr. Herring consists of personal use of a Company car, tax and investment assistance, moving expense and several items related to Mr. Herring’s international assignment in Switzerland for business purposes, as follows: a goods and services allowance of $60,017, a housing allowance of $76,431, tax equalization payments of $144,464 a mobility premium of $93,750, spousal travel allowance of $42,500 and a relocation allowance of $31,250. The tax equalization payment to Mr. Herring was made under the Company’s international assignment tax equalization policy which is part of the Company’s standard expatriate package, to compensate Mr. Herring for taxes that he had to pay in Switzerland that exceeded those that he would have had to pay in the United States. Mr. Herring repatriated back to the United States in the fourth quarter of 2015.
(6)	Mr. Bove was not a Named Officer in 2013, Messrs. Krause and Vartanian were not Named Officers in 2013 or 2014, and Mr. McClaine was not a Named Officer in 2014, under the rules of the Securities and Exchange Commission. Ms. McMahan resigned effective September 25, 2015. Mr. Bove served as Acting Chief Financial Officer from September 26, 2015 through December 9, 2015. Mr. Krause was elected Chief Financial Officer on December 9, 2015.

Grants of Plan-Based Awards

The following table shows the grants of plan-based awards made to the Named Officers in 2015:

		Estimated possible payouts under non-equity incentive plan awards (1)			Estimated possible payouts under equity incentive plan awards (2)			Stock and stock unit awards (3)		Option awards (4)
Name	Grant date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of shares or units	Grant date fair value	Number of shares	Exercise price ($/share)	Grant date fair value
William M. Lambert	2/25/2015	$389,250	$778,500	$1,557,000	$388,346	$776,691	$1,553,382	—	$0	59,770	$48.64	$934,205
Stacy McMahan	2/25/2015	$129,838	$259,675	$519,350	$63,653	$127,305	$254,610	3,148	$153,119	9,798	$48.64	$153,143
Kerry M. Bove	2/25/2015	$90,838	$181,675	$363,350	$71,741	$143,481	$286,962	—	$0	11,042	$48.64	$172,586
Kenneth D. Krause	2/25/2015	$82,588	$165,175	$330,350	$10,939	$21,878	$43,756	2,840	$131,189	1,685	$48.64	$26,337
Ronald N. Herring, Jr.	2/25/2015	$109,005	$218,010	$436,020	$71,741	$143,481	$286,962	—	$0	11,042	$48.64	$172,586
Nishan J. Vartanian	2/25/2015	$109,005	$218,010	$436,020	$75,522	$151,043	$302,086	—	$0	11,623	$48.64	$181,667
Douglas K. McClaine	2/25/2015	$81,754	$163,508	$327,016	$67,960	$135,919	$271,838	—	$0	10,461	$48.64	$163,505
(1)	Represents the amounts which could have been earned by the Named Officer through 2015 performance at the threshold, target and maximum levels under the annual incentive plans described under “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above. The actual amounts earned are shown in the “Non-equity incentive plan compensation” column in the Summary Compensation Table above.
(2)	Represents the amount that could be earned by the Named Officer at the threshold, target and maximum levels of shares to be issued with respect to the performance stock units granted to the Named Officer under the Company’s 2008 Management Equity Incentive Plan. The performance period runs through December 31, 2017. The amounts shown are based upon the grant date fair value of the applicable number of shares of the Company’s Common Stock.
(3)	Represents time-vesting restricted stock unit awards granted to each Named Officer in 2015 under the Company’s 2008 Management Equity Incentive Plan. To earn the award, the officer must remain employed by the Company or a subsidiary through a date which is approximately the third anniversary of the grant date. Restricted stock units will also vest earlier upon a change in control or if the grantee’s employment terminates due to death, disability or retirement under a Company retirement plan.
(4)	Represents stock options granted to each Named Officer in 2015 under the Company’s 2008 Management Equity Incentive Plan. All of the options granted are non-qualified stock options. The options become exercisable on the third anniversary of the grant date or upon an earlier change in control. The exercise price of each option is the market closing price of the Common Stock on the grant date, and the options expire on the tenth anniversary of the grant date. Options are exercisable for up to five years (but not after the expiration date) following termination of employment due to death, disability or retirement. In the event of involuntary termination within two years after a change in control or in the event of termination with the consent of the Company, any vested options can be exercised within one year after the termination of employment (but not after the expiration date). In the event of resignation without the consent of the Company, any vested options can be exercised within 30 days after the termination of employment (but not after the expiration date). In the event of termination for cause, any outstanding option shall terminate as of the date of the termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards held by the Named Officers at December 31, 2015:

	Option Awards							Stock Awards		Performance Stock Unit Awards
Name	Number exercisable	Number un-exercisable	Date exercisable	Option exercise price	Expiration date	Number of shares or stock units that have not vested		Vesting date	Market value of shares or stock units that have not vested(1)	Number of unearned stock units that have not vested	Vesting Date	Market value of unearned stock units that have not vested(1)
William M . Lambert	22,859	—	2/21/2010	$40.10	2/21/2017	3,574		3/8/2016	$155,362	16,086	(3)	$699,258
	58,115	—	2/26/2011	$45.24	2/26/2018	3,452		3/8/2017	$150,058	11,654	(4)	$506,599
	101,418	—	2/23/2012	$17.83	2/23/2019	3,884	(2)	3/8/2017	$168,837	19,206	(5)	$834,885
	87,129	—	2/23/2013	$24.63	2/23/2020	—		—	—	—	—	—
	55,143	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	54,099	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	—	55,964	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	46,533	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	59,770	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
Stacy McMahan	—	—	—	—	—	—		—	—	—	—	—
Kerry M. Bove	7,225	—	2/21/2010	$40.10	2/21/2017	674		3/8/2016	$29,299	3,034	(3)	$131,888
	11,363	—	2/26/2011	$45.24	2/26/2018	651		3/8/2017	$28,299	2,199	(4)	$95,591
	20,927	—	2/23/2012	$17.83	2/23/2019	732	(2)	3/8/2017	$31,820	3,548	(5)	$154,232
	15,954	—	2/23/2013	$24.63	2/23/2020	—		—	—	—	—	—
	7,800	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	10,205	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	—	10,558	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	8,779	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	11,042	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
Kenneth D. Krause	1,378		2/17/2015	$36.69	2/17/2022	303		3/8/2016	$13,171	303	(3)	$13,171
	—	1,056	2/20/2016	$48.95	2/20/2023	696		3/8/2017	$30,255	372	(4)	$16,171
	—	1,488	2/26/2017	$51.69	2/26/2024	124	(2)	3/8/2017	$5,390	541	(5)	$23,517
	—	1,685	2/25/2018	$48.64	2/25/2025	641		3/8/2018	$27,864
	—		—	—	—	2,199		8/31/2018	$95,591
Ronald N. Herring, Jr.	7,225	—	2/21/2010	$40.10	2/21/2017	1,348		3/8/2016	$58,598	2,697	(3)	$117,239
	11,363	—	2/26/2011	$45.24	2/26/2018	1,302		3/8/2017	$56,598	1,954	(4)	$84,940
	20,927	—	2/23/2012	$17.83	2/23/2019	651	(2)	3/8/2017	$28,299	3,548	(5)	$154,232
	15,954	—	2/23/2013	$24.63	2/23/2020	—		—	—	—	—	—
	7,800	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	10,205	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	—	9,385	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	7,803	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	11,042	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
Nishan J. Vartanian	2,408	—	2/21/2010	$40.10	2/21/2017	977		3/8/2016	$42,470	977	(3)	$42,470
	3,104	—	2/26/2011	$45.24	2/26/2018	2,057		3/8/2017	$89,418	1,543	(4)	$67,074
	9,433	—	2/23/2012	$17.83	2/23/2019	514	(2)	3/8/2017	$22,344	3,735	(5)	$162,360
	7,191	—	2/23/2013	$24.63	2/23/2020	—		—	—	—	—	—
	3,516	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	4,035	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	—	3,402	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	6,160	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	11,623	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—

	Option Awards							Stock Awards		Performance Stock Unit Awards
Name	Number exercisable	Number un-exercisable	Date exercisable	Option exercise price	Expiration date	Number of shares or stock units that have not vested		Vesting date	Market value of shares or stock units that have not vested(1)	Number of unearned stock units that have not vested	Vesting Date	Market value of unearned stock units that have not vested(1)
Douglas K. McClaine	7,225	—	2/21/2010	$40.10	2/21/2017	638		3/8/2016	$27,734	2,875	(3)	$124,976
	11,156	—	2/26/2011	$45.24	2/26/2018	617		3/8/2017	$26,821	2,083	(4)	$90,548
	20,545	—	2/23/2012	$17.83	2/23/2019	694	(2)	3/8/2017	$30,168	3,362	(5)	$146,146
	15,661	—	2/23/2013	$24.63	2/23/2020	—		—	—	—	—	—
	8,168	—	2/23/2014	$33.55	2/23/2021	—		—	—	—	—	—
	9,668	—	2/17/2015	$36.69	2/17/2022	—		—	—	—	—	—
	—	10,002	2/20/2016	$48.95	2/20/2023	—		—	—	—	—	—
	—	8,317	2/26/2017	$51.69	2/26/2024	—		—	—	—	—	—
	—	10,461	2/25/2018	$48.64	2/25/2025	—		—	—	—	—	—
(1)	Based on the $43.47 closing price for the Company’s Common Stock on December 31, 2015.
(2)	These share amounts were originally performance stock units, for which the performance conditions have been met, and which have thus been converted to time-vesting restricted stock.
(3)	The final vesting date of these performance stock units will be March 8, 2016, assuming that the Compensation Committee determines whether, and to what extent, the performance requirements related to the awards have been met, subject to the earlier vesting of the performance conditions of a percentage of the awards if applicable annual performance tests are met, in which case the final (time-based) vesting date for such percentage of awards will be March 8, 2016, if the employee remains employed by the Company at that date.
(4)	The final vesting date of these performance stock units will be March 8, 2017, assuming that the Compensation Committee determines whether, and to what extent, the performance requirements related to the awards have been met, subject to the earlier vesting of the performance conditions of a percentage of the awards if applicable annual performance tests are met, in which case the final (time-based) vesting date for such percentage of awards will be March 8, 2017, if the employee remains employed by the Company at that date.
(5)	The final vesting date of these performance stock units will be March 8, 2018, assuming that the Compensation Committee determines whether, and to what extent, the performance requirements related to the awards have been met, subject to the earlier vesting of the performance conditions of a percentage of the awards if applicable annual performance tests are met, in which case the final (time-based) vesting date for such percentage of awards will be March 8, 2018, if the employee remains employed by the Company at that date.

Option Exercises and Stock Vested

The following table shows the stock options exercised by the Named Officers and the restricted stock awards vested for the Named Officers during 2015:

	Option awards		Stock awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting	Value realized on vesting(2)
William M. Lambert	19,240	$85,558	36,407	$1,706,396
Stacy McMahan	—	$—	—	$—
Kerry M. Bove	—	$—	6,868	$321,903
Kenneth D. Krause	—	$—	927	$43,448
Ronald N. Herring, Jr.	7,670	$75,933	6,868	$321,903
Nishan J. Vartanian	—	$—	2,714	$127,205
Douglas K. McClaine	7,191	$35,929	6,506	$304,936
(1)	Represents the difference between the market value on the date of exercise of the shares acquired and the option exercise price.
(2)	Represents the market value of the restricted shares on the vesting date. Includes time-vesting restricted stock awards and the vesting of time-vesting restricted stock derived from performance stock units which had met performance tests.

Pension Benefits

The following table provides information concerning the value of the Named Officers’ accumulated benefits under the Company’s defined benefit retirement plans as of December 31, 2015:

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
William M. Lambert	MSA Pension Plan	34.3	$1,008,568	—
	MSA Supplemental Pension Plan	34.3	$5,908,473	—
	Supplemental Executive Retirement Plan	34.3	$736,664	—
Stacy McMahan	MSA Pension Plan	—	—	—
	MSA Supplemental Pension Plan	—	—	—
Kerry M. Bove	MSA Pension Plan	35.6	$1,041,636	—
	MSA Supplemental Pension Plan	35.6	$1,363,889	—
	Supplemental Executive Retirement Plan	35.6	$441,998	—
Kenneth D. Krause	MSA Pension Plan	9.3	$121,116	—
	MSA Supplemental Pension Plan	9.3	$11,903	—
Ronald N. Herring, Jr.	MSA Pension Plan	32.4	$809,635	—
	MSA Supplemental Pension Plan	32.4	$1,258,776	—
	Supplemental Executive Retirement Plan	32.4	$441,998	—
Nishan J. Vartanian	MSA Pension Plan	30.5	$795,334	—
	MSA Supplemental Pension Plan	30.5	$850,859	—
Douglas K. McClaine	MSA Pension Plan	31.3	$939,050	—
	MSA Supplemental Pension Plan	31.3	$1,184,898	—
	Supplemental Executive Retirement Plan	31.3	$441,998	—

Pension Plan

Introduction. The MSA Pension Plan is a retirement plan that covers most U.S. salaried employees and certain U.S. hourly employees.

To have a non-forfeitable right to a benefit under the Pension Plan, a participant must complete five years of service with the Company or an affiliate, or reach normal retirement age while employed by the Company or an affiliate. The Pension Plan’s normal retirement age is identical to the participant’s “Social Security Retirement Age.” The Social Security Retirement Age is established by Federal law, and varies from age 65 for persons born before 1938 to age 67 for persons born in 1960 or later years.

Benefits at Normal Retirement Age. A participant who retires upon reaching normal retirement age can begin receiving pension payments as of the first day of the following calendar month, which is referred to as the participant’s “normal retirement date.”

The Pension Plan has a minimum benefit formula that applies to only a small number of lower-paid participants. The majority of participants who begin receiving benefits on their normal retirement date are entitled to receive a monthly benefit equal to the sum of the amounts shown in (a), (b) and (c) below:

(a)	0.80%	x	Average Monthly Earnings up to Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus

(b)	1.55%	x	Average Monthly Earnings greater than Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus

(c)	1.00%	x	Average Monthly Earnings	x	Credited Service over 35 Years

For purposes of the normal retirement benefit formula, the following terms have the following meanings:

•

“Average Monthly Earnings” is generally the average of monthly compensation received during the participant’s highest five consecutive calendar years of compensation over the last ten years of employment. Compensation is generally the total cash payments received by a participant for services performed, before any reductions for employee contributions to 401(k) or other employee benefit plans. Compensation does not include any expense reimbursements, income attributable to non-cash benefits, or special “one-time” payments. The compensation that can be taken into account each year is limited by Federal law. The 2015 limit is $265,000, but this number may be adjusted in future years for cost-of-living increases.

•

“Average Social Security Wage Base” is the average of the Social Security taxable wage bases in effect under Federal law during the 35-year period ending in the calendar year in which the participant attains Social Security Retirement Age.

•	“Credited Service” is a participant’s actual period of service with the Company as an employee in a category of employment that is covered by the Pension Plan.

Benefits at Early Retirement Age. The Pension Plan permits early retirement by participants who have (i) reached age 55 with at least 15 years of service, or (ii) reached age 60 with at least 10 years of service. Messrs. Lambert, Bove, Herring, Vartanian and McClaine are currently eligible for early retirement. Participants who elect early retirement can choose to begin receiving pension benefits immediately, in which case their monthly benefit amount will be reduced to reflect the early start of payments; or they may choose to delay the start of payments until their normal retirement date, at which time they will receive unreduced benefits determined under the normal retirement benefit formula described above.

If a participant takes early retirement and begins receiving pension payments before his or her normal retirement date, the monthly pension benefit will be determined under the normal retirement formula, but will be reduced by (i) 5/9ths of 1% for each of the first 60 months that benefits begin before the normal retirement date, plus (ii) 5/18ths of 1% for each of the next 60 months that benefits begin before the normal retirement date, plus (iii) .345% for each of the next 12 months that benefits begin before the normal retirement date, plus (iv) .3108% for each of the next 12 months that benefits begin before the normal retirement date. Different reduction factors apply to the minimum benefit formula.

Forms of Payment. In general, Pension Plan benefits are paid as a stream of monthly benefits, referred to as an annuity (the only exception is that benefits with a present value of $5,000 or less are automatically paid in a lump sum following termination of employment). The normal form of payment for a single participant is a “single life annuity” that pays monthly benefits to the participant for his or her life only. The normal form of payment for a married participant is a “qualified joint and survivor annuity” that pays monthly benefits to the participant for life, and, after the participant’s death, pays monthly benefits to the participant’s surviving spouse in an amount equal to 50% of the monthly amount payable during the participant’s lifetime. The Pension Plan also permits a participant to elect from among several optional forms of annuity payment that are of equivalent actuarial value to the normal form of payment.

Even though the Named Officers who participate in the Pension Plan cannot receive a lump sum distribution from the Pension Plan, the pension benefit table is required to show a lump sum value at normal retirement age for each individual’s accumulated Pension Plan benefit. That lump sum figure was calculated by using an annual interest rate of 4.4% and the RP-2014 white mortality table with generational projection using the Buck Modified 2015 projection scale.

Supplemental Pension Plan

Introduction. The MSA Supplemental Pension Plan is a nonqualified retirement plan that provides plan participants with pension benefits that they would have received under the Pension Plan except for certain limitations imposed by Federal law, including the limitation on compensation that can be taken into account. Benefits under the Supplemental Pension Plan become non-forfeitable at the same time as benefits become non-forfeitable under the Pension Plan.

Benefits at Normal Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who begins receiving benefits on his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan on the normal retirement date if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefit payments, and (ii) the amount that is actually payable to the participant under the Pension Plan.

Benefits at Early Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who is eligible for early retirement under the Pension Plan and who begins receiving benefits under the Pension Plan before his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefits, and (ii) the amount that is actually payable to the participant under the Pension Plan. Messrs. Lambert, Bove, Herring, Vartanian and McClaine are currently eligible for early retirement.

Forms of Payment. Benefits payable under the Supplemental Pension Plan are generally payable in the same form that the participant’s benefits are payable under the Pension Plan. However, in the event of a vested participant’s termination within a two-year period after a corporate change in control (as defined in the Supplemental Pension Plan), the participant will receive a lump sum payment that is actuarially equivalent to the participant’s Supplemental Pension Plan benefit.

Even though the Named Officers who participate in the Supplemental Pension Plan are not eligible to receive a lump sum unless a change in control occurs, the pension benefit table is required to show a lump sum value at December 31, 2015 for each individual’s accumulated Supplemental Pension Plan benefit. That lump sum figure is calculated based on the required mortality table and the PPA three tiered interest rates: 1.40% for years 1-5, 3.88% for years 6-20, and 4.96% after 20 years. This plan was closed to new entrants after December 31, 2012.

Supplemental Executive Retirement Plan

The MSA Supplemental Executive Retirement Plan provides a defined benefit at retirement. Only certain officers of the Company are eligible for this program. No benefit is payable unless the officer stays with the Company until he or she reaches retirement eligibility, that is, age 55 plus a combination of age and service equal to at least 70. The benefit is payable in equal installments over 15 years. The benefit amount for Mr. Lambert is $1,000,000, and the benefit amount for all other eligible officers is $600,000. In the event of death of the participant after retirement, remaining payments are paid to the spouse or other beneficiary. No new officers have been added to this plan since its inception on January 1, 2008.

Nonqualified Deferred Compensation

The following table provides information concerning deferrals by the Named Officers of their earned compensation under the Company’s nonqualified deferred compensation plans:

Name	Executive contributions in 2015(1)	Company contributions in 2015(2)	Aggregate earnings in 2015(3)	Aggregate withdrawals/ distributions	Aggregate balance at 12/31/2015(4)
William M. Lambert	$86,685	$49,534	$(4,966)	$—	$1,969,849
Stacy McMahan	$18,083	$10,333	$(165)	$—	$67,916
Kerry M. Bove	$20,359	$11,634	$(447)	$—	$373,515
Kenneth D. Krause	$—	$—	$—	$—	$—
Ronald N. Herring, Jr.	$31,078	$17,759	$(938)	$—	$368,389
Nishan J. Vartanian	$20,847	$11,913	$(5,892)	$(215)	$225,026
Douglas K. McClaine	$18,893	$10,796	$(998)	$—	$315,121
(1)	These amounts are reported in the Summary Compensation Table as salary or non-equity incentive plan compensation, as applicable.
(2)	These amounts are reported in the Summary Compensation Table under “Other Compensation.”
(3)	The above table reflects the Company’s Supplemental Retirement Savings Plan. Earnings on deferred compensation under the Supplemental Retirement Savings Plan are not above market or preferential and are therefore not included in the Summary Compensation Table. Participants elect to have their accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the Company’s Retirement Savings Plan, a qualified 401(k) plan. Accounts are credited with earnings or losses based on the investment results of the funds selected. See Supplemental Retirement Savings Plan discussion immediately below for further information.
(4)	Of the balances shown, the following amounts represent executive and Company contributions which either were reported in the Summary Compensation Table in the year of the contribution or would have been so reported had the individual been a Named Officer for that year: Mr. Lambert, $1,186,044; Ms. McMahan, $67,386; Mr. Bove, $295,611; Mr. Krause, $0; Mr. Herring, $271,142; Mr. Vartanian, $220,063; and Mr. McClaine, $229,088. The remainder represents non-preferential market earnings not reportable in the Summary Compensation Table.

Supplemental Retirement Savings Plan

For the Named Officers, the amounts shown in the Nonqualified Deferred Compensation table relate to the MSA Supplemental Retirement Savings Plan (SSP). The SSP permits the Named Officers and other eligible employees to defer compensation in excess of the limits imposed by the Internal Revenue Code on employee contributions to the Company’s Retirement Savings Plan (RSP), a qualified 401(k) Plan. The Company matches 100% of the first 1% of participant deferrals and 50% of up to the next 6% of eligible compensation, whether contributed to the RSP or deferred under the SSP. Participant contributions are vested at all times. Company matching contributions vest upon completion of two years of service, or earlier upon death, attainment of age 65 or a change in control.

Compensation eligible for deferral under the SSP includes salary, annual incentive bonus and any other cash remuneration for services rendered. There is no limit on the percentage of eligible compensation that a participant may defer. Participants may elect to have their SSP accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the RSP. Accounts are credited with earnings or losses based on the investment results of the funds selected. Participants may change their investment elections, for either new contributions and/or for existing balances, at any time.

Distribution options under the SSP vary depending upon the year in which compensation was deferred. Distribution of amounts deferred prior to 2003 commences upon termination of employment or an earlier change in control and is paid either in a lump sum or in five annual installments, as elected by the participant. For amounts deferred in 2003 or thereafter, the participant could elect an alternate date for the commencement of distributions, which for subsequent distribution elections in 2005 and thereafter must be at least five years later than the original distribution date. Absent such an election, distributions commence upon the first day of the seventh month following termination of employment. Distributions are made either in a lump sum or in up to 15 annual installments, as elected by the participant. The timing of participant elections, both as to deferrals and as to distributions, is restricted in accordance with Internal Revenue Service requirements.

Potential Payments upon Termination or Change-in-Control

The tables below show the payments and benefits to which each Named Officer would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the tables. In addition to severance amounts payable in certain circumstances under the plan and agreements described following the tables, the amounts shown in the tables include compensation and retirement and other benefits previously earned through service by the Named Officer as described above.

William M. Lambert

The following table shows the payments and benefits to which William M. Lambert would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$795,000	$—	$—	$4,323,008
Disability income (2)	$—	$—	$—	$—	$2,266,613	$—
Earned award under non-equity incentive plans (3)	$682,978	$—	$682,978	$682,978	$682,978	$682,978
Equity (4):
Restricted stock	$474,257	$—	$474,257	$474,257	$474,257	$474,257
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$2,040,742	$—	$2,040,742	$2,040,742	$2,040,742	$2,040,742
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$1,008,568	$1,008,568	$1,008,568	$944,742	$1,008,568	$1,008,568
Supplemental Pension Plan	$5,908,473	$5,908,473	$5,908,473	$5,534,563	$5,908,473	$5,457,480
Supplemental Executive Retirement Plan	$736,664	$736,664	$736,664	$736,664	$736,664	$1,000,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,040,273	$1,040,273	$1,040,273	$1,040,273	$1,040,273	$1,040,273
Supplemental Savings Plan	$1,969,849	$1,969,849	$1,969,849	$1,969,849	$1,969,849	$1,969,849
Retiree medical (7)	$103,819	$103,819	$103,819	$—	$—	$103,819
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$66,735	$103,819	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$1,750,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$13,975,623	$10,777,646	$14,776,723	$15,240,803	$16,242,236	$18,117,074
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2015, Mr. Lambert was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Stacy McMahan

The following table shows the payments and benefits that were payable to Stacy McMahan at the time of her resignation on September 25, 2015:

Voluntary termination
Cash severance (1)	$—
Disability income (2)	$—
Earned award under non-equity incentive plans (3)	$—
Equity (4):
Restricted stock	$—
Unexercisable Options	$—
Performance Award	$—
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$—
Supplemental Pension Plan	$—
Supplemental Executive Retirement Plan
Defined contribution plans (6)
401(k) Retirement Savings Plan	$109,914
Supplemental Savings Plan	$67,916
Retiree medical (7)	$—
Other Benefits:
Health & Welfare (8)	$—
Insurance benefits (9)	$—
Outplacement assistance	$—
Total	$177,830
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 24 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy, which is payable by the insurer.

Kerry M. Bove

The following table shows the payments and benefits to which Kerry M. Bove would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$352,000	$—	$—	$1,529,823
Disability income (2)	$—	$—	$—	$—	$1,295,747	$—
Earned award under non-equity incentive plans (3)	$165,706	$—	$165,706	$165,706	$165,706	$165,706
Equity (4):
Restricted stock	$89,418	$—	$89,418	$89,418	$89,418	$89,418
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$381,711	$—	$381,711	$381,711	$381,711	$381,711
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$1,041,636	$1,041,636	$1,041,636	$975,718	$1,041,636	$1,041,636
Supplemental Pension Plan	$1,363,889	$1,363,889	$1,363,889	$1,277,577	$1,363,889	$1,255,058
Supplemental Executive Retirement Plan	$441,998	$441,998	$441,998	$441,998	$441,998	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$970,270	$970,270	$970,270	$970,270	$970,270	$970,270
Supplemental Savings Plan	$373,515	$373,515	$373,515	$373,515	$373,515	$373,515
Retiree medical (7)	$113,554	$113,554	$113,554	$—	$—	$113,554
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$73,878	$129,142	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$1,100,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$4,951,697	$4,314,862	$5,309,797	$5,849,791	$6,263,062	$6,536,791
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2015, Mr. Bove was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Kenneth D. Krause

The following table shows the payments and benefits to which Kenneth D. Krause would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$75,000	$—	$—	$734,457
Disability income (2)	$—	$—	$—	$—	$1,945,461	$—
Earned award under non-equity incentive plans (3)	$73,581	$—	$73,581	$73,581	$73,581	$73,581
Equity (4):
Restricted stock	$172,271	$—	$172,271	$172,271	$172,271	$172,271
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$52,859	$—	$52,859	$52,859	$52,859	$52,859
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$121,116	$121,116	$121,116	$54,561	$121,116	$121,116
Supplemental Pension Plan	$11,903	$11,903	$11,903	$5,362	$11,903	$9,367
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$—	$—
Defined contribution plans (6)
401(k) Retirement Savings Plan	$283,232	$283,232	$283,232	$283,232	$283,232	$283,232
Supplemental Savings Plan	$—	$—	$—	$—	$—	$—
Retiree medical (7)	$—	$—	$—	$—	$—	$—
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$13,149	$370,671	$28,918
Insurance benefits (9)	$—	$—	$—	$1,000,000	$—	$—
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$717,962	$416,251	$796,062	$1,655,015	$3,031,094	$1,481,901
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 24 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer.

Ronald N. Herring, Jr.

The following table shows the payments and benefits to which Ronald N. Herring, Jr. would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$375,000	$—	$—	$1,725,798
Disability income (2)	$—	$—	$—	$—	$1,643,818	$0
Earned award under non-equity incentive plans (3)	$169,735	$—	$169,735	$169,735	$169,735	$169,735
Equity (4):
Restricted stock	$143,495	$—	$143,495	$143,495	$143,495	$143,495
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$356,411	$—	$356,411	$356,411	$356,411	$356,411
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$809,635	$809,635	$809,635	$881,850	$809,635	$809,635
Supplemental Pension Plan	$1,258,776	$1,258,776	$1,258,776	$1,371,053	$1,258,776	$1,142,700
Supplemental Executive Retirement Plan	$441,998	$441,998	$441,998	$441,998	$441,998	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,049,893	$1,049,893	$1,049,893	$1,049,893	$1,049,893	$1,049,893
Supplemental Savings Plan	$368,389	$368,389	$368,389	$368,389	$368,389	$368,389
Retiree medical (7)	$134,713	$134,713	$134,713	$—	$—	$134,713
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$77,905	$106,043	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$1,200,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$4,743,045	$4,073,404	$5,124,145	$6,060,729	$6,358,193	$6,516,869
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. . At December 31, 2015, Mr. Herring was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Nishan J. Vartanian

The following table shows the payments and benefits to which Nishan J. Vartanian would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$375,000	$—	$—	$1,113,803
Disability income (2)	$—	$—	$—	$—	$1,541,764	$—
Earned award under non-equity incentive plans (3)	$196,127	$—	$196,127	$196,127	$196,127	$196,127
Equity (4):
Restricted stock	$154,232	$—	$154,232	$154,232	$154,232	$154,232
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$271,904	$—	$271,904	$271,904	$271,904	$271,904
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$795,334	$795,334	$795,334	$835,110	$795,334	$795,334
Supplemental Pension Plan	$850,859	$850,859	$850,859	$893,412	$850,859	$769,686
Supplemental Executive Retirement Plan
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,085,830	$1,085,830	$1,085,830	$1,085,830	$1,085,830	$1,085,830
Supplemental Savings Plan	$225,026	$225,026	$225,026	$225,026	$225,026	$225,026
Retiree medical (7)	$151,810	$151,810	$151,810	$—	$—	$151,810
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$103,203	$143,670	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$1,000,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$3,741,122	$3,118,859	$4,122,222	$4,764,844	$5,274,746	$4,779,852
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. . At December 31, 2015, Mr. Vartanian was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer.

Douglas K. McClaine

The following table shows the payments and benefits to which Douglas K. McClaine would have been entitled if his employment had terminated on December 31, 2015 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in control termination
Cash severance (1)	$—	$—	$354,000	$—	$—	$1,590,857
Disability income (2)	$—	$—	$—	$—	$1,244,897	$—
Earned award under non-equity incentive plans (3)	$157,785	$—	$157,785	$157,785	$157,785	$157,785
Equity (4):
Restricted stock	$84,723	$—	$84,723	$84,723	$84,723	$84,723
Unexercisable Options	$—	$—	$—	$—	$—	$—
Performance Award	$361,670	$—	$361,670	$361,670	$361,670	$361,670
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$939,050	$939,050	$939,050	$913,849	$939,050	$939,050
Supplemental Pension Plan	$1,184,898	$1,184,898	$1,184,898	$1,153,099	$1,184,898	$1,100,564
Supplemental Executive Retirement Plan	$441,998	$441,998	$441,998	$441,998	$441,998	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$1,356,634	$1,356,634	$1,356,634	$1,356,634	$1,356,634	$1,356,634
Supplemental Savings Plan	$315,121	$315,121	$315,121	$315,121	$315,121	$315,121
Retiree medical (7)	$142,622	$142,622	$142,622	$—	$—	$142,622
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$106,173	$142,622	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$750,000	$10,000	$10,000
Outplacement assistance	$—	$—	$6,100	$—	$—	$6,100
Total	$4,994,501	$4,390,323	$5,354,601	$5,641,052	$6,239,398	$6,665,126
(1)	Represents the cash severance amount payable under the MSA Salaried Severance Pay Plan or the Change in Control Severance Agreements described below.
(2)	Represents the present value of the future payments that should be payable under the terms of the Company’s long-term disability plan, which provides an annual benefit of 60% of salary up to a maximum annual benefit of $360,000.
(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.
(4)	The amount shown is the market value of equity awards held by the Named Officer at December 31, 2015. Under the terms of the 2008 Management Equity Incentive Plan, equity awards vest early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. . At December 31, 2015, Mr. McClaine was eligible to retire under the Company’s pension plan.
(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within two years after a change in control. The values upon death reflect survivor benefits.
(6)	Represents the balances at December 31, 2015 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.
(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer. This plan was closed to new participants effective January 1, 2010.
(8)	The amount shown for death represents the present value of the cost of continued dependent medical care coverage under the Company’s health and welfare plan. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents.
(9)	The amounts payable on death are the death benefits under the Company’s group term life insurance policy and an individual life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the death benefit after retirement under the Company’s group term life insurance policy, which is payable by the insurer.

Salaried Severance Pay Plan

The Company has a severance plan which is available generally to United States salaried exempt employees and which does not discriminate in scope, terms or operation in favor of executive officers. Under this plan, an employee whose employment is involuntarily terminated without cause is entitled to a lump sum separation payment in an amount ranging from four weeks’ base salary for an employee with less than one year of continuous service to 52 weeks’ base salary for employees with 21 or more years of continuous service. The cash severance amount shown under “termination without cause” in the tables above is the amount to which the Named Officer would have been entitled under this plan had his employment been terminated without cause on December 31, 2015. A Named Officer would not receive payments under this plan if the termination qualified for severance benefits under the change in control severance agreements described below.

Change in Control Severance Agreements

The Company has entered into agreements with each of the Named Officers the stated purpose of which is to encourage the officers’ continued attention and dedication to their duties without distraction in the event of an actual or potential change in control of the Company. In the agreements, the officers agree that if a potential change in control, as defined in the agreements, occurs, the officers will remain in the employment of the Company for at least six months or until an actual change in control occurs, unless employment is sooner terminated by the executive for good reason, as defined in the agreement, or due to death, disability or retirement or by the Company. In return, the agreements provide that if within two years after a change in control, as defined in the agreement, the officer’s employment is terminated by the Company without cause, as defined in the agreement, or the officer terminates his employment for good reason, as defined in the agreement, the officer will be entitled to receive:

•	a lump sum payment equal to up to three times the sum of (i) the officer’s annual salary, plus (ii) the average annual bonus paid to the officer for the preceding two years;

•	continuation for up to 36 months of medical, dental, accident and life insurance benefits; and

•

36 months additional service credit under the Company’s Supplemental Executive Retirement Plan and post-retirement health care programs, for Named Officers who became officers prior to January 1, 2009.

The benefit periods described in the first two bullet points above were shortened to 24 months for officers first entering into change in control severance agreements on or after January 1, 2011.

Unlike many companies, the Company does not “gross-up” the benefits payable to officers for excise taxes. Instead, the benefits payable under the agreements are limited to the amount that can be paid without triggering any excise tax or rendering any amounts non-deductible under the Internal Revenue Code. The limitation would not apply if the reduced benefit is less than the unreduced benefit after payment of any excise tax.

The “change in control termination” column in the tables above shows the amounts of the payments and benefits each Named Officer would have received if a qualifying termination of employment following a change in control had occurred as of December 31, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities relating to, among other things, the quality and integrity of the Company’s financial reports and quarterly and annual financial statements. The Committee operates pursuant to a written charter which was approved by the Board and is available in the Corporate Governance section of the Company’s website at www.MSAsafety.com. The Committee is comprised of four directors, each of whom is independent in accordance with the listing standards of the New York Stock Exchange and Securities and Exchange Commission Rule 10A-3. The Board has determined that Director Pearse, the chair of the Committee, is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Committee is responsible for the appointment, compensation, and oversight of the Company’s external auditors, Ernst & Young LLP (“EY”), an independent registered public accounting firm, as well as the selection of the lead audit partner. EY was appointed in 2015 and was the Company’s independent registered public accounting firm for 2015.The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion based on the audit as to whether the Company’s audited financial statements fairly present the Company’s consolidated financial position, results of operation and cash flows in conformity with generally accepted accounting principles. The Committee received regular status update reports from EY on the overall scope and plan of its audit and discussed the key risk factors identified. The Committee performed an evaluation of EY performance and independence. Based on this assessment, and other factors, the Committee determined that its choice of external auditor is in the best interests of the Company and its shareholders.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and the adequacy of its internal controls. The Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2015 and has discussed the financial statements with management and with EY. The Audit Committee has received from EY written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with EY. The Audit Committee has also received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence. In performance of its oversight function, the Audit Committee also monitored Company management’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 by discussing with management and EY (i) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015 (“Management’s Assessment”); and (ii) EY’s opinion of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee as referred to in this report and described in the Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee of the Board of Directors.

Diane M. Pearse, Chair

Robert A. Bruggeworth

Alvaro Garcia-Tunon

Thomas H. Witmer

STOCK OWNERSHIP

Under regulations of the Securities and Exchange Commission, a person is considered the “beneficial owner” of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, “beneficial ownership” of the Company’s stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a “beneficial owner” has an economic interest in the shares indicated as “beneficially owned.”

Beneficial Ownership of Management and Directors

The following table sets forth information regarding the amount and nature of beneficial ownership of the Company’s Common Stock and 4 1/2% Cumulative Preferred Stock as of February 16, 2016 by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

	Common Stock						4 1/2% Cumulative Preferred Stock
	Amount and Nature of Beneficial Ownership				Total Common Stock	Percent of Class (1)	Amount and Nature of Beneficial Ownership	Percent of Class
	Non-Trust Shares (1)		Trust Shares (2)
John T. Ryan III	1,074,480	(3)	2,985,067	(4)	4,059,547	10.86%	187	1.02%
Robert A. Bruggeworth	33,649	(3)	—		33,649	—	—	—
Alvaro Garcia-Tunon	7,718		—		7,718	—	—	—
Thomas B. Hotopp	55,931	(3)	—		55,931	—	—	—
Diane M. Pearse	38,867		—		38,867	—	—	—
Rebecca B. Roberts	4,681		—		4,681	—	—	—
L. Edward Shaw, Jr.	529,018	(3)	—		529,018	1.41%	—	—
Thomas H. Witmer	43,124	(3)	—		43,124	—	—	—
Kerry M. Bove	140,102		—		140,102	—	—	—
Ronald N. Herring, Jr.	120,765	(3)	—		120,765	—	—	—
Kenneth D. Krause	7,615		—		7,615	—	—	—
William M. Lambert	571,791	(3)	—		571,791	1.51%	—	—
Douglas K. McClaine	112,997		—		112,997	—	—	—
Stacy McMahan (5)	—		—		—	—	—	—
Nishan J. Vartanian	52,634	(3)	—		52,634	—	—	—
All executive officers and directors as a group (20 persons) (5)	2,962,813	(3)	2,985,067	(4)	5,947,880	15.53%	187	1.02%
(1)	The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the Management Equity Plans or the Director Equity Plans: Mr. Ryan, 15,125 shares; Mr. Bruggeworth, 18,747 shares; Mr. Hotopp, 20,237 shares; Ms. Pearse, 20,237 shares; Mr. Shaw, 20,237 shares; Mr. Witmer, 20,237 shares; Mr. Bove, 84,032 shares; Mr. Herring, 82,859 shares; Mr. Lambert, 434,727 shares; Mr. McClaine, 82,425 shares; Mr. Vartanian 33,089 shares; and all directors and executive officers as a group, 834,386 shares. The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include 1,464 shares of Common Stock, for all directors and executive officers as a group, which may be acquired within 60 days upon the vesting of restricted stock units granted under the Management Equity Plans. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the Company’s Management Equity Plans and the Company’s Director Equity Plans, as to which such persons have voting power only: Mr. Ryan, 4,849 shares; Mr. Bruggeworth, 4,849 shares; Mr. Garcia-Tunon, 5,718 shares; Mr. Hotopp, 4,849 shares; Ms. Pearse, 4,849 shares; Ms. Roberts, 4,681 shares; Mr. Shaw, 4,849 shares; Mr. Witmer, 4,849 shares; Mr. Bove, 2,057 shares; Mr. Herring, 3,301 shares; Mr. Krause, 1,123; Mr. Lambert, 10,910 shares; Mr. McClaine, 1,949 shares; Mr. Vartanian, 3,548 shares; and all directors and executive officers as a group, 74,884 shares. Only percentages of 1% or greater are shown.
(2)	The shares in this column are those as to which the director or officer holds voting and/or investment power as a fiduciary or otherwise under the terms of a trust instrument or a limited partnership agreement. In certain cases, the director or officer is also among the beneficiaries of the trust or the limited partnership.
(3)

Includes shares of Common Stock as to which voting and investment power is shared with the spouse as follows: Mr. Bruggeworth, 710 shares; Mr. Hotopp, 26,403 shares; Mr. Vartanian, 8,272 shares; and all directors and executive officers as a group, 35,385 shares. Amounts shown do not include

490,204 shares of Common Stock held by Mr. Ryan’s wife, including 151,040 shares held as a trustee or as a general partner under a limited partnership agreement. The amount shown for Mr. Shaw does not include 1,043,886 additional shares of Common Stock (including 960,763 shares held as trustee) and 721 shares of 4 1/2% Cumulative Preferred Stock, held by Mr. Shaw’s wife. The amounts shown for the following persons do not include shares held by their wives: Mr. Witmer, 20,319 shares; Mr. Lambert, 60,600 shares; Mr. Herring, 33 shares; and Mr. Vartanian, 1,190 shares.
(4)	Mr. Ryan acts as a co-trustee with shared voting and investment power with respect to such shares of Common Stock.
(5)	Ms. McMahan left the employ of the Company effective September 25, 2015.

5% Beneficial Owners

As of February 16, 2016, to the Company’s knowledge, four persons or entities beneficially owned more than 5% of the Company’s Common Stock. The beneficial ownership of John T. Ryan III appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,584,792	(1)	6.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,555,800	(2)	6.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,430,037	(3)	6.5%
(1)	According to a Schedule 13G filed January 26, 2016, BlackRock, Inc. and its subsidiaries have sole voting power over 2,517,723 shares, and sole investment power over 2,584,792 shares of Common Stock.
(2)	According to a Schedule 13G filed February 10, 2016, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 557,190 shares, and sole investment power over 2,555,800 shares of Common Stock. Those securities are owned by various individual and institutional investors for which T. Rowe Price Associates (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	According to Schedule 13G filed February 10, 2016, The Vanguard Group, Inc. and its subsidiaries have sole voting power over 55,669 shares, sole investment power over 2,374,068 shares, shared voting power over 2,200 shares and shared investment power over 55,969 shares.

Beneficial Ownership of Ryan Family

The preceding tables disclose in accordance with Securities and Exchange Commission requirements only a portion of the aggregate beneficial ownership of the Company’s Common Stock by the Ryan family. As of February 16, 2016, members of the extended family of John T. Ryan III, including his siblings and their offspring and spouses and trusts for their benefit, beneficially owned (to the knowledge of the Company without a detailed investigation) an aggregate of approximately 9.4 million shares of Common Stock, representing approximately 25.3% of the outstanding shares. This disclosure is not being presented to indicate that the Ryan family votes their shares as a group, but rather is being presented to demonstrate the continuing commitment of the Ryan family to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and officers of the Company and beneficial owners of more than 10% of its Common Stock file reports with the Securities and Exchange Commission with respect to change in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, Messrs. Steven C. Blanco, Kerry M. Bove, Ronald N. Herring, Jr., William M. Lambert, Douglas K. McClaine, Thomas Muschter, Paul R. Uhler, Nishan J. Vartanian and Markus H. Weber each had one late Form 4 filing, with respect to the conversion of performance stock units into restricted shares in February 2015.

PROPOSAL NO. 4

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a result of a request for proposal process undertaken by the Audit Committee, on November 21, 2014, the Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, effective immediately following the Company’s filing of its Annual Report on Form 10-K for the year ending December 31, 2014. Also on November 21, 2014, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm effective upon the issuance by PricewaterhouseCoopers LLP of its reports on the consolidated financial statements as of and for the year ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, to be included in the filing of the related Annual Report on Form 10-K for the year ending December 31, 2014.

Because of the importance to the shareholders of having the Company’s financial statements audited by an independent registered public accounting firm, it is the opinion of the Board that the selection of the independent registered public accounting firm should be submitted to the shareholders. The Board of Directors and its Audit Committee recommend that the shareholders approve the selection of the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Ernst & Young LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

During the years ended December 31, 2015, 2014, and 2013, and the subsequent interim period through February 29, 2016, the Company has not consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PricewaterhouseCoopers LLP’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2014, 2013 and 2012 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2014, 2013 and 2012 did not contain any adverse opinion, nor were they qualified or modified. During the three fiscal years ended December 31, 2014, 2013 and 2012, and the subsequent interim period through February 25, 2015, there were not disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matters of the disagreement in its reports on the consolidated financial statements for such years.

There were no reportable events, as described under Item 304(a)(1)(v) of Regulation S-K, during the years ended December 31, 2014, 2013 and 2012, and the subsequent interim period through February 25, 2015.

The Company provided PricewaterhouseCoopers LLP with a copy of its Current Report on 8-K and its Current Report as Form 8-K/A (the “Reports”) in which the Company discussed the above information prior to the time the Reports were filed with the SEC, and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether PricewaterhouseCoopers LLP agrees with the statements made therein, or, if not, stating the respects in which it does not agree. The Company has received the requested letters from PricewaterhouseCoopers LLP. A copy of PricewaterhouseCoopers LLP’s letter dated November 24, 2014 is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated November 21, 2014, and a copy of PricewaterhouseCoopers LLP’s letter dated February 26, 2015 is filed as Exhibit 16.1 to the Company’s Current Report as Form 8-K/A dated February 26, 2015, and are incorporated herein by reference.

The following table provides a summary of the Company’s fees paid for the services of its auditor, Ernst & Young LLP, and for the services of its previous auditor, PriceWaterhouseCoopers LLP. The fees for 2014 were paid to PriceWaterhouseCoopers LLP. The fees for 2015 were paid to Ernst & Young LLP.

	2015	2014
Audit Fees	$2,270,800	$2,169,000
Audit-Related Fees (1)	62,995	2,000
Tax Fees	—	65,000
All Other Fees	—	—
(1)	Audit-related fees were primarily for employee benefit plan audits and various attest reports.

The charter of the Audit Committee requires that the Audit Committee approve in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. All services provided by the independent registered public accounting firm were pre-approved by the Audit Committee pursuant to the pre-approval policy.

BOARD RECOMMENDATION AND REQUIRED VOTE

PROPOSAL NO. 4: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit Committee recommend a vote FOR the selection of Ernst & Young LLP as the independent registered public accounting firm. Properly submitted proxies which are timely received will be so voted, unless otherwise directed thereon. It is expected that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See Proposal No. 1 above, “Election of Directors,” for information concerning the Audit Committee of the Board.

Approval of this proposal requires the affirmative vote of a majority of the votes cast (which excludes abstentions and failures to vote (e.g., broker non-votes)) by the holders of Common Stock present and voting in person or by proxy, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting. In the event the proposal is not approved, the Board will treat this as a recommendation to consider another independent registered public accounting firm for 2017.

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company is presenting the following proposal, which gives shareholders the opportunity to endorse or not endorse the Company’s compensation program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the shareholder vote and feedback from this proposal, such vote will not be binding on the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Board and the Compensation Committee will take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs. In 2015, the shareholders voted in favor of the Company’s compensation program for named executive officers, with 99.1% of the votes cast by shareholders voting FOR the proposal. The Board and Compensation Committee took this vote into consideration in designing the compensation program for 2016. Please see the Compensation Discussion and Analysis above for further details.

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation.”

BOARD RECOMMENDATION

PROPOSAL NO. 5: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors and the Compensation Committee recommend that you vote FOR Proposal 5, approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement set forth under the caption “Executive Compensation.” Properly submitted proxies which are timely received will be voted FOR approval of the proposal, unless otherwise directed thereon.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

ANNUAL REPORT ON FORM 10-K

Upon written request to the undersigned Secretary of the Company (at the address specified on page one) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2015 Annual Report on Form 10-K to the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

2017 SHAREHOLDER PROPOSALS

The Company’s bylaws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting, or December 1, 2016 for the Company’s Annual Meeting in 2017.

The bylaw described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company’s Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company’s proxy materials pursuant to the Rule must also generally be received by the Company not later than 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting. For the Company’s Annual Meeting in 2017, this deadline would also be December 1, 2016.

The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the address set forth on page one. A copy of the bylaw provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

SHAREHOLDER COMMUNICATIONS

A shareholder or other interested party who wishes to communicate with the Board, a Committee of the Board or any individual director or group of directors may do so directly by sending the communication in writing, addressed to the Board, the Committee, the individual director or group of directors, c/o Corporate Secretary, at the Company’s address appearing on page one.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone. Employees will receive no additional compensation for any such solicitation.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE Secretary

Appendix A

MSA SAFETY INCORPORATED

2016 MANAGEMENT EQUITY INCENTIVE PLAN

Amended and Restated Through March 2, 2016

SECTION 1. PURPOSE.

This MSA Safety Incorporated 2016 Management Equity Incentive Plan (the “Plan”) was established under the name 2008 Management Equity Incentive Plan (“2008 Plan”). The 2008 Plan hereby is amended, restated, and renamed as set forth herein, effective upon and subject to the approval of the Company’s shareholders. The purpose of the Plan is to benefit the Company’s shareholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company’s continued success by rewarding the creation of shareholder value, and to enable the Company to recruit, reward, retain and motivate employees to work as a team to achieve the Company’s goals.

SECTION 2. DEFINITIONS IN LAST SECTION.

For purposes of the Plan, capitalized terms, unless defined where the respective term first appears in this Plan, shall have the meanings given in the last Section hereof.

SECTION 3. ELIGIBILITY.

Employees are eligible to receive Awards under the Plan; provided however Awards may be granted only to Employees who are designated as Participants from time to time by the Committee. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.

SECTION 4. AWARDS.

Awards may include, but are not limited to, those described in this Section 4. The Committee may grant Awards singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine; provided that Non-Qualified Stock Options may not be granted in tandem with Incentive Stock Options. Subject to the other provisions of this Plan, Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee benefit or compensation plan of the Company.

4.1 Stock Options

A Stock Option is a right to purchase a specified number of Shares at a specified price during such specified time as the Committee shall determine.

(a)	Options granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code (“Incentive Stock Options”) or of a type that does not comply with such requirements (“Non-Qualified Stock Options”). The requirements imposed by the Code and the regulations thereunder for qualification as an Incentive Stock Option, whether or not specified in this Plan, shall be deemed incorporated within any Award Agreement pertaining to an Incentive Stock Option.

(b)	The exercise price per Share of any Stock Option shall be no less than the Fair Market Value per Share subject to the option on the date the Stock Option is granted, except that in the case of an Incentive Stock Option granted to an Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Ten Percent Employee”), the exercise price per Share shall not be less than one hundred ten percent (110%) of such Fair Market Value per Share on the date the Incentive Stock Option is granted. For purposes of this Section 4.1(b), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. No dividend equivalents may be granted in connection with any Stock Option or Stock Appreciation Right.

(c)	The term of any Stock Option shall not be greater than ten years from its date of grant, except that in the case of an Incentive Stock Option granted to a Ten Percent Employee, such term shall not be greater than five years.

(d)	A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased, and the Stock Option may be subject to performance conditions and other terms as the Committee may determine from time to time, consistent with the Plan.

(e)	At the discretion of, and in accordance with the rules established by the Committee, the exercise price of the Stock Option may be paid (i) by one or any combination of the following: in cash or the tender of Stock already owned by the Participant for more than six months (or such other period of time as the Committee deems appropriate) having a Fair Market Value on the date of exercise equal to the option price for the shares being purchased or (ii) by providing cash forwarded through a broker or other agent-sponsored exercise or financing program or (iii) through such other means the Committee determines are consistent with the Plan’s purpose and applicable law (including, without limitation, the net withholding of shares of stock through relinquishment of Stock Options). No fractional Shares will be issued or accepted.

(f)	Notwithstanding any other provision contained in the Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 4.1(f), the aggregate Fair Market Value on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all plans of the corporation employing such Employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000, or such other or successor limit imposed by the Code. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Non-Qualified Stock Options.

(g)	Unless otherwise provided in an Award Agreement, if the recipient of a Stock Option ceases to be an Employee of the Company and its Participating Subsidiaries for any reason, any outstanding Stock Options held by the optionee shall be exercisable according to the following provisions and shall otherwise terminate:

(i)	If an optionee ceases to be an Employee for any reason other than resignation without the consent of the Company, termination for cause, Retirement, Disability or death, any then outstanding Stock Option held by such optionee which is exercisable by the optionee immediately prior to termination shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within one year after the date the optionee terminates employment, whichever is the shorter period;

(ii)	If the optionee is terminated for cause, any outstanding Stock Option held by the optionee, whether or not exercisable immediately prior to termination, shall terminate as of the date of resignation or termination;

(iii)	If an optionee resigns without the consent of the Company, any then outstanding Stock Option held by such optionee which is exercisable by the optionee immediately prior to termination shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within thirty days after the date the optionee terminates employment, whichever is the shorter period;

(iv)	If an optionee terminates employment by reason of Retirement, any then outstanding Stock Option held by the optionee at the time of Retirement (whether or not exercisable by the optionee prior to Retirement) shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within five years after the date the optionee terminates employment, whichever is the shorter period;

(v)

If an optionee terminates employment by reason of Disability, any then outstanding Stock Option held by the Optionee at the time of termination of employment (whether or not exercisable by the optionee prior to termination of employment) shall be exercisable by the optionee at any time prior to the expiration date of such Stock Option or within five years after the date the optionee terminates employment, whichever is the shorter period;

(vi)	Following the death of an optionee during employment with the Company or a Participating Subsidiary, any outstanding Stock Option held by the optionee at the time of death (whether or not exercisable by the optionee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the Stock Option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such Stock Option or within five years after the date of death, whichever is the shorter period; and

(vii)	Following the death of an optionee after ceasing to be an Employee and during a period when a Stock Option is exercisable, any outstanding Stock Option held by the optionee at the time of death shall be exercisable by such person entitled to do so under the Will of the optionee or by such legal representative (but only to the extent the Stock Option was exercisable by the optionee immediately prior to the death of the optionee) within five years after the date of death, but not later than the expiration date of such Stock Option.

4.2 Stock Appreciation Rights

A Stock Appreciation Right is a right to receive, upon surrender of the right, an amount payable in cash and/or Shares under such terms and conditions as the Committee shall determine.

(a)	A Stock Appreciation Right may be granted in tandem with part or all of (or in addition to, or completely independent of) a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may only be granted at the time of grant of the related Stock Option.

(b)	The amount payable in cash and/or Shares with respect to each right shall be equal in value to a percentage (including up to a maximum of 100%) of the amount by which the Fair Market Value per Share on the exercise date exceeds the Fair Market Value per Share on the date of grant of the Stock Appreciation Right. The applicable percentage shall be established by the Committee. The exercise price for a Stock Appreciation Right shall be no less than the Fair Market Value per Share subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted. The Award Agreement may state whether the amount payable is to be paid wholly in cash, wholly in Shares or partly in each; if the Award Agreement does not so state the manner of payment, the Committee shall determine such manner of payment at the time of payment. The amount payable in Shares, if any, is determined with reference to the Fair Market Value per Share on the date of exercise. The term of a Stock Appreciation Right shall not be greater than ten years from its date of grant.

(c)	Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon exercise of the tandem Stock Appreciation Right, and to the extent of such exercise, the Participant’s underlying Stock Option shall automatically terminate. Similarly, upon the exercise of the tandem Stock Option, and to the extent of such exercise, the Participant’s related Stock Appreciation Right shall automatically terminate.

(d)	Notwithstanding any other provision of this Plan to the contrary, with respect to a Stock Appreciation Right granted in connection with an Incentive Stock Option: (i) the Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Stock Appreciation Right may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Stock Appreciation Right is exercised; and (iii) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the per Share exercise price of the Incentive Stock Option.

(e)	Unless otherwise provided in an Award Agreement, the post-termination of employment provisions of Section 4.1(g) shall also apply to Stock Appreciation Rights.

4.3 Restricted Stock

(a)

Restricted Stock is Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions and/or the failure to achieve performance conditions. The restriction period applicable to Restricted Stock shall, in the case of a time-based restriction, be not less than three years, with no more frequent than ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine; provided, however, except in the case of death, Disability, retirement, involuntary termination other than for cause, or Change in Control, the Committee will not accelerate the vesting of, or waive the restrictions with respect to, Restricted Stock. Subject to the restrictions stated in this Section 4.3 and in the applicable Award Agreement, the Participant shall have, with respect to Awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividends on such Stock. Unless otherwise determined by the Committee, dividends or other distributions on Restricted Stock which are paid in Shares or other securities or property shall be held subject to the same terms, conditions and restrictions as the Restricted Stock on which they are paid.

(b)	Unless otherwise provided in an Award Agreement, if the recipient of Restricted Stock ceases to be an Employee of the Company and its Participating Subsidiaries for any reason, any outstanding shares of Restricted Stock held by the awardee shall vest or be forfeited according to the following provisions:

(i)	If an awardee ceases to be an Employee by reason of Retirement, any shares of Restricted Stock held by the awardee at the time of Retirement shall immediately vest;

(ii)	If an awardee ceases to be an Employee by reason of Disability, any shares of Restricted Stock held by the awardee at the time of termination of employment shall immediately vest;

(iii)	If an awardee ceases to be an Employee by reason of death, any shares of Restricted Stock held by the awardee at the time of termination of employment shall immediately vest; and

(iv)	If an awardee ceases to be an Employee for any reason other than Retirement, Disability or death, any shares of Restricted Stock held by the awardee at the time of termination of employment shall be immediately forfeited.

4.4 Performance Awards

(a)	Performance Awards may be granted under this Plan from time to time based on such terms and conditions as the Committee deems appropriate; provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards the payment or vesting of which is contingent upon the achievement of specified levels of performance under specified Performance Criteria during a specified Performance Period by the Company, a subsidiary or subsidiaries, any branch, department, business unit or other portion thereof or the Participant individually, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Performance Periods or other measure selected or defined by the Committee at the time the Performance Award is granted. Performance Awards may be in the form of performance units, performance shares, performance-based options pursuant to Section 4.1 and such other forms of Performance Awards as the Committee shall determine. The maximum amount that may be paid under all Performance Awards under the Plan to any one Participant during a calendar year shall in no event exceed $7,000,000, in the case of Performance Awards paid in cash or property (other than Shares) and 200,000 Shares, in the case of Performance Awards paid in Shares. In the case of multi-year Performance Periods, the amount which is earned in any one calendar year is the amount paid for the Performance Period divided by the number of calendar years in the period. In applying this limit, the amount of cash and the number of Shares earned by a Participant shall be measured as of the close of the applicable calendar year which ends the Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

(b)

Following completion of the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification. Performance Awards are not intended to provide for the deferral of compensation, such that, unless a deferred election or arrangement is otherwise offered consistent with Section 409A of the Code, payment of Performance Awards shall be paid within two and one-half months following the end of the calendar year in which vesting occurs or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

(c)	Unless otherwise provided in an Award Agreement, the following provisions shall apply if the recipient of a Performance Award ceases to be an Employee of the Company and its Participating Subsidiaries for any reason prior to payment of the Performance Award:

(i)	If an awardee ceases to be an Employee by reason of Retirement, the Employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any Negative Discretion retained by the Committee;

(ii)	If an awardee ceases to be an Employee by reason of Disability, the Employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any Negative Discretion retained by the Committee;

(iii)	If an awardee ceases to be an Employee by reason of death, the Employee will be entitled to a pro-rata portion of the Performance Award based upon the number of whole and partial months of employment during the Performance Period, contingent upon achievement of the performance goals and subject to any Negative Discretion retained by the Committee; and

(iv)	If an awardee ceases to be an Employee for any reason other than Retirement, Disability or death, any Performance Award shall be immediately forfeited.

4.5 Other Awards

The Committee may from time to time grant Stock, other Stock-based and non-Stock-based Awards under the Plan (singly, in tandem or in combination with other Awards), including without limitation those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units (including, without limitation, Restricted Stock Units), securities convertible into Stock, phantom securities, dividend equivalents and cash. The Committee shall determine the terms and conditions of such other Stock, Stock-based and non-Stock-based Awards, provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Other Awards are not intended to provide for the deferral of compensation, such that, unless a deferred election or arrangement is otherwise offered consistent with Section 409A of the Code, payment of other Awards shall be paid within two and one-half months following the end of the calendar year in which vesting occurs or such other time period if and to the extent as may be required to avoid characterization of such Awards as deferred compensation.

SECTION 5. AWARD AGREEMENTS.

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Shares or other securities, Stock Appreciation Rights, or units subject to the Award, if any, and such other terms and conditions applicable to the Award as are determined by the Committee consistent with the Plan, including without limitation, the ability to vary particular Award Agreement terms as provided in the Plan.

(a)	Award Agreements shall include the following terms:

(i)	Non-assignability: A provision that the relevant Award shall not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution and that during the lifetime of a Participant, the Award shall be exercised only by such Participant or by the Participant’s guardian or legal representative; provided, however, that, in the Committee’s discretion, and except in the case of Incentive Stock Options which may not be transferred, an Award Agreement may expressly provide for specifically limited transferability other than for value.

(ii)

Termination of Employment: A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant’s employment with the Company and its

Participating Subsidiaries, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

(iii)	Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 8 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

(iv)	Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award to a Participant. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in Shares or other securities of the Company, (i) a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, (ii) with the approval of the Committee (or, in the case of deduction, by the unilateral action of the Committee), Shares or other securities may be deducted by the Company from the payment or delivered to the Company by the Participant to satisfy the obligation in full or in part as long as such withholding or delivery of Shares or other securities does not violate any applicable laws, rules or regulations of federal, state or local authorities. The number of Shares or other securities to be deducted or delivered shall be determined by reference to the Fair Market Value of such Shares or securities on the applicable date.

(b)	Award Agreements may include such other terms as are necessary and appropriate to effect an Award to the Participant, including but not limited to (i) the term of the Award, (ii) vesting provisions, (iii) deferrals, (iv) any requirements for continued employment with the Company and its Participating Subsidiaries, (v) any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, (vi) the effect upon the Award of a Change in Control, (vii) the price, amount or value of Awards, (viii) such Participant’s permitted transferees, if any, (ix) all Shares issued or issuable to such Participant in connection with an Award in the event of such Participant’s termination of employment, and (x) any other terms and conditions which the Committee shall deem necessary and desirable.

SECTION 6. SHARES OF STOCK SUBJECT TO THE PLAN.

(a)	Subject to the adjustment provisions of Section 8 hereof, the maximum aggregate number of Shares which may be granted pursuant to the Plan is the sum of (i) the number of Shares available under the Plan immediately prior to shareholder approval of this Plan (as of March 2, 2016, 755,102 Shares were available, subject to the counting, adjustment and substitution provisions of the Plan) and (ii) 600,000 Shares, all of which may be issued as Incentive Stock Options.

(b)	Any Shares which are subject to any unexercised or undistributed portion of any terminated, expired, exchanged or forfeited Award (or Awards settled in cash in lieu of Shares) shall become available for grant pursuant to new Awards. If the exercise price of an Award is paid by delivering to the Company Shares previously owned by the Participant or if Shares are delivered or withheld for purposes of satisfying a tax withholding obligation, the number of Shares covered by the Award equal to the number of Shares so delivered or withheld shall, however, be counted against the number of Shares granted and shall not again be available for Awards under the Plan. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan regardless of the number of Shares issued upon settlement of the Stock Appreciation Right.

(c)	The Committee may make such additional rules for determining the number of Shares granted under the Plan as it deems necessary or appropriate.

(d)	The Stock which may be issued pursuant to an Award under the Plan may be treasury Stock or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of the transaction, in the open market or otherwise to satisfy the requirements of the Plan, or any combination of such Stock.

(e)	Subject to the adjustment provisions of Section 8 hereof, the maximum aggregate number of Shares available for grants of Stock Options or Stock Appreciation Rights to any one Participant under the Plan shall not exceed 200,000 Shares per calendar year. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

SECTION 7. ADMINISTRATION.

(a)	The Plan and all Awards granted pursuant thereto shall be administered by the Committee so that, insofar as is possible and practicable, transactions with respect to Awards under the Plan shall be exempt from Section 16(b) of the Exchange Act. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum (or the unanimous consent in writing of the members of the Committee) shall constitute action by the Committee.

(b)	The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c)	The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of Shares or other securities, Stock Appreciation Rights, or units granted, and the terms of any Award Agreements shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(d)	The Committee may delegate to the officers or employees of the Company and its Participating Subsidiaries the authority to execute and deliver such instruments and documents, to do all such ministerial acts and things, and to take all such other ministerial steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.

(e)	Notwithstanding the foregoing provisions of this Section 7, no power given the Committee herein shall be used after a Change in Control to affect detrimentally the rights of any Participant with respect to any Awards hereunder which are outstanding immediately prior to the Change in Control.

(f)	Notwithstanding any other provision of the Plan, the Committee may determine that an Award shall be forfeited and/or shall be repaid to the Company pursuant to the terms of any Company recoupment or similar policy or if the Participant engages in misconduct or violation of any Company or Participating Subsidiary policy, and any incentive-based compensation otherwise payable or paid to current or former executive officers shall be forfeited and/or repaid to the Company or the Participating Subsidiary, as applicable, as may be required pursuant to applicable regulatory requirements.

SECTION 8. EQUITABLE ADJUSTMENTS.

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Stock Appreciation Rights, Performance Awards or other Awards, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options, Stock Appreciation Rights, Performance Awards or other Awards and the maximum number of shares as to which Options, Stock Appreciation Rights or Performance Awards may be granted and as to which shares may be awarded under Sections 4.4 and 6(e), shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any Restricted Stock held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option, Stock Appreciation Right, Performance Award or Other Award, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, Stock Appreciation Right, Performance Award or Other Award, the number and kind of shares of stock or other securities (and in the case of outstanding Options, Stock Appreciation Rights, Performance Awards or other Awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all Shares subject to each then outstanding Option, Stock Appreciation Right, Performance Award or Other Award, prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding Option, Stock Appreciation Right, Performance Award or Other Award, which it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock held in escrow or for which any Restricted Stock held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a Share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of Restricted Stock held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock exchanged therefor. In the event of any other change in or conversion of the Common Stock, the Committee may in its discretion adjust the outstanding Awards and other amounts provided in the Plan in order to prevent the dilution or enlargement of rights of Participants.

SECTION 9. CHANGE IN CONTROL.

Notwithstanding any other provision of the Plan to the contrary, and unless the applicable Award Agreement shall otherwise provide, in the event the employment of a Participant is terminated by the Company and its Affiliates without “Cause”, as defined in this Section 9, within two years following the occurrence of a Change in Control of the Company, (i) all Stock Options and freestanding Stock Appreciation Rights which are then outstanding hereunder shall become fully vested and exercisable and (ii) all restrictions with respect to Shares of Restricted Stock which are then outstanding hereunder shall lapse, and such Shares shall be fully vested and nonforfeitable. Notwithstanding any other provision of this Plan to the contrary, and unless the applicable Award Agreement shall otherwise provide, if a Change in Control occurs prior to the end of any Performance Period, with respect to all Performance Awards which are then outstanding hereunder, all uncompleted Performance Periods shall terminate, the target level of performance set forth with respect to each Performance Criterion under such Performance Awards shall be deemed to have been attained and a pro rata portion (based on the ratio of (i) the number of full and partial months which have elapsed from the beginning of the Performance Period through the Change in Control to (ii) the number of months originally contained in the Performance Period) of each such Performance Award shall become vested and the remainder of each such Performance Award shall be converted into and remain outstanding as Restricted Stock Units, subject to forfeiture unless the Employee continues to be actively employed by the Company through the end of the original Performance Period, but subject to exception in the case of a termination of employment by the Company without Cause and such other exceptions as may be provided by the Committee. For purposes of this Section 9, following a Change in Control, “Cause” means any termination of employment where it can be shown that the Participant has (i) willfully failed to perform his or her employment duties for the Company or an Affiliate, (ii) willfully engaged in conduct that is materially injurious to the Company or an Affiliate, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this definition, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or Affiliate.

SECTION 10. RIGHTS OF EMPLOYEES.

(a)	Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.

(b)	Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ of the Company or any of its subsidiaries or constitute any contract or limit in any way the right of the Company or any subsidiary to change such person’s compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 11. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS.

Awards shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Awards upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of Shares thereunder, no Awards may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

SECTION 12. AMENDMENT AND TERMINATION.

The Board may at any time amend, suspend or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action by the Board or by the Committee shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby. Further, the Board shall not amend the Plan without the approval of the Company’s shareholders to the extent such approval is required by law, agreement or the rules of any exchange upon which the Stock shall be listed. Except as provided in Section 8 of the Plan, the purchase price of any outstanding Stock Option, Stock Appreciation Right or other purchase right may not be reduced, whether through amendment, cancellation or replacement in exchange with another Stock Option, Stock Appreciation Right, other Award or cash payment, unless such action or reduction is approved by the shareholders of the Company.

SECTION 13. UNFUNDED PLAN.

The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 14. LIMITS OF LIABILITY.

(a)	Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)	Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 15. EFFECTIVE DATE AND DURATION OF THE PLAN.

The effective date of the Plan as amended and restated (the “Effective Date”) shall be May 10, 2016, provided that the adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders at which a quorum representing a majority of the outstanding voting stock of MSA Safety Incorporated, either in person or by proxy, present and voting, within twelve (12) months after the date the Plan was initially adopted by the board of directors of MSA Safety

Incorporated, contingent upon shareholder approval thereof. The Committee shall have authority to grant Awards hereunder from the Effective Date until the tenth (10th) anniversary of the Effective Date, subject to the ability of the Board to terminate the Plan as provided in Section 12 hereof. Absent additional shareholder approval, no Performance Award may be granted under the Plan subsequent to the time required for re-approval under the regulations issued pursuant to Code Section 162(m).

SECTION 16. FOREIGN PLAN REQUIREMENTS.

To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules and/or sub-plans applicable to awards granted to Participants who are foreign nationals, are employed outside the United States, or both, and may grant awards to such Participants in accordance with those rules. In the event that the payment amount is calculated in a foreign currency, the payment amount will be converted to U.S. dollars using the prevailing exchange rate published in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely on) on the relevant date.

SECTION 17. DEFINITIONS.

For purposes of the Plan, the following terms, as used herein, shall have the respective meanings specified:

(a)	Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Award” or “Awards” means an award granted pursuant to Section 4 hereof.

(c)	“Award Agreement” means an agreement described in Section 5 hereof entered into between the Company and a Participant, setting forth the terms, conditions and any limitations applicable to the Award granted to the Participant.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Beneficiary” means a person or persons designated by a Participant (if the terms of the relevant Award Agreement permit such a designation) to receive, in the event of death, any unpaid portion of an Award held by the Participant. Any Participant so permitted by an Award Agreement may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant having a right to designate a beneficiary under an Award Agreement fails effectively to designate a beneficiary, then the Award will be paid in the following order of priority:

(I)	Surviving spouse;

(II)	Surviving children in equal shares; or

(III)	To the estate of the Participant.

(f)	“Board” means the Board of Directors of the Company, as it may be comprised from time to time.

(g)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs of this Section 17(g) shall have occurred:

(I)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(IV)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. References to specified provisions of the Code shall also include any successor provisions.

(i)	“Committee” means a committee of the Board appointed to administer the Plan (which committee may also be the Compensation Committee of the Board). The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (1) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (2) a “non-employee director” as then defined under Rule 16b-3 or any successor rule and (3) an independent director under the rules of any stock exchange on which the Shares may be listed and under any other applicable regulatory requirements.

(j)	“Company” means MSA Safety Incorporated, a Pennsylvania corporation, or any successor corporation (except that Company shall not mean any successor corporation thereto in determining under Section 17(g) hereof whether or not any Change in Control of the Company has occurred).

(k)	“Disability” shall mean the inability, in the opinion of the Committee, of a Participant, because of an injury or sickness, to work at a reasonable occupation which is available with the Company or its Participating Subsidiaries, or at any gainful occupation to which the Participant is or may become fitted, except that in the case of Incentive Stock Options, Disability shall mean permanent and total disability as defined in Section 422(e)(3) of the Code and, in the case of any deferred compensation, Disability shall be as defined in Section 409A of the Code.

(l)	“Employee” means any individual who is an employee of the Company or any Participating Subsidiary.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(n)	“Fair Market Value” of a Share, unless otherwise provided in the applicable Award Agreement, means:

(I)	If the Stock is admitted to trading on one or more national securities exchanges, such as the New York Stock Exchange or the NASDAQ Stock Exchange,

(A)	the closing price per Share as reported on the reporting system selected by the Committee on the relevant date; or

(B)	in the absence of reported sales on that date, the closing price per Share on the next day for which there is a reported sale; or

(II)	If the Stock is not admitted to trading on any national securities exchange, but is admitted to quotation on NASDAQ as an “over the counter” traded security, the average of the highest bid and lowest asked prices per Share on the relevant date; or

(III)	If the preceding clauses (I) and (II) do not apply, the Fair Market Value determined by the Committee, using such criteria as it shall determine, in good faith and in its sole discretion, to be appropriate for such valuation.

(o)	“Negative Discretion” means any discretion to reduce or eliminate the compensation or other economic benefit otherwise due upon attainment of a performance goal.

(p)	“Participant” means an Employee who has been designated by the Committee to receive an Award Pursuant to this Plan.

(q)	“Participating Subsidiary” means a subsidiary of the Company, of which the Company beneficially owns (whether at the date of adoption of this Plan or at a later date), directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock.

(r)	“Performance Award” means an Award which is granted pursuant to Section 4.4 hereof and is contingent upon the performance of all or a portion of the Company and/or its subsidiaries and/or which is contingent upon the individual performance of the Participant to whom it is granted.

(s)	“Performance Criteria” means one or more preestablished, objective measures of performance during a Performance Period by the Company, a subsidiary or subsidiaries, any department or other portion thereof or the Participant individually, selected by the Committee in its discretion to determine whether a Performance Award has been earned in whole or in part. Performance Criteria may be based on one or more of the following:

•

Income statement components, and ratios between them or other measures, including income (which includes operating and net income and on a pre-tax or after-tax basis), consolidated net income, net income growth, margins (including gross profit, operating margin, pre-tax and net income margins), earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes and depreciation (“EBITD”), earnings before interest, taxes and amortization (“EBITA”), economic value added, income from continuing operations, income before extraordinary items, income from continuing operations before extraordinary items, earnings per share and earnings per share growth;

•

Balance sheet statement components, and ratios between them or other measures, including any asset category, debt, equity, return on equity, return on assets, return on invested capital, return on capital employed, cash conversion cycle, fixed asset turnover ratio, debt ratio, debt-equity ratio, capitalization ratio and intangible assets;

•

Cash flow statement components, and ratios between them or other measures, including cash management measures, cash flow measures (which include net cash flow from operating activities, working capital, working capital as a percentage of sales, improvement in or attainment of working capital levels, receivables management and related customer terms), and free cash flow;

•

Operating measures, and ratios between them or other measures, including products shipped, capacity, availability, productivity, funds from operations, product quality, market share, margin and sales volumes, number of accounts, workers’ compensation claims, budget performance, costs, cost per hire, turnover rate, training costs, and expenses, charge-offs and non-performing assets;

•	Market measures, and ratios between them or other measures, including stock price, growth measure, stock price performance, market capitalization measures and total shareholder return;

•	Company quality, value and sustainability measures, and ratios between them or other measures, including compliance, safety, environmental and employee matters;

•

Project completion measures, and ratios between them or other measures, including satisfaction of interim milestones regarding budgets and deadlines, and satisfaction of project deadlines and budget amounts;

•	Measures relating to acquisitions, divestitures, dispositions or customer satisfaction, and ratios between them or other measures;

•

Additional ratios between the above categories, including margins, liquidity measures, which include debt to earnings (including EBITDA, EBIT, EBITD and EBITA), interest expense and/or other fixed charges, earnings (including EBITDA, EBIT, EBITD and EBITA) to interest expense and/or other fixed charges, and earnings before or after the effect of items such as interest, taxes, depreciation and amortization.

Performance Criteria based on such performance measures may be based either on the level of performance of the Company, subsidiary or portion thereof under such measure for the Performance Period or a combination of absolute or relative values of change, and on a gross or net basis and/or upon a comparison of such performance with the performance under such measure during a prior period or with the performance of a peer group of corporations selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Criteria.

(t)	“Performance Period” means an accounting period of the Company or a subsidiary of not less than one year, as determined by the Committee in its discretion.

(u)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company or (v) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which, as of the Effective Date, is directly or indirectly, the Beneficial Owner of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s then outstanding securities or any Affiliate of any such individual or entity, including, for purposes of this Section 17(t), any of the following: (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

(v)	“Restricted Stock” means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 4.3 and “Restricted Stock Units” shall mean units representing such Shares.

(w)	“Retirement” means a Participant’s termination of employment occurring (a) on or after attainment of age 55 and the Participant is credited with at least fifteen years of employment with the Company and its affiliates; (b) on or after attainment of age 60 and the Participant is credited with at least ten years of employment with the Company and its affiliates; or (c) on or after attainment of age 65 and the Participant is credited with at least five years of employment with the Company and its affiliates.

(x)	“Share” means a share of Stock.

(y)	“Stock” means the Common Stock, without par value, of the Company, or, in the event that the outstanding Common Stock is hereafter changed into, or exchanged for, different stock or securities, such other stock or securities.

(z)	“Stock Appreciation Right” means a right, the value of which is determined relative to the appreciation in value of Shares, which may be issued under Section 4.2.

(aa)	“Stock Option” means a right to purchase Shares granted pursuant to Section 4.1 and includes Incentive Stock Options and Non-Qualified Stock Options as defined in Section 4.1.

Appendix B

MSA SAFETY INCORPORATED

CEO ANNUAL INCENTIVE AWARD PLAN

Amended and Restated March 2, 2016

1.	Purposes.

The purposes of the MSA Safety Incorporated CEO Annual Incentive Award Plan are to provide a strong financial incentive each year for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total cash compensation dependent upon the level of corporate performance attained for the year, and to do so in a manner which preserves deductibility of CEO compensation expense under Section 162(m) of the Code.

2.	Definitions in Last Section.

Unless defined where the term first appears in the Plan, capitalized terms shall have the meanings given in Section 6.

3.	CEO Annual Incentive Award.

(a) Establishment of Annual Incentive Award. On or before the 90th day of each Plan Year, and in no event after 25% of the period of service has elapsed, the Committee shall establish the Annual Incentive Award and determine and cause to be set forth in writing the Performance Criteria to be used in determining whether all or any part of the CEO’s Annual Incentive Award for such Plan Year has been earned and the method of determining the dollar amount earned, including the applicable Performance Target and any Performance Threshold or Performance Maximum. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine (1) whether or not the Performance Target and any Performance Threshold or Performance Maximum has been achieved and (2) the dollar amount which has been earned based on such performance.

(b) Determination and Certification of Incentive Award Amount. Within two and one-half months following the end of the Plan Year, the Committee shall determine in accordance with the terms of the Plan and shall certify in writing whether the applicable Performance Target, any applicable Performance Threshold or Performance Maximum, and any other material terms of an Annual Incentive Award were achieved or satisfied and the amount, if any, of the Annual Incentive Award payable to the CEO. For this purpose, approved minutes of the meeting of the Committee at which the certification is made shall be sufficient to satisfy the requirement of a written certification. The Committee shall have the discretion to decrease, but may not increase, the amount of the Annual Incentive Award calculated pursuant to the terms established by the Committee pursuant to Section 3(a). The amount of any Annual Incentive Award, as so certified by the Committee, shall be communicated in writing to the Participant and shall be payable to the Participant as provided in Section 3(f).

(c) Definition of Accounting Terms. In establishing Performance Criteria and Performance Targets for any Plan Year, the Committee may define accounting terms so as to specify in an objectively determinable manner the effect of changes in accounting principles, extraordinary items, discontinued operations, mergers or other business combinations, acquisitions or dispositions of assets and the like. Unless otherwise so determined by the Committee and reflected in the terms of the Annual Incentive Award established pursuant to Section 3(a), accounting terms used by the Committee in establishing Performance Criteria and Performance Targets shall be defined, and the results based thereon shall be measured, in accordance with generally accepted accounting principles as applied by the Company in preparing its consolidated financial statements and related financial disclosures for the Plan Year, as included in its reports filed with the Securities and Exchange Commission.

(d) Maximum Annual Incentive Award. In any fiscal year of the Company, the maximum amount of the Annual Incentive Awards payable to any individual Participant shall be limited to $2,500,000.

(e) Employment Requirement for Annual Incentive Award Payment and Exceptions Thereto.

(i) Payment of an Annual Incentive Award to a Participant for a Plan Year shall be made only if, and to the extent that, the foregoing requirements of this Section 3 have been met with respect to the Plan Year.

(ii) Unless otherwise determined by the Committee and reflected in the terms of the Annual Incentive Award, and except as provided in Sections 3(e)(iii) or 3(g) hereof, payment of an Annual Incentive Award to a Participant for a Plan Year shall be made only if the Participant is employed or serving as the CEO of the Company for the entire Plan Year (from the first day of the Plan Year through the last day of the Plan Year).

(iii) If, under circumstances described in this Section 3(e)(iii), a Participant has been employed as CEO of the Company for only part of a Plan Year, a pro-rata Annual Incentive Award shall be paid to the Participant. The pro-rata Annual Incentive Award shall be calculated by multiplying the Annual Incentive Award which would be payable if such employment had been for the entire Plan Year by a fraction, the numerator of which shall be the Participant’s days of such employment during the Plan Year (except as provided in Section 3(e)(iii)(D) hereof) and the denominator of which shall be 365. The circumstances under which such a pro-rata Annual Incentive Award shall become payable with respect to a Plan Year are the following:

(A) the Participant’s employment has terminated during the Plan Year under circumstances which qualify the Participant for retirement (including early retirement) under the MSA Pension Plan (or any successor plan thereto);

(B) the Participant has died during the Plan Year;

(C) the Participant became CEO of the Company during the Plan Year and remained so employed on the last day of the Plan Year; or

(D) the Participant was disabled (within the meaning of the Company’s long-term disability plan) during part of the Plan Year, in that event the numerator of the fraction used to calculate the pro-rata Annual Incentive Award shall be either the days of the Plan Year during which the Participant was actively at work or such other number (which shall not be more than 365) as is determined by the Committee in its sole discretion.

(f) Time of Payment; Termination for Cause. Except as provided in Section 3(g) hereof, and subject to any deferral election made by the Participant under any deferral plan of the Company or any of its Affiliates then in effect, any Annual Incentive Award to which a CEO becomes entitled under this Section 3 with respect to a Plan Year shall be paid in a lump sum cash payment following determination and certification of such payment by the Committee, within 2  1/2 months following the end of the Plan Year; provided, however, in the event an amount is conditioned upon a separation from service and not compensation the CEO could receive without separating from service, then payment shall be made to a Participant who is a “specified employee” under Section 409A of the Code on the first day following the six-month anniversary of the Participant’s separation from service. Notwithstanding any of the foregoing provisions of the Plan, if the employment of a Participant has been terminated for cause (as determined in the sole discretion of the Committee prior to the occurrence of any Change in Control) at any time before the Company has paid the Participant’s Annual Incentive Award with respect to a Plan Year, no Annual Incentive Award shall be paid to the Participant with respect to such Plan Year. For purposes of the Plan, after a Change in Control has occurred, the Committee shall have no power to determine that a termination of a Participant’s employment has been made for cause.

(g) Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a Change in Control of the Company shall occur following a Plan Year as to which the actual Annual Incentive Award to be paid has been determined (but such Annual Incentive Award has not yet been paid), such Annual Incentive Award shall be paid immediately in cash, and in all events no later than the time specified in Section 3(f), (ii) if a Change in Control shall occur following a Plan Year as to which the actual Annual Incentive Award to be paid has not yet been determined, such Annual Incentive Award shall be immediately determined and paid in cash, and in all events no later than the time specified in Section 3(f), and (iii) if a Change in Control shall occur during a Plan Year as to which an Annual Incentive Award Performance Target has been established (but the actual Annual Incentive Award to be paid has not yet been determined), such Plan Year shall be deemed to have been completed, the Performance Target with respect to each Performance Criteria shall be deemed to have been attained, and a pro rata portion of the Annual Incentive Award so determined for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid at the time specified in Section 3(f) in cash to the Participant.

4.	Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Company’s Affiliates, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Annual Incentive Award hereunder.

5.	General Provisions.

(a) No Right to Continued Employment. Nothing in the Plan or in any Annual Incentive Award hereunder shall confer upon any Participant the right to continue in the employ of the Company or any of its Affiliates either as CEO or in any other capacity or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(b) Cancellation and Recoupment of Awards. Annual Incentive Awards and any payments therefor are subject to the Company’s Recoupment Policy, as it may be amended from time to time. Annual Incentive Awards may be cancelled without payment and/or a demand for repayment of any gains realized from Annual Incentive Awards may be made upon a Participant pursuant to the Company’s Recoupment Policy on the basis of any circumstances described therein.

(c) Withholding Taxes. The Company shall deduct from all payments under the Plan any taxes required to be withheld by federal, state or local governments.

(d) Amendment and Termination of the Plan. The Board or its Compensation Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Additionally, the Committee may make such amendments as it deems necessary to comply with Section 162(m) of the Code or other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is necessary for Annual Incentive Awards under the Plan to continue to qualify as “performance based compensation” under Section 162(m) of the Code.

(e) Participant Rights. No Participant in the Plan for a particular Plan Year shall have any claim to be granted any target Annual Incentive Award under the Plan for any subsequent Plan Year, and there is no obligation for uniformity of treatment of Participants.

(f) Unfunded Status of Annual Incentive Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant with respect to an Annual Incentive Award, nothing contained in the Plan or any related document shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(h) Effective Date and Shareholder Approval. The effective date of the Plan shall be January 1, 2017, provided that the adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and entitled to vote. Although an Annual Incentive Award may have been established by the Committee prior to such shareholder approval of the Plan, any such Annual Incentive Award shall be subject to such shareholder approval being obtained, and no payments in respect of such Award shall be made prior to or in the absence of such shareholder approval. Subject to such approval by the shareholders, the Plan shall continue in effect until the Plan Year ending December 31, 2020, unless earlier terminated by the Board or its Compensation Committee.

6.	Definitions.

The following terms, as used herein, shall have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Annual Incentive Award” shall mean any Annual Incentive Award to which a Participant becomes entitled pursuant to the Plan; the establishment of an Annual Incentive Award with respect to a Participant pursuant to Section 3(a) hereof does not, by itself, entitle the Participant to payment of any Annual Incentive Award hereunder; an Annual Incentive Award must be earned and become payable pursuant to other provisions hereof.

(c) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the effective date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f) “Chief Executive Officer” or “CEO” shall mean the Chief Executive Officer of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

(h) “Committee” shall mean a committee or subcommittee designated by the Board or its Compensation Committee to administer the Plan, and consisting of not less than two members of the Board, each of whom, at the time of appointment to the Committee and at all times during service as a member of the Committee, shall be (i) an “outside director,” as then defined under Section 162(m) of the Code and (ii) an “independent director” within the meaning of the listing requirements of the New York Stock Exchange or of any other exchange on which the common stock of the Company may then be listed.

(i) “Company” shall mean MSA Safety Incorporated, a corporation organized under the laws of the Commonwealth of Pennsylvania, or (except as used in the definitions of Change in Control and Person in this Section 6) any successor corporation and, when used with reference to employment of a Participant, shall include any Affiliate of the Company.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) “Participant” shall mean an individual serving as CEO of the Company for whom an Annual Incentive Award is established by the Committee with respect to the relevant Plan Year.

(l) “Performance Criteria” shall mean one or more pre-established, objective measures of performance by the Company during a Plan Year selected by the Committee in its discretion to determine whether an Annual Incentive Award has been earned in whole or in part. Performance Criteria may be based on one or more of the following:

•

Income statement components, and ratios between them or other measures, including income (which includes operating and net income and on a pre-tax or after-tax basis), consolidated net income, net income growth, margins (including gross profit, operating margin, pre-tax and net income margins), earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes and depreciation (“EBITD”), earnings before interest, taxes and amortization (“EBITA”), economic value added, income from continuing operations, income before extraordinary items, income from continuing operations before extraordinary items, earnings per share and earnings per share growth;

•

Balance sheet statement components, and ratios between them or other measures, including any asset category, debt, equity, return on equity, return on assets, return on invested capital, return on capital employed, cash conversion cycle, fixed asset turnover ratio, debt ratio, debt-equity ratio, capitalization ratio and intangible assets;

•

Cash flow statement components, and ratios between them or other measures, including cash management measures, cash flow measures (which include net cash flow from operating activities, working capital, working capital as a percentage of sales, improvement in or attainment of working capital levels, receivables management and related customer terms), and free cash flow;

•

Operating measures, and ratios between them or other measures, including products shipped, capacity, availability, productivity, funds from operations, product quality, market share, margin and sales volumes, number of accounts, workers’ compensation claims, budget performance, costs, cost per hire, turnover rate, training costs, and expenses, charge-offs and non-performing assets;

•	Market measures, and ratios between them or other measures, including stock price, growth measure, stock price performance, market capitalization measures and total shareholder return;

•	Company quality, value and sustainability measures, and ratios between them or other measures, including compliance, safety, environmental and employee matters;

•

Project completion measures, and ratios between them or other measures, including satisfaction of interim milestones regarding budgets and deadlines, and satisfaction of project deadlines and budget amounts;

•	Measures relating to acquisitions, divestitures, dispositions or customer satisfaction, and ratios between them or other measures;

•

Additional ratios between the above categories, including margins, liquidity measures, which include debt to earnings (including EBITDA, EBIT, EBITD and EBITA), interest expense and/or other fixed charges, earnings (including EBITDA, EBIT, EBITD and EBITA) to interest expense and/or other fixed charges, and earnings before or after the effect of items such as interest, taxes, depreciation and amortization.

Performance Criteria based on such performance measures may be based on the absolute performance of the Company under such measure for the Plan Year or specified period, or a combination of absolute or relative values or rates of change, and on a gross or net basis and/or upon a comparison of such performance with the performance of the Company in a prior period, the board-approved plans for the year, the performance of a peer group of companies or other measure selected or defined by the Committee at the time of establishing an Annual Incentive Award under Section 3(a).

(m) “Performance Target” shall mean the level or levels of achievement of one or more Performance Criteria which must be attained during a Plan Year for an Annual Incentive Award to be fully earned, as established by the Committee at the time of establishing an Annual Incentive Award under Section 3(a).

(n) “Performance Threshold” shall mean the minimum level or levels of achievement of the Performance Criteria applicable to a Plan Year which must be attained for any portion of an Annual Incentive Award to be earned. If the Performance Threshold is other than the Performance Target, the Committee shall establish and terms of the Annual Incentive Award shall set forth, in addition to the Performance Target, the Performance Threshold, the amount of the Annual Incentive Award payable if the Performance Threshold is achieved, and the manner of determining the amount payable if the actual level of performance is between the Performance Threshold and the Performance Target.

(o) “Performance Maximum” shall mean a maximum dollar amount payable with respect to an Annual Incentive Award and the level or levels of achievement of the Performance Criteria applicable to a Plan Year which must be attained or exceeded for such maximum amount to be earned. If the Performance Maximum is higher than the amount payable on achievement of the Performance Target, the Committee shall establish and the terms of the Annual Incentive Award shall set forth the maximum dollar amount payable with respect to the Annual Incentive Award, the level or levels of achievement of the Performance Criteria applicable to the Plan Year which must be attained for such maximum amount to be payable, and the manner of determining the amount payable if the actual level of performance is between the Performance Target and the Performance Maximum.

(p) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity (including the trustees (in such capacity) of any such entity which is a trust) which as of February 18, 2005 is, directly or indirectly, the Beneficial Owner of securities of the Company representing 5% or more of the combined voting power of Company’s then outstanding securities or any Affiliate of any such individual or entity, including, for purposes of this Plan, any of the following; (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

(q) “Plan” shall mean this MSA Safety Incorporated CEO Annual Incentive Award Plan, as amended from time to time.

(r) “Plan Year” shall mean the Company’s fiscal year, except that if a Participant becomes CEO during a fiscal year, the Committee may establish a Plan Year for such Participant consisting of all or part of the remainder of such fiscal year. In case of a Plan Year which is less than a full calendar year, the Committee shall establish the terms of the Award, as provided in Section 3(a), before 25% of the Plan Year has elapsed.

MSA SAFETY INCORPORATED 1000 CRANBERRY WOODS DRIVE CRANBERRY TOWNSHIP, PA 16066
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99642-P73266	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSA SAFETY INCORPORATED			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:
1.	Election of Directors for a term expiring in 2019.		☐	☐	☐

Nominees:

01) Robert A. Bruggeworth
02) Alvaro Garcia-Tunon
03) Rebecca B. Roberts

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:								For	Against	Abstain

2.	Approval of Adoption of the Company’s Amended and Restated 2016 Management Equity Incentive Plan.							☐	☐	☐

3.	Approval of Adoption of the Company’s Amended and Restated CEO Annual Incentive Award Plan.							☐	☐	☐

4.	Selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.							☐	☐	☐

5.	To provide an advisory vote to approve the executive compensation of the Company’s named executive officers.							☐	☐	☐

For address change/comments, mark here.					☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report to Shareholders, Notice of Annual Meeting and Proxy Statement

are available at www.proxyvote.com.

M99643-P73266

MSA SAFETY INCORPORATED Annual Meeting of Shareholders Tuesday, May 10, 2016 at 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints WILLIAM M. LAMBERT and DOUGLAS K. McCLAINE, or either of them, as proxies, with power of substitution, to vote all shares of MSA SAFETY INCORPORATED which the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders and any adjournment thereof.

This proxy will be voted as directed, or, if no direction is given, FOR items 1, 2, 3, 4 and 5 on the reverse side. A vote FOR item 1 includes discretionary authority to vote for a substitute if a nominee listed becomes unable or unwilling to serve.

The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side